INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE OFFERED SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE COMMISSION. THE OFFERED SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT HAS BEEN DELIVERED. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE OFFERED SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                Filed pursuant to Rule 424(b)(5)
                                               Registration No. 333-19101
                SUBJECT TO COMPLETION--DATED SEPTEMBER 19, 1997
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JANUARY 7, 1997)
--------------------------------------------------------------------------------
                                  10,000,000 Shares

    [LOGO]
                              CALI REALTY CORPORATION
                                    Common Stock
--------------------------------------------------------------------------------
Cali Realty Corporation ("Cali" or the "Company") is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") that owns and operates a portfolio comprised predominantly of Class A office and office/flex buildings located in New Jersey, New York, Pennsylvania and Connecticut, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of September 15, 1997, the Company and its subsidiaries owned 132 properties, totaling approximately 12.2 million square feet (collectively, the "Properties"). The Company has entered into a contribution and exchange agreement with The Mack Company and Patriot American Office Group (collectively "Mack") pursuant to which the Company will acquire 55 office properties totaling approximately 9.4 million square feet primarily in the Northeast and Southwest (the "Transaction"). Upon consummation of the Transaction, the Company will become one of the largest equity REITs in the country, with 187 properties totaling approximately 21.6 million square feet in 10 states, serving approximately 2,100 tenants. The consummation of the Transaction is subject to certain conditions, including approval by the Company's stockholders. While consummation of the Transaction cannot be assured, the Company expects the Transaction to be completed in or about December 1997. See "Recent Developments--Pending Transaction."
The 10,000,000 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), offered hereby (the "Offering") are being sold by the Company. The Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "CLI." The last reported sales price of the Common Stock on the NYSE on September 17, 1997 was $38.6875 per share. See "Price Range of Common Stock and Distributions."
This Offering is not conditioned on the consummation of the Transaction or any other transaction.
The shares of Common Stock are subject to certain restrictions on ownership designed to preserve the Company's status as a REIT for federal income tax purposes. See "Description of Common Stock" and "Restrictions on Ownership of Offered Securities" in the accompanying Prospectus.
 SEE "RISK FACTORS" ON PAGES S-10 TO S-14 FOR A DISCUSSION OF CERTAIN MATERIAL
   FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                          COMMON STOCK OFFERED HEREBY.
--------------------------------------------------------------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
  SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                                        Underwriting
                                                                      Price to         Discounts and        Proceeds to
                                                                       Public          Commissions(1)        Company(2)
Per Share......................................................          $                   $                   $
Total(3).......................................................          $                   $                   $

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(2) Before deducting expenses payable by the Company estimated to be $1,500,000.
(3) The Company has granted the several Underwriters a 30-day over-allotment option to purchase up to 1,500,000 additional shares of Common Stock on the same terms and conditions as set forth above. If all such shares are purchased by the Underwriters, the total Price to Public will be
    $          , the total Underwriting Discounts and Commissions will be
    $          and the total Proceeds to Company will be $          . See
    "Underwriting."
--------------------------------------------------------------------------------
The shares of Common Stock are offered by the several Underwriters, subject to delivery by the Company and acceptance by the Underwriters, to prior sale and to withdrawal, cancellation or modification of the offer without notice. Delivery of the shares to the Underwriters is expected to be made at the office of Prudential Securities Incorporated, One New York Plaza, New York, New York, on
or about October   , 1997.
PRUDENTIAL SECURITIES INCORPORATED
       BEAR, STEARNS & CO. INC.
                DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION
                         MORGAN STANLEY DEAN WITTER
                                 PAINEWEBBER INCORPORATED
                                         SMITH BARNEY INC.
                                                UBS SECURITIES
                                                       WHEAT FIRST BUTCHER
                                                       SINGER

October   , 1997

                              [INSIDE COVER PAGE]

                         [MAP/PICTURES TO BE INSERTED]

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE ITS MARKET PRICE, PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION AND FINANCIAL INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR INCORPORATED HEREIN OR THEREIN BY REFERENCE. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT ASSUMES THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION WILL NOT BE EXERCISED. ALL REFERENCES TO THE COMPANY IN THIS PROSPECTUS SUPPLEMENT INCLUDE THE COMPANY, ITS SUBSIDIARIES AND THE OTHER ENTITIES OWNED OR CONTROLLED BY THE COMPANY, UNLESS THE CONTEXT INDICATES OTHERWISE. AS USED HEREIN, "UNITS" REFERS TO LIMITED PARTNERSHIP INTERESTS IN CALI REALTY, L.P., A DELAWARE LIMITED PARTNERSHIP ("CRLP" OR THE "OPERATING PARTNERSHIP") THROUGH WHICH THE COMPANY CONDUCTS ITS REAL ESTATE ACTIVITIES, CONSISTING OF COMMON LIMITED PARTNERSHIP INTERESTS ("COMMON UNITS") AND CUMULATIVE PREFERRED LIMITED PARTNERSHIP INTERESTS ("PREFERRED UNITS"). ALL REFERENCES TO "MACK-CALI" IN THIS PROSPECTUS SUPPLEMENT INCLUDE THE COMPANY, ITS SUBSIDIARIES AND THE OTHER ENTITIES OWNED OR CONTROLLED BY THE COMPANY FOLLOWING CONSUMMATION OF THE TRANSACTION.

    THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING DOCUMENTS INCORPORATED BY REFERENCE, CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). SEE "RISK FACTORS."

                                  THE COMPANY

    The Company is a fully integrated REIT that owns and operates a portfolio comprised predominantly of Class A office and office/flex buildings located in New Jersey, New York, Pennsylvania and Connecticut, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of September 15, 1997, the Company owned and operated 132 Properties, aggregating approximately 12.2 million square feet, consisting of 120 office and office/flex buildings totaling approximately 11.8 million square feet, six industrial/warehouse buildings totaling approximately 400,000 square feet, two multi-family residential complexes consisting of 453 units, two stand-alone retail properties and two land leases. The 120 office and office/flex properties are comprised of 61 office buildings containing an aggregate of 8.8 million square feet (the "Office Properties") and 59 office/flex buildings containing an aggregate of approximately 3.0 million square feet (the "Office/Flex Properties"). The Company believes that its Properties have excellent locations and access and are well-maintained and professionally managed. As a result, the Company believes that its Properties attract high quality tenants and achieve among the highest rent, occupancy and tenant retention rates within their markets. As of June 30, 1997, the Office Properties and Office/Flex Properties were approximately 96.5 percent leased to over 1,100 tenants. The Company provides substantially all construction, leasing, management and tenant improvement services on an "in-house" basis and is self-administered and self-managed.

    The Company has entered into a contribution and exchange agreement (the "Contribution Agreement") with Mack pursuant to which the Company will acquire Mack's 55 office properties (the "Mack Properties") totaling approximately 9.4 million square feet, which are located in nine states primarily in the Northeast and Southwest. Upon consummation of the Transaction, the Company will become one of the largest equity REITs in the country, with 187 properties totaling approximately 21.6 million square feet in 10 states. The Company believes that the Transaction will solidify its position as the dominant super-regional REIT in the Northeast and will provide the Company with new strategic positions in the Southwest for future growth opportunities. Following consummation of the Transaction, the Company intends to operate under the new name Mack-Cali Realty Corporation. The consummation of the Transaction is subject to certain conditions, including approval by the Company's stockholders. While consummation of the Transaction cannot be assured, the Company expects the Transaction to be completed in or about December 1997.

    Cali Associates, the entity to whose business the Company succeeded in 1994, was founded by John J. Cali, Angelo R. Cali and Edward Leshowitz (the "Founders"), who have been involved in the development, leasing, management, operation and disposition of commercial and residential properties in Northern and Central New Jersey for over 40 years and have been primarily focusing on office building development and acquisitions for the past 16 years. In addition to the Founders, the Company's executive officers have been employed by the Company and its predecessor for an average of ten years. The Company and its predecessor have built approximately four million square feet of office space, more than one million square feet of industrial facilities and over 5,500 residential units.

                              RECENT DEVELOPMENTS

PENDING TRANSACTION

    GENERAL. On September 18, 1997, the Company entered into the Contribution Agreement with Mack. Upon consummation of the Transaction, the Company will acquire 55 office properties located primarily in New Jersey, Texas and Arizona, totaling approximately 9.4 million square feet. At June 30, 1997, the Mack Properties were approximately 94.8 percent leased to over 1,000 tenants. For a description of the Mack Properties to be acquired in the Transaction, see "Properties--The Mack Properties."

    Under the terms of the Contribution Agreement, the Company will acquire the Mack Properties in exchange for a combination of cash, Common Units, Preferred Units and warrants (the "Warrants") to purchase Common Units for an aggregate purchase price of approximately $1.2 billion, including the assumption of approximately $302.1 million of debt. The Contribution Agreement may be terminated by the respective parties in certain circumstances, and is subject to certain conditions, including approval by the Company's stockholders. See "Recent Developments--Terms of the Contribution Agreement."

    Based in Rochelle Park, New Jersey, The Mack Company has evolved into a leading real estate investment, management and development company with a real estate portfolio of approximately 20.0 million square feet of high quality office, industrial, retail and hotel properties located in prime locations throughout the United States. The Mack Company was a pioneer in the development of large, award-winning Class A office buildings, and currently owns approximately 17.0 million square feet of office and industrial space, including the 5.9 million square feet of Class A office space (substantially all of the office properties owned by The Mack Company) to be contributed (together with the 3.5 million square feet of office properties to be contributed by Patriot American Office Group) to Mack-Cali in the Transaction.

    William L. Mack has been an active investor in real estate for over 30 years, and with his brothers, Earle I. Mack, David S. Mack and Frederic H. Mack, owns and manages a broad range of real estate operations. He has served as Senior Managing Partner of The Mack Company since approximately 1970. In addition to their ownership stake in The Mack Company, the Mack family also have voting control of Patriot American Office Group, of which they were instrumental in its initial formation in 1991. Upon consummation of the Transaction, William
L. Mack and his brothers will own one of the largest blocks of equity interest in Mack-Cali.

    MANAGEMENT. Upon consummation of the Transaction, certain principals of Mack will become senior officers of the Company, and the Board of Directors will be reconstituted to include three designees of Mack and four new independent board members selected by Mack and reasonably approved by Cali. See "Recent Developments--Organizational Changes."

    There can be no assurance that the Transaction will be consummated or that the Contribution Agreement will not be modified or amended. This Offering is not conditioned upon the consummation of the Transaction or any other transaction.

COMPLETED ACQUISITIONS

    Since the closing of its initial public offering in August 1994 (the "IPO"), the Company has invested over $1.2 billion primarily in the purchase of 109 office and office/flex properties, increasing its portfolio by approximately
454.0 percent (based upon total net rentable square feet).

    Since the closing of the Robert Martin Company acquisition on January 31, 1997, the Company has acquired the following properties:

    On May 8, 1997, the Company acquired four buildings in Westlakes Office Park, a suburban office complex located in Berwyn, Chester County, Pennsylvania, totaling approximately 444,000 square feet. The properties were acquired for a total cost of approximately $74.7 million, which was made available primarily from drawing on one of the Company's credit facilities.

    On July 21, 1997, the Company acquired two office buildings in the Moorestown Corporate Center, a suburban office complex located in Moorestown, Burlington County, New Jersey. The properties, each consisting of 74,000 square feet, were acquired for a total cost of approximately $10.2 million, which was made available from drawing on one of the Company's credit facilities.

    On August 1, 1997, the Company acquired 1000 Bridgeport Avenue, a 133,000 square-foot office building located in Shelton, Fairfield County, Connecticut. The property was acquired for a total cost of approximately $15.5 million, which was made available from drawing on one of the Company's credit facilities.

    On August 15, 1997, the Company acquired 200 Corporate Boulevard South, an 84,000 square foot office/flex building in the South Westchester Executive Park complex in Yonkers, Westchester County, New York. The property was acquired through the exercise of a purchase option obtained in the Robert Martin Company acquisition for a total cost of approximately $8.0 million, which was financed primarily from the Company's cash reserves.

    On September 3, 1997, the Company acquired Three Independence Way, a 111,300 square foot Class A office building in the Princeton Corporate Center in Princeton, Mercer County, New Jersey. The property was acquired for a total cost of approximately $13.2 million, which was made available primarily from drawing on one of the Company's credit facilities.

FINANCING ACTIVITIES

    As of September 15, 1997, the Company's two revolving credit facilities consisted of the Unsecured Facility and the Prudential Facility (each described below) with an aggregate borrowing capacity of $500.0 million and an aggregate outstanding balance of $234.0 million. As of September 15, 1997, the Company had 85 unencumbered properties totaling approximately 7.2 million square feet, representing approximately 58.5 percent of the Company's portfolio.

    CREDIT FACILITIES. On August 6, 1997, the Company obtained an unsecured revolving credit facility (the "Unsecured Facility") in the amount of $400.0 million from a group of 13 lender banks. The Unsecured Facility has a three-year term and currently bears interest at 125 basis points over LIBOR. Based upon the Company's achievement of an investment grade long-term unsecured debt rating, the interest rate will be reduced, on a sliding scale, and a competitive bid option will become available. The lending group for the Unsecured Facility includes: Fleet National Bank, The Chase Manhattan Bank, and Bankers Trust Company, as agents; PNC Bank, N.A., Bank of America National Trust and Savings Association, Commerzbank, and First National Bank of Chicago, as co-agents; and Keybank, Summit Bank, Crestar Bank, Mellon Bank, N.A., Signet Bank, and Kredeitbank NV.

    Concurrently with the closing of the Unsecured Facility, the Company drew funds on such facility to repay in full and terminate two of the Company's existing secured revolving credit facilities and to repay in full the outstanding balance under its remaining $100.0 million revolving credit facility (the "Prudential

Facility") with Prudential Securities Credit Corp. ("PSC"), an affiliate of Prudential Securities Incorporated. In addition, in August 1997, the Company retired its remaining $64.5 million real estate mortgage investment conduit (REMIC) secured financing primarily from funds drawn on the Unsecured Facility.

    FINANCING OF THE PENDING TRANSACTION. The cash portion of the purchase price for the Mack Properties will be funded from the net proceeds of this Offering and from drawing on the Company's credit facilities. In addition, the Company will assume approximately $302.1 million of mortgage debt, and issue 3,931,048 Common Units, 249,656 Preferred Units convertible into approximately 7,205,079 Common Units and Warrants to purchase 2,000,000 Common Units, aggregating 13,136,127 Common Units (assuming conversion of all Preferred Units and exercise of all Warrants).

    PRO FORMA CAPITALIZATION. Assuming completion of the Offering, the Transaction and certain other pro forma adjustments, the Company's pro forma debt as of June 30, 1997 would have totaled approximately $1.1 billion and would have represented approximately 30.7 percent of total market capitalization (based on a Common Stock price of $38.6875 per share). See "Capitalization."

ORGANIZATIONAL CHANGES

    Upon consummation of the Transaction, Thomas A. Rizk, the Company's President and Chief Executive Officer, will continue to serve as Chief Executive Officer of Mack-Cali, and William L. Mack, currently Senior Managing Partner of The Mack Company, will serve as a Director and Chairman of the Executive Committee of Mack-Cali. Mitchell E. Hersh, currently Partner and Chief Operating Officer of The Mack Company, will serve as a Director and as President and Chief Operating Officer of Mack-Cali.

    In addition, John J. Cali, Chairman of the Board of Directors of the Company, will remain as Chairman of the Board for Mack-Cali, and will lead a restructured board of directors consisting of 13 members. The Board of Directors of Mack-Cali will consist of three Cali representatives, Thomas A. Rizk, John J. Cali and Robert F. Weinberg, and three Mack representatives, William L. Mack, Earle I. Mack and Mitchell E. Hersh. The remaining seven directors will be independent outside directors and will include three of the Company's current independent board members. Four new independent board members will be selected by Mack and reasonably approved by Cali. See "Recent Developments--Pending Transaction" and "--Organizational Changes."

OPERATING PERFORMANCE

    The Company has consistently increased its Funds from Operations since the closing of its IPO. The Company's Funds from Operations (after adjustment for the straight-lining of rents) for the six months ended June 30, 1997 grew to $50.5 million from $19.0 million for the corresponding 1996 period. As a result of the Company's improved operating performance, on September 16, 1997, the Company announced an 11.1 percent increase in its regular quarterly distribution, commencing with the Company's distribution with respect to the third quarter of 1997, payable to holders of record of Common Stock on October 3, 1997, from $.45 per share to $.50 per share of Common Stock ($2.00 per share of Common Stock on an annualized basis). Since the IPO, the Company has increased its regular quarterly distribution by 23.8 percent.

                                  THE OFFERING

Common Stock Offered Hereby.............................  10,000,000 shares

Common Stock to be Outstanding after the Offering.......  46,662,212 shares(1)

Use of Proceeds.........................................  To repay certain outstanding borrowings under the Company's
                                                          credit facilities, to fund a
                                                          portion of the purchase price of
                                                          the Mack Properties and other
                                                          potential acquisitions and for
                                                          general corporate purposes. See
                                                          "Use of Proceeds."

NYSE Symbol.............................................  CLI

------------------------

(1) Excludes 4,090,170 shares of Common Stock that may be issued upon the redemption of Units, 2,710,832 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans, of which options for 1,857,419 shares are currently outstanding, and 400,000 shares of Common Stock issuable upon exercise of warrants issued in connection with the Robert Martin Company acquisition. Excludes 13,136,127 shares that may be issued upon redemption of Units that may be issued in connection with the Transaction.

                        SUMMARY SELECTED FINANCIAL DATA

    The following table sets forth certain financial data for the Company on a consolidated historical basis and on a pro forma basis. The financial data should be read in conjunction with the Company's financial statements and notes thereto incorporated by reference in this Prospectus Supplement. The consolidated historical financial data of the Company as of and for the periods ended December 31, 1996 and 1995 have been derived from audited financial statements. The consolidated historical financial data of the Company as of and for the six months ended June 30, 1997 and 1996 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

    The unaudited pro forma operating data for the six months ended June 30, 1997 and the year ended December 31, 1996 is presented as if the completion of this Offering, the Transaction and other acquisitions completed by the Company subsequent to January 1, 1996 all occurred as of January 1, 1996. The pro forma balance sheet as of June 30, 1997 is presented as if the completion of this Offering, the Transaction and other acquisitions completed by the Company subsequent to June 30, 1997 all occurred on June 30, 1997.

    The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements incorporated by reference in this Prospectus Supplement. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

    The combined historical financial data of Mack as of December 31, 1996 and 1995 and for the periods ended December 31, 1996, 1995 and 1994 and as of June 30, 1997 and for the six months ended June 30, 1997 and 1996, together with certain unaudited pro forma financial data of the Company for the six months ended June 30, 1997 and the year ended December 31, 1996, are included in the Company's Current Report on Form 8-K dated September 19, 1997, and is incorporated herein by reference.

                                     PRO FORMA          HISTORICAL                              HISTORICAL
                                    SIX MONTHS       SIX MONTHS ENDED       PRO FORMA           YEAR ENDED
                                       ENDED             JUNE 30,           YEAR ENDED         DECEMBER 31,
                                     JUNE 30,    ------------------------  DECEMBER 31,  ------------------------
                                       1997         1997         1996          1996         1996         1995
                                    -----------  -----------  -----------  ------------  -----------  -----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues..........................  $   206,042  $   112,697   $  40,584    $  398,036   $    95,472   $  62,335
Operating and other expenses......  $    73,317  $    40,569   $  15,287    $  144,617   $    35,462   $  24,417
Depreciation and amortization.....  $    30,773  $    16,844   $   6,908    $   61,077   $    15,812   $  12,111
Interest expense..................  $    35,588  $    17,152   $   5,568    $   70,735   $    12,677   $   8,661
Gain on sale of rental property...           --           --   $   5,658            --   $     5,658          --
Income before minority interest
  and extraordinary item..........  $    66,364  $    38,132   $  18,479    $  121,607   $    37,179   $  17,146
Income before extraordinary item..  $    49,441  $    34,484   $  15,658    $   89,280   $    32,419   $  13,638
Extraordinary item-loss on early
  retirement of debt..............           --           --   $    (475)           --   $      (475)         --
Net income........................  $    49,441  $    34,484   $  15,183    $   89,280   $    31,944   $  13,638
Income before extraordinary item
  per share.......................  $      1.06  $      0.95   $    1.03    $     1.92   $      1.76   $    1.23
Net income per common share.......  $      1.06  $      0.95   $    1.00    $     1.92   $      1.73   $    1.23
Dividends declared per common
  share...........................               $      0.90   $    0.85                 $      1.75   $    1.66
Weighted average number of common
  shares..........................       46,674       36,475      15,175        46,400        18,461      11,122

BALANCE SHEET DATA (AT PERIOD
  END):
Rental property, before
  accumulated
  depreciation and amortization...  $ 2,643,651  $ 1,391,228   $ 426,275                 $   853,352   $ 387,675
Total assets......................  $ 2,621,765  $ 1,373,692   $ 402,266                 $ 1,026,328   $ 363,949
Mortgages and loans payable.......  $ 1,061,151  $   553,961   $ 169,147                 $   268,010   $ 135,464
Total liabilities.................  $ 1,118,306  $   601,073   $ 185,500                 $   297,985   $ 150,058
Stockholders' equity..............  $ 1,041,330  $   701,708   $ 189,221                 $   701,379   $ 185,808

OTHER DATA:
Cash flows provided by operating
  activities......................               $    59,241   $  19,163                 $    46,823   $  28,446
Cash flows used in investing
  activities......................               $  (320,432)  $ (36,553)                $  (307,752)  $(133,736)
Cash flows provided by financing
  activities......................               $    62,474   $  18,330                 $   464,769   $  99,863
Funds from Operations after
  adjustment for straight-lining
  of rents before minority
  interest of Unitholders(1)......               $    50,453   $  18,972                 $    45,220   $  27,397

--------------------------

(1) The Company considers Funds from Operations (after adjustment for straight-lining of rents) one measure of REIT performance. Funds from Operations is defined as net income (loss) before minority interest of unitholders computed in accordance with Generally Accepted Accounting Principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus real estate-related depreciation and amortization. Funds from Operations should not be considered as an alternative for net income as an indication of the Company's performance or to cash flows as a measure of liquidity. Funds from Operations presented herein is not necessarily comparable to Funds from Operations presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's Funds from Operations is comparable to the Funds from Operations of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts, after the adjustment for straight-lining of rents.

                                  RISK FACTORS

    An investment in shares of Common Stock involves various risks. Prospective investors should consider carefully the following risk factors, in addition to the other information set forth in this Prospectus Supplement, in connection with an investment in the shares of Common Stock offered hereby.

    This Prospectus Supplement and the accompanying Prospectus, including documents incorporated by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" below and in "Management's Discussion and Analysis of Results of Operations and Financial Condition" included in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997 and the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

CONSUMMATION OF THE TRANSACTION.

    Consummation of the Transaction is conditioned upon, among other things, the receipt by the Company of the requisite stockholder approval and receipt by Mack of certain partner, tenant and third party consents. In addition, on or before December 12, 1997, the Company may terminate the Contribution Agreement for any reason upon written notice to Mack, and on or before October 27, 1997, Mack may terminate the Contribution Agreement for any reason upon written notice to the Company. Furthermore, during the period from October 28, 1997 through December 12, 1997 (unless such date shall have been accelerated pursuant to the Contribution Agreement), Mack may terminate the Contribution Agreement under certain circumstances. Accordingly, there can be no assurance that the Transaction will be consummated or that the Contribution Agreement will not be amended or modified. This Offering is not conditioned upon the consummation of the Transaction or any other transaction. See "Recent Developments--Terms of the Contribution Agreement."

DEPENDENCE ON NEW JERSEY, NEW YORK, PENNSYLVANIA AND CONNECTICUT OFFICE MARKETS.

    All of the Properties are located in New Jersey, New York, Pennsylvania and Connecticut with approximately 20.5 percent (based upon net rentable square feet) located in Jersey City, New Jersey and approximately 32.9 percent located in Westchester County, New York. The Company's performance will be linked to economic conditions and the demand for office space in these states and, in particular, in Jersey City, New Jersey, and Westchester County, New York. A decline in the economy in these states generally, or in Jersey City, New Jersey, or Westchester County, New York, in particular, may result in a decline in the demand for office space, which may adversely affect the ability of the Company to make distributions to stockholders. Such declines could have a greater adverse effect on the Company because its portfolio consists primarily of office and office/flex buildings (compared to a more diversified real estate portfolio).

REAL ESTATE INVESTMENT CONSIDERATIONS.

    GENERAL. Real estate investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred in connection therewith. If the Properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, the ability to make distributions to the Company's stockholders could be adversely affected. Income from the Properties may be adversely affected by the general economic climate, local conditions such as oversupply of office space or a reduction in demand for office space in the area, the attractiveness of the Properties to potential tenants, competition from other office and office/flex buildings, the ability of the Company to provide adequate maintenance and increased operating costs (including insurance premiums and real estate taxes). In addition, revenues from properties and real estate values are also affected by such factors as the cost of compliance with regulations and the potential for liability under applicable laws, including changes in tax laws and housing laws, interest rate levels and the availability of financing. The Company's income would be adversely affected if a significant number of tenants did not renew expiring leases (and if the Company were unable to release such space on favorable terms) or were unable to pay rent or if office space generally could not be rented on favorable terms. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investment.

    FINANCIALLY DISTRESSED TENANTS. In the event of any default by a tenant, the Company may experience delays in enforcing its rights as landlord and may incur substantial costs in protecting its investment. At any time, a tenant of the Properties may seek the protection of the bankruptcy laws, which could result in the rejection and termination of such tenant's lease and thereby cause a reduction in the cash flow available for distribution by the Company.

    ILLIQUIDITY OF REAL ESTATE. Real estate investments are relatively illiquid and, therefore, the Company has limited ability to vary its portfolio quickly in response to changes in economic or other conditions. In addition, the prohibition in the Internal Revenue Code of 1986, as amended (the "Code"), and related regulations on a REIT holding property for sale may affect the Company's ability to sell properties without adversely affecting distributions to the Company's stockholders.

    COMPLIANCE WITH LAWS AND REGULATIONS. Many laws and governmental regulations are applicable to the Properties and changes in these laws and regulations, or their interpretation by agencies and the courts, occur frequently. Under the Americans with Disabilities Act of 1990 (the "ADA"), all places of public accommodation are required to meet certain federal requirements related to access and use by disabled persons. Compliance with the ADA requires removal of structural barriers to handicapped access in certain public areas where such removal is "readily achievable." A number of additional federal, state and local laws exist which also may require modifications to the Properties, or restrict certain further renovations thereof, with respect to access thereto by disabled persons. Noncompliance with the ADA or any of such other laws could result in the imposition of fines or an award of damages to private litigants. Although management of the Company believes that the Properties are substantially in compliance with present requirements, final regulations under the ADA have not yet been promulgated and the Company is likely to incur additional costs of complying with the ADA. If required changes involve a greater amount of expenditures than the Company currently anticipates or if the changes must be made on a more accelerated schedule than the Company currently anticipates, the Company's ability to make expected distributions to stockholders could be adversely affected.

    Under various laws and regulations relating to the protection of the environment, an owner of real estate may be held liable for the costs of removal or remediation of certain hazardous or toxic substances located on or in the property. These laws often impose liability without regard to whether the owner was responsible for, or even knew of, the presence of such substances. The presence of such substances may adversely affect the owner's ability to rent or sell the property or to borrow using such property as collateral and may expose it to liability resulting from any release or exposure of such substances. Persons who arrange for the disposal or treatment of hazardous or toxic substances at another location may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is owned or operated by such person. Certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may also seek recovery from owners or operators of real estate properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances. In connection with the ownership (direct or indirect), operation, management and development of real properties, the Company may be considered an owner or operator of such properties or as having arranged for the disposal or treatment of hazardous or toxic substances and, therefore, potentially liable for removal or remediation costs, as well as certain other related costs, including governmental penalties and injuries to persons and property.

    COMPETITION IN THE COMPANY'S MARKETS. The Company plans to acquire additional office buildings in New Jersey, New York, Pennsylvania and Connecticut, and in the Northeast and, assuming completion of the Transaction, the Southwest generally. There are a number of office building developers and real estate companies that compete with the Company in seeking properties for acquisition, prospective tenants and land for development. All of the Properties are in developed areas where there are other properties of the same type. Competition from other office properties may affect the Company's ability to attract and retain tenants, rental rates and expenses of operation (particularly in light of the higher vacancy rates of many competing properties which may result in lower-priced space being available in such properties). The Company may be competing with other entities that have greater resources than the Company and whose managers have more experience than the Company's directors and officers.

    RISKS OF REAL ESTATE DEVELOPMENT. While the Company's primary focus is on acquisitions of property, it is a part of the Company's operating strategy, under certain conditions, to seek selective, attractive opportunities for development. The real estate development business involves significant risks in addition to those involved in the ownership and operation of established office, industrial or multifamily residential apartment buildings, including the risks that financing may not be available on favorable terms for development projects, construction may not be completed on schedule or budget resulting in increased debt service expense and construction costs, and long-term financing may not be available upon completion of construction.

REAL ESTATE FINANCING RISKS.

    DEBT FINANCING AND DEBT MATURITIES. The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required payments of principal and interest, the risk that indebtedness on the Properties will not be able to be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness.

    As of September 15, 1997, the Company had outstanding an aggregate of approximately $359.0 million of long-term mortgage indebtedness (in addition to borrowings under the Company's revolving credit facilities). This indebtedness requires, among other things, balloon payments of approximately $190.8 million in 2003 and $150.0 million in 2005 and, with respect to the remaining approximately $18.2 million thereof, payment of principal and interest on a 20-year amortization schedule, with the remaining principal balance due October 1, 2003. As of September 15, 1997, $234.0 million was outstanding under the Company's revolving credit facilities. The Company currently believes it will have to refinance the principal due on its long-term mortgage indebtedness at maturity. There can be no assurance, however, that the Company will be able to refinance any indebtedness the Company may incur.

    If the Company were unable to refinance its indebtedness on acceptable terms, or at all, the Company might be forced to dispose of one or more of the Properties upon disadvantageous terms, which might result in losses to the Company and might adversely affect its ability to make distributions. If prevailing interest rates or other factors at the time of refinancing were to result in higher interest rates on refinancing, the Company's interest expense would increase, which would adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders. Further, if a Property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the mortgagee could foreclose upon the Property, appoint a receiver and receive an assignment of rents and leases or pursue other remedies, all with a consequent loss of income and asset value to the Company. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Company's ability to meet the REIT distribution requirements of the Code.

    RISK OF RISING INTEREST RATES. Advances under the Company's revolving credit facilities, as well as certain borrowings under the Company's long-term mortgage indebtedness, bear interest at variable rates. In addition, the Company may incur other indebtedness in the future that also bears interest at a variable rate. Accordingly, increases in interest rates could increase the Company's interest expense, which could adversely affect the Company's cash flow and its ability to pay expected distributions to stockholders or cause the Company to be in default under certain debt covenants.

    NO LIMITATION ON DEBT. The Company funds acquisitions and development partially through short-term borrowings (including the revolving credit facilities), as well as out of undistributed cash available for distribution and other available cash. It expects to refinance projects purchased with short-term debt either with long-term indebtedness or equity financing depending upon the economic conditions at the time of refinancing. The Board of Directors has a general policy of limiting the ratio of its indebtedness to total market capitalization (i.e., the market value of the issued and outstanding shares of Common Stock, including interests redeemable therefor, plus any preferred stock that may be outstanding and total debt), but the organizational documents of the Company do not contain any limitation on the amount or percentage of indebtedness, funded or otherwise, that the Company may incur. The Board of Directors could alter or eliminate its current policy on borrowing at any time at its discretion. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's cash flow and its ability to make expected distributions to its stockholders and an increased risk of default on the Company's obligations.

LIMITS ON OWNERSHIP.

    In order to maintain its qualification as a REIT, not more than 50 percent in value of the outstanding stock of the Company may be actually and/or constructively owned by five or fewer individuals (as defined in the Code to include certain entities). In light of the ownership positions of certain stockholders of the Company immediately following the closing of its IPO, the Company has limited ownership of the outstanding shares of Common Stock by any single stockholder to 9.8 percent of the outstanding shares of Common Stock (with exceptions for the former principals of the Cali Group who collectively own Units redeemable for approximately 4.8 percent of the outstanding shares of Common Stock after giving effect to the redemption of such Units and all other outstanding Units, without giving effect to the Offering or the Transaction). The former principals of the Cali Group are permitted to acquire additional shares of Common Stock, except to the extent that such acquisition results in more than 50 percent in value of the outstanding shares of Common Stock of the Company being actually and/or constructively owned by five or fewer individuals. The Board of Directors could waive this restriction if it were satisfied, based upon the advice of tax counsel or otherwise, that such action would be in the best interests of the Company. Common Stock acquired or transferred in breach of the limitation may be redeemed by the Company for the lesser of the price paid or the average closing price for the 10 trading days immediately preceding redemption or sold at the direction of the Company. The Company may elect to redeem such shares of Common Stock for Units, which are nontransferable except in very limited circumstances. Any transfer of shares of Common Stock, which as a result of such transfer, causes the Company to be in violation of any ownership limit will be deemed void. Although the Company currently intends to continue to operate in a manner which will enable the Company to continue to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company's Board of Directors to revoke the election for the Company to qualify as a REIT. Under the Company's Articles of Incorporation, the Board of Directors can make such revocation without the consent of the Company's stockholders.

    In addition, the consent of the holders of at least 85 percent of the Units is required: (i) to merge (or permit the merger of) the Operating Partnership with another unrelated person, pursuant to a transaction in which the Operating Partnership is not the surviving entity; (ii) to dissolve, liquidate or wind-up the

Operating Partnership; or (iii) to convey or otherwise transfer all or substantially all of the Operating Partnership's assets. The Company, as general partner of the Operating Partnership, owns approximately 90.0 percent (approximately 91.9 percent after giving effect to this Offering and approximately 75.4 percent after giving effect to this Offering and the Transaction (assuming conversion of all Preferred Units but not the exercise of Warrants issued in connection with the Transaction)) of the outstanding Units.

DEPENDENCE ON KEY PERSONNEL.

    The Company is dependent on the efforts of its Chairman and executive officers for strategic business direction and real estate experience. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company. The Company has entered into five-year employment agreements (including non-competition provisions) terminating in January 2002, if not otherwise extended, with each of Thomas A. Rizk, John R. Cali, Brant Cali, Roger W. Thomas, Barry Lefkowitz, James Nugent and Albert Spring, and similar three-year employment agreements terminating in January 2000 with each of Timothy M. Jones and Brad W. Berger. See "Management." It is expected that in connection with the Transaction, such employment agreements will be terminated or amended and restated, resulting in certain payments being made to such individuals. The Company will enter into new or amended and restated employment agreements with the above individuals and Mitchell E. Hersh, a principal of Mack. See "Recent Developments--Pending Transaction" and "--Terms of the Contribution Agreement." The Company does not have, and is not currently contemplating obtaining, key man life insurance for its executive officers.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT.

    TAX LIABILITIES AS A CONSEQUENCE OF FAILURE TO QUALIFY AS A REIT. The Company has operated so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1994. Although the Company believes that it will continue to operate in such a manner, no assurance can be given that the Company will be able to operate in a manner so as to remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, and involve the determination of various factual matters and circumstances not entirely within the Company's control.

    If the Company were to fail to qualify as a REIT in any taxable year, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. Moreover, unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would significantly reduce the net earnings of the Company available for investment or distribution to stockholders because of the additional tax liability to the Company for the years involved. In addition, distributions to stockholders would no longer be required to be made. See "Certain United States Federal Income Tax Considerations to the Company of its REIT Election--Failure to Qualify" in the accompanying Prospectus.

    OTHER TAX LIABILITIES. The Company, notwithstanding its REIT status, is subject to certain federal, state and local taxes on its income and property. In addition, the Company's net income, if any, from third party management services and tenant improvements will be subject to United States federal income tax.

EFFECT OF MARKET INTEREST RATES ON PRICE OF COMMON STOCK.

    Since the market price of shares of a publicly traded REIT, such as the Company, is determined in part by the attractiveness of the yield on those shares compared to the prevailing interest rates on fixed-income securities, an increase in interest rates could lead purchasers of Common Stock to demand a higher yield, which could adversely affect the market price of the Common Stock.

                                  THE COMPANY

    The Company is a fully-integrated REIT that owns and operates a portfolio comprised predominantly of Class A office and office/flex buildings located in New Jersey, New York, Pennsylvania and Connecticut, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of September 15, 1997, the Company owned and operated 132 Properties, aggregating approximately 12.2 million square feet, consisting of 120 office and office/flex buildings totaling approximately 11.8 million square feet, six industrial/warehouse buildings totaling approximately 400,000 square feet, two multi-family residential complexes consisting of 453 units, two stand-alone retail properties and two land leases. The 120 office and office/flex properties are comprised of 61 office buildings containing an aggregate of 8.8 million square feet and 59 office/flex buildings containing an aggregate of approximately 3.0 million square feet. The Company believes that its Properties have excellent locations and access and are well-maintained and professionally managed. As a result, the Company believes that its Properties attract high quality tenants and achieve among the highest rent, occupancy and tenant retention rates within their markets. As of June 30, 1997, the Office Properties and Office/Flex Properties were approximately 96.5 percent leased to over 1,100 tenants.

    The Company's strategy has been to focus its acquisition and development of properties in sub-markets where it is, or can become, a significant and preferred owner and operator. Management believes that the recent trend towards increasing rental and occupancy rates in office buildings in the Company's sub-markets presents significant opportunities for growth. The Company may also develop properties in such sub-markets. Management believes that its extensive market knowledge provides the Company with a significant competitive advantage, which is further enhanced by its strong reputation for and emphasis on delivering highly responsive management services, including direct and continuing access to the Company's senior management. The Company performs substantially all construction, leasing, management and tenant improvement services on an "in-house" basis and is self-administered and self-managed.

    The Company has entered into the Contribution Agreement with Mack pursuant to which the Company will acquire Mack's 55 office properties totaling approximately 9.4 million square feet, which are located in nine states primarily in the Northeast and Southwest. Upon consummation of the Transaction, the Company will become one of the largest equity REITs in the country, with 187 properties totaling approximately 21.6 million square feet in 10 states. While consummation of the Transaction cannot be assured, the Company expects the Transaction to be completed in or about December 1997. The Company believes that the Transaction will solidify its position as the dominant super-regional REIT in the Northeast and will provide the Company with new strategic positions in the Southwest for future growth opportunities. Following consummation of the Transaction, the Company intends to operate under the new name Mack-Cali Realty Corporation. See "Recent Developments--Pending Transaction."

    The consummation of the Transaction is subject to certain conditions, including approval by the Company's stockholders. There can be no assurance that the Transaction will be consummated or that the Contribution Agreement will not be modified or amended. This Offering is not conditioned upon the consummation of the Transaction or any other transaction.

    The Company was incorporated in Maryland on May 24, 1994. The Company's executive offices are located at 11 Commerce Drive, Cranford, New Jersey 07016, and its telephone number is (908) 272-8000. The Company has an internet Web site at "http://www.calirealty.com".

GROWTH STRATEGIES

    The Company's objectives are to maximize growth in Funds from Operations and to enhance the value of its portfolio through effective management, acquisition and development strategies. The Company believes that opportunities exist to increase cash flow per share by: (i) implementing operating strategies to produce increased effective rental and occupancy rates and decreased concession and tenant installation costs as vacancy rates in the Company's sub-markets continue to decline; (ii) acquiring properties with attractive returns in sub-markets where, based on its expertise in leasing, managing and operating properties, it is, or can become, a significant and preferred owner and operator; and (iii) developing properties where such development will result in a favorable risk-adjusted return on investment.

    Based on its evaluation of current market conditions, the Company believes that a number of factors will enable it to achieve its business objectives, including: (i) the limited availability to competitors of capital for financing development, acquisitions or capital improvements or for refinancing maturing mortgages; (ii) the lack of new construction in the Company's markets providing the Company with the opportunity to maximize occupancy levels at attractive rental rates; and (iii) the large number of distressed sellers and inadvertent owners (through foreclosure or otherwise) of office properties in the Company's markets creating enhanced acquisition opportunities. Management believes that the Company is well positioned to exploit existing opportunities because of its extensive experience in its markets and its proven ability to acquire, develop, lease and efficiently manage office properties.

    The Company focuses on enhancing growth in cash flow per share by: (i) maximizing cash flow from the existing Properties through continued active leasing and property management; (ii) managing operating expenses through the use of in-house management, leasing, marketing, financing, accounting, legal, construction management and data processing functions; (iii) emphasizing programs of repairs and capital improvements to enhance the Properties' competitive advantages in their markets; (iv) maintaining and developing long-term relationships with a diverse tenant group; and (v) attracting and retaining motivated employees by providing financial and other incentives to meet the Company's operating and financial goals.

    The Company seeks to increase its cash flow per share by acquiring additional properties that: (i) provide attractive initial yields with significant potential for growth in cash flow from property operations; (ii) are well located, of high quality and competitive in their respective sub-markets;
(iii) are located in its existing sub-markets or in sub-markets which lack a significant owner or operator; and (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues.

    Consistent with its acquisition strategy, since the closing of its IPO the Company has invested an aggregate of approximately $1.2 billion in the purchase of 109 office and office/flex properties, increasing its portfolio by approximately 454.0 percent (based upon total net rentable square feet). The Company also has the Transaction under contract. See "Recent Developments." There can be no assurance, however, that the Company will be able to improve the operating performance of any properties that are acquired or that the Transaction will be consummated. The Company may also develop office space when market conditions support a favorable risk-adjusted return on such development, primarily in stable sub-markets where the demand for office space exceeds available supply and where the Company is, or can become, a significant owner and operator. The Company believes that opportunities exist for it to acquire properties in its sub-markets at less than replacement cost. Therefore, the Company currently intends to emphasize acquisitions over development until market conditions change.

                              RECENT DEVELOPMENTS

PENDING TRANSACTION

    GENERAL. On September 18, 1997, the Company entered into the Contribution Agreement with certain contributing partnerships or other entities affiliated with The Mack Company and Patriot American Office Group. Upon consummation of the Transaction, the Company will acquire 55 office properties located primarily in New Jersey, Texas and Arizona, totaling approximately 9.4 million square feet. At June 30, 1997, the Mack Properties were approximately 94.8 percent leased to over 1,000 tenants. For a description of the Mack Properties to be acquired in the Transaction, see "Properties--The Mack Properties."

    Under the terms of the Contribution Agreement, the Company will acquire the Mack Properties in exchange for a combination of approximately $476.1 million in cash, 3,931,048 Common Units, 249,656 Preferred Units and 2,000,000 Warrants, for an aggregate purchase price of approximately $1.2 billion, including the assumption of approximately $302.1 million of debt. The Contribution Agreement may be terminated by the respective parties in certain circumstances, and is subject to certain conditions, including approval by the Company's stockholders. Accordingly, there can be no assurance that the Transaction will be consummated or that the Contribution Agreement will not be modified or amended. This Offering is not conditioned upon the consummation of the Transaction or any other transaction. See "Recent Developments--Terms of the Contribution Agreement."

    The Company's headquarters will remain in Cranford, New Jersey. The southwestern portfolio will continue to be managed from the Patriot American Office Group headquarters in Dallas under the supervision of the Company's headquarters.

THE MACK COMPANY

    The Mack family has been an active participant in the real estate related industry since the turn of the century. Based in Rochelle Park, New Jersey, The Mack Company has evolved into a leading real estate investment, management and development company. Through investment, development and acquisition, The Mack Company has assembled a real estate portfolio of approximately 20.0 million square feet, consisting of high quality office, industrial, retail and hotel properties located in prime locations throughout the United States. The Mack Company believes that its national presence, prominence in its markets, high quality properties, level of service provided to its tenants, access to capital and industry reputation enables it to attract and retain many Fortune 500 tenants.

    The Mack office property portfolio consists of 32 Class A office properties comprising approximately 5.9 million square feet located in major U.S. markets with a concentration in Northern New Jersey and the Phoenix, Arizona area. Other properties are located in Nassau County, New York, suburban Philadelphia and Tampa, Florida. Major tenants include, among others, AT&T Corp., AT&T Wireless Services, Toys 'R' Us, Inc., KPMG Peat Marwick, LLP, American Express Travel Related Services Co., Inc. and Honeywell, Inc.

    The Mack Company's strategy has been to develop or acquire high quality properties in sub-markets where it is, or can become, a prominent market force, or in markets where it identifies specific real estate investment opportunities. Additionally, The Mack Company's operating philosophy focuses on meeting the specific real estate objectives of specific industries, and to provide for all aspects of a tenant's real estate and facility needs. This has been made possible through The Mack Company's full-service organization which includes in-house expertise in property management, leasing, development, architectural design, construction and financing.

    Management of The Mack Company believes that its market prominence, extensive knowledge and understanding of its sub-markets, and operating philosophy and focus provides The Mack Company with a significant competitive advantage. The Mack Company believes that its properties have excellent locations and access, and are maintained to the highest standards and professionally managed. As a result, management of The Mack Company believes that its properties attract high quality tenants and achieve among the highest rent, occupancy and tenant retention rates within their markets.

    The Mack Company is led by Mack family members William L. Mack, Senior Managing Partner, Earle I. Mack and David S. Mack, Senior Partners in charge of finance and management, respectively, all who have been actively involved in the business since the 1960's, and Frederic H. Mack, Partner. Mitchell E. Hersh, Partner, has been with The Mack Company for 24 years and serves as Chief Operating Officer. These individuals have been involved in development, construction, leasing, management, acquisition and disposition of the company owned properties and are the cornerstone of The Mack Company's success. In addition to their ownership stake in The Mack Company, the Mack family also have voting control of Patriot American Office Group, of which they were instrumental in its initial formation in 1991. Upon consummation of the Transaction, William
L. Mack and his brothers will own one of the largest blocks of equity interest in Mack-Cali.

PATRIOT AMERICAN OFFICE GROUP

    Patriot American Office Group was founded in 1991 to capitalize on the lack of liquidity and capital in the commercial real estate industry. Since its formation, Patriot American Office Group has implemented its opportunistic investment strategy by acquiring office buildings at prices that are below replacement cost and by renovating, repositioning and re-marketing them to achieve higher occupancies, resulting in revenue growth and favorable investment returns.

    The Patriot American Office Group portfolio consists of 23 office properties totaling approximately 3.5 million square feet. The properties are concentrated in the Sunbelt region of the United States including Texas and Arizona, with additional locations in certain markets throughout the United States. The properties are leased to a variety of tenants which include Union Pacific Railroad Company, Club Corporation International, MCI Telecommunications Corp., American Express Travel Related Services Co. Inc., Nokia, Inc., Del Webb Corporation, Allstate Insurance Company and R.H. Macy & Company, Inc.

    Patriot American Office Group has provided direct property management and leasing services for each of its properties except in circumstances where it was economically not feasible to do so, or in circumstances where local real estate licensing laws prevented the company from providing such services. Patriot American Office Group employs a seasoned staff of 57 individuals across the country. In 1996, it acquired its Accredited Management Organization (AMO) designation from the Institute of Real Estate Management.

TERMS OF THE CONTRIBUTION AGREEMENT

    The following summary of the material provisions of the Contribution Agreement, including the descriptions of certain provisions set forth elsewhere in this Prospectus Supplement, is qualified in its entirety by reference to the Contribution Agreement, a copy of which has been filed with the Securities and Exchange Commission on a Current Report on Form 8-K dated September 19, 1997 and is incorporated herein by reference.

    CONSIDERATION. In consideration of Mack's contribution of the Mack Properties, Cali and CRLP collectively have agreed to exchange with Mack the following consideration: (i) approximately $476.1 million in cash to Mack; (ii) approximately $302.1 million in assumption of debt by CRLP or its designated subsidiaries; (iii) the issuance to Mack or Mack's designees of 3,931,048 Common Units, redeemable after one year, for shares of Common Stock of the Company;
(iv) the issuance of 249,656 Preferred Units composed of (A) issuance to Mack or Mack's designees of approximately 209,656 Preferred Units immediately convertible into approximately 6,050,678 Common Units, which Common Units shall be redeemable for shares of Common Stock of the Company after three years (the "Series B Preferred Units") and (B) issuance to Mack or Mack's designees of approximately 40,000 Preferred Units immediately convertible into approximately 1,154,401 Common Units, which Common Units shall be redeemable for shares of Common Stock of the Company after one year (the "Series A Preferred Units"); and (v) issuance to Mack or Mack's designees of 2,000,000 Warrants to purchase Common Units. The Common Units and the Preferred Units are collectively referred to herein as the "Units".

    The Preferred Units will contain anti-dilution protection and have voting rights on any vote of limited partners as if the Preferred Units were converted to Common Units. Currently, the 249,656 Preferred Units would convert into 7,205,079 Common Units. The quarterly distribution on each Preferred Unit will be paid in an amount equal to the greater of (i) $16.88 or (ii) the quarterly distribution attributable to a Preferred Unit if such unit had been converted into Common Units, subject to adjustment for customary anti-dilution rights. Each Preferred Unit shall have a stated value equal to $1,000.00 (the "Stated Value"). Cali shall have the right to cause the conversion of any or all of the Preferred Units into Common Units, at any time after the seven and one-half years anniversary of the date of the closing of the Transaction at their Stated Value, plus accrued but unpaid distributions, divided by $34.65 per share (the "Conversion Price"); provided, however, that the Company may only exercise such mandatory conversion if, for twenty trading days within the thirty consecutive trading days immediately preceding such conversion date, the closing price of the Common Stock equals or exceeds $34.65, subject to adjustment for customary anti-dilution rights. Holders of the Preferred Units may convert the Preferred Units into Common Units at any time at the Conversion Price. If, prior to the conversion of all Preferred Units, the number of outstanding Common Units is increased by a unit split or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding Common Units is decreased by a combination or reclassification of units, or other similar event, the Conversion Price shall be proportionately increased. In addition, if, prior to the conversion of all Preferred Units, there shall be any merger, consolidation, exchange of units, recapitalization, reorganization, or other similar event, as a result of which Common Units of CRLP shall be changed into the same or a different number of securities of the same or another class or classes of units or securities of CRLP or another entity, then the holders of Preferred Units shall thereafter have the right to purchase and receive upon conversion of units of Preferred Units, such units and/or securities as may be issued or payable with respect to or in exchange for the number of Common Units immediately theretofore purchasable and receivable upon the conversion of units of Preferred Units held by such holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place. CRLP and Cali have agreed that they will not issue any class of capital stock or Units senior to the Preferred Units without the consent of 66 2/3 percent of the holders of the Series B Preferred Units. CRLP and Cali may, however, issue a class of capital stock or Units PARI PASSU to the Preferred Units without such consent, provided that such issuance is not in excess of the greater of (i) an aggregate of $200.0 million in stated value or (ii) an amount equal to 10 percent of the Company's total equity market capitalization (based upon the average trading price of the Common Stock for the five trading days immediately preceding the date of such issuance).

    The Warrants shall be exercisable at any time after the first anniversary of the closing of the Transaction for a period of four years thereafter at a purchase price of $37.80 per Common Unit, subject to adjustment for customary anti-dilution rights. The Warrants shall be transferable only (a) in accordance with or as otherwise specifically permitted by the provisions of the Contribution Agreement and (b) under circumstances such that the transfer is exempt from the requirements of registration under the Securities Act and any applicable state securities law. In the event of any change in Common Units by reason of any dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of units, or of any similar change affecting the Common Units, the number and kind of units underlying the Warrants and the purchase price per unit thereof shall be appropriately adjusted consistent with such change.

    The Warrants and the Units issued pursuant to the Transaction represent the equivalent of 13,136,127 shares of Common Stock, which shares may be purchased by Mack upon the exercise of the Warrants and the conversion of the Units, such number equaling 35.8 percent of the 36,662,212 shares of Common Stock currently outstanding and 25.9 percent, assuming redemption of all outstanding Units and including the shares of Common Stock issued in connection with this Offering. Commencing one year after the closing of the Transaction, the Company, at its expense, will make a regulatory filing and will use all reasonable efforts to provide Mack with an effective "evergreen" Form S-3 shelf registration statement covering the resale of the shares of Common Stock underlying the Units and Warrants.

    TERMINATION. On or before December 12, 1997, CRLP may terminate the Contribution Agreement for any reason upon written notice to Mack. On or before October 27, 1997, Mack may terminate the Contribution Agreement for any reason upon written notice to the Company. During the period beginning October 28, 1997 and ending December 12, 1997 (unless such date shall have been accelerated pursuant to the Contribution Agreement), Mack may terminate the Contribution Agreement only for the following reasons: (i) there has occurred a material adverse change to the business, results of operations or financial condition of Cali, CRLP and its subsidiaries or the Mack Properties, (ii) the stock price of the Common Stock, as reported in the Wall Street Journal, has an average closing price below $31.50 for any five consecutive trading days.

    REPRESENTATIONS AND WARRANTIES AND COVENANTS. The Contribution Agreement includes various customary representations and warranties and covenants of the parties thereto.

    CONDITIONS PRECEDENT TO CLOSING THE TRANSACTION. The obligations of Mack to consummate the Transaction are subject to the fulfillment of certain conditions by Cali or CRLP including, but not limited to, the Transaction being approved by the Company's stockholders. The respective obligations of Cali and CRLP to consummate the Transaction are subject to the fulfillment of certain conditions by Mack including, but not limited to, receipt by Mack of the requisite consents and approvals from certain necessary partners, tenants and third parties in order to contribute and convey the Mack Properties.

    CORPORATE NAME CHANGE; STOCK EXCHANGE LISTING. Upon the consummation of the Transaction, Cali and CRLP shall change their respective names to "Mack-Cali Realty Corporation" and "Mack-Cali Realty, L.P." If such name change is not approved by the Company's stockholders, Cali and CRLP will operate under the names "Mack-Cali Realty Corporation" and "Mack-Cali Realty, L.P.", respectively, pursuant to a fictitious name certificate. Mack-Cali Realty Corporation shall continue to trade under the New York Stock Exchange symbol "CLI".

    DIRECTORS AND OFFICERS. Upon the consummation of the Transaction, the composition of the Board of Directors of Cali will change. Three of the Board of Directors' thirteen members shall be new members designated by Mack. The Mack designees shall be William L. Mack, Earle I. Mack and Mitchell E. Hersh, who shall be deemed to be "inside" members of the Board of Directors because of their relationship with management. Three members of the Board of Directors shall be designated by Cali and shall be deemed to be "inside" members of the Board of Directors because of their relationship with management. The Cali designees shall be current members of the Board of Directors and shall be John
J. Cali, who shall remain Chairman of the Board of Directors, Thomas A. Rizk, who shall remain Chief Executive Officer, and Robert F. Weinberg. The remaining seven directors shall be independent outside directors. They shall include three existing independent members of Cali's Board of Directors, Brendan Byrne, Irvin Reid and Alan Philibosian, and four new independent members selected by Mack and reasonably approved by Cali.

    After the consummation of the Transaction, the Board of Directors shall create an Executive Committee. William L. Mack will serve as Chairman of the Executive Committee, which will consist of William L. Mack, Mitchell E. Hersh, Thomas A. Rizk and John J. Cali.

    The parties have agreed that Thomas A. Rizk shall remain Chief Executive Officer of Cali after the consummation of the Transaction, and that Mitchell E. Hersh shall be appointed President and Chief Operating Officer by the Board of Directors. Cali's existing executive officers shall retain their current positions and responsibilities, except that Thomas A. Rizk shall resign as President and Brant Cali shall resign as Chief Operating Officer and John R. Cali shall resign as Chief Administrative Officer.

    The rights granted to Mack under the Contribution Agreement with respect to the management of Cali are conditioned on the continuation of Mack's legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units (on a fully converted basis) in the aggregate of Cali and CRLP ("Significant Interest") held by Earle
I. Mack, David S. Mack, Frederic H. Mack and William L. Mack after applying all reasonable attribution and affiliation rules, subject to adjustment for stock splits, stock dividends and other customary and similar stock dilutions and subject to certain exceptions. In the event that Mack's Significant Interest shall no longer be retained, Mack and/or its designees shall be entitled only to those rights accorded to every other stockholder of Cali, and each of the directors designated by Mack shall, at the option of the directors designated by Cali, resign from the Board of Directors of Cali on the three month and six month anniversary respectively, of the date on which the Mack Significant Interest is no longer retained. Notwithstanding the foregoing, any such modification to Mack's Significant Interest shall have no effect upon Mitchell
E. Hersh or his management status, and he shall not be required to resign from the Board of Directors of Cali.

    TRANSFER RESTRICTIONS; RIGHT OF FIRST OFFER. The Warrants and the Common Units issuable upon conversion of the Series A Preferred Units shall not be exercised or converted, as the case may be, prior to the first anniversary of the closing of the Transaction. The Common Units issuable upon conversion of the Series B Preferred Units shall not be converted prior to the third anniversary of the closing of the Transaction.

    Mack has agreed that (i) upon expiration of the respective holding period, the Common Units, the Preferred Units, the Warrants and the Common Units underlying the Preferred Units and the Warrants may only be transferred privately (and, with respect to Preferred Units and Common Units, including the Common Units underlying the Preferred Units and the Warrants, after Cali foregoes its rights to purchase such securities following receipt of a Sale Notice (as hereinafter defined)) in accordance with the terms of the Contribution Agreement and (ii) upon conversion or exercise of the Units, the Warrants or the units underlying the Preferred Units and the Warrants to shares of Common Stock, it will execute an agreement with CRLP providing that the Common Stock may only be transferred publicly (subject to the restrictions of the Exchange Act) in blocks of not greater than 1,000,000 shares of Common Stock on any one trading day and no more than 3,000,000 shares of Common Stock per week.

    Prior to the sale of any Preferred Units or Common Units by any holder thereof, such holder shall first deliver a written notice (the "Sale Notice") to CRLP specifying (i) the nature and class of the securities to be transferred,
(ii) the number of securities owned by such holder, (iii) the number of securities that such holder desires to sell, (iv) the proposed cash selling price for the securities to be sold and (v) all other material terms and conditions of the offer. The Sale Notice shall constitute an irrevocable offer by the holder of the securities to be sold to sell such securities to CRLP at the price and on the terms specified in such Sale Notice. CRLP shall have ten days following receipt of the Sale Notice to notify the selling holder of its election to purchase the securities to be sold; otherwise CRLP shall forfeit its right to purchase such securities pursuant to the Sale Notice.

    The Contribution Agreement provides that the restrictions provided in the preceding paragraphs shall not apply to certain pledges or permitted transfers of, or encumbrances on, the Units or the Warrants.

    RESTRICTIONS ON SALE OF THE MACK PROPERTY. The Contribution Agreement prohibits the sale of any of the Mack Properties in a taxable transaction prior to a specific date (the "Restricted Period") with respect to each Mack Property (resulting in an aggregate average Restricted Period for all of the Mack Properties of approximately seven and one-half years) without the written consent of William L. Mack, subject to certain exceptions including, but not limited to, the sale of substantially all of the Mack Properties.

    NON-COMPETITION AGREEMENT. Upon closing the Transaction, William L. Mack, Earle I. Mack, David S. Mack and Frederic H. Mack each will enter into a non-competition agreement with Cali. Each of Earle I. Mack, David S. Mack and Frederic H. Mack, pursuant to his respective non-competition agreement, will agree, except as related to certain excluded Mack Properties, not to compete with Cali within the continental United States by engaging in, owning, investing in, managing or controlling any venture or enterprise engaged in development, acquisition or management activities with respect to office-service, office or certain flex properties until the later to occur of (i) three years from the closing of the Transaction or (ii) the date which is at least six months after the date on which (a) such individual no longer serves as a member of the Board of Directors and (b) Mack's Significant Interest is no longer maintained. William L. Mack's non-competition agreement shall be similar to the aforementioned non-competition agreements except that (i) it shall not apply to his participation in the Apollo Real Estate funds, related funds and similar funds in which the principals of Apollo hold a majority of the general partnership interest and (ii) it shall contain an additional requirement that none of Earle I. Mack, David S. Mack, Frederic H. Mack or William L. Mack shall be a member of the Board of Directors in order to eliminate the non-competition prohibition.

    There can be no assurances that the Transaction will be consummated, that the requisite conditions to closing will be met, that no party will exercise any right under the Contribution Agreement to terminate the agreement, that the Contribution Agreement will receive the requisite stockholder approval or that the requisite consents and approvals from certain necessary partners and third parties in order to contribute and convey the Mack Properties will be obtained.

CERTAIN CHANGE OF CONTROL CONSEQUENCES AND RELATED MATTERS

    Consummation of the Transaction will trigger certain change of control and other provisions under certain of the Company's executive officers' employment agreements, resulting in the vesting of 199,070 restricted shares with a value of approximately $7.7 million, the forgiveness of approximately $4.8 million of stock purchase loans related to the acquisition of 152,000 restricted shares, the vesting of 336,000 options with a value of approximately $4.5 million, certain tax gross-up payments of approximately $5.0 million and the vesting of 340,000 warrants with a value of approximately $1.9 million (assuming in all cases a Common Stock price of $38.6875 per share).

    In addition, upon consummation of the Transaction, certain cash payments aggregating approximately $26.5 million will be made to such executives.

    The above amounts have been unanimously approved by the Board of Directors of the Company, with interested directors abstaining, upon the recommendation of, and unanimous approval by, the Option and Executive Compensation Committee of the Board of Directors, consisting of three independent directors, who considered various factors, including, among others, the earlier than anticipated attainment of the Company's long range plans and goals and the overall impact of the Transaction on the Company and its senior executives.

AMENDMENTS TO OPTION PLANS

    In connection with the Transaction, the Company also plans to submit for stockholder approval an amendment to increase the number of authorized shares of Common Stock reserved for issuance under the Company's Employee Stock Option Plan and an amendment to increase the number of authorized shares of Common Stock reserved for issuance under the Company's Director Stock Option Plan.

COMPLETED ACQUISITIONS

    Since the IPO, the Company has invested over $1.2 billion primarily in the purchase of 109 office and office/flex properties, increasing its portfolio by approximately 454.0 percent (based upon total net rentable square feet).

    Since the closing of the Robert Martin Company acquisition on January 31, 1997, the Company has acquired the following properties:

    On May 8, 1997, the Company acquired four buildings in Westlakes Office Park, a suburban office complex located in Berwyn, Chester County, Pennsylvania, totaling approximately 444,000 square feet. The properties were acquired for a total cost of approximately $74.7 million, which was made available primarily from drawing on one of the Company's credit facilities.

    On July 21, 1997, the Company acquired two office buildings in the Moorestown Corporate Center, a suburban office complex located in Moorestown, Burlington County, New Jersey. The properties, each consisting of 74,000 square feet, were acquired for a total cost of approximately $10.2 million, which was made available from drawing on one of the Company's credit facilities.

    On August 1, 1997, the Company acquired 1000 Bridgeport Avenue, a 133,000 square-foot office building located in Shelton, Fairfield County, Connecticut. The property was acquired for a total cost of approximately $15.5 million, which was made available from drawing on one of the Company's credit facilities.

    On August 15, 1997, the Company acquired 200 Corporate Boulevard South an 84,000 square foot office/flex building in the South Westchester Executive Park complex in Yonkers, Westchester County, New York. The property was acquired through the exercise of a purchase option obtained in the Robert Martin Company acquisition for a total cost of approximately $8.0 million, which was financed primarily from the Company's cash reserves.

    On September 3, 1997, the Company acquired Three Independence Way, a 111,300 square foot Class A office building in the Princeton Corporate Center in Princeton, Mercer County, New Jersey. The property was acquired for a total cost of approximately $13.2 million, which was made available primarily from drawing on one of the Company's credit facilities.

FINANCING ACTIVITIES

    GENERAL. The Company utilizes the most appropriate sources of capital for acquisitions, development, joint ventures and capital improvements, which sources may include undistributed Funds from Operations, borrowings under its revolving credit facilities, issuances of debt or equity securities and/or bank and other institutional borrowings. As of September 15, 1997, the Company's total debt constituted approximately 27.6 percent of the total market capitalization of the Company. As of June 30, 1997, the Company's total debt constituted approximately 30.7 percent of the total market capitalization of the Company after giving pro forma effect to this Offering, the use of proceeds thereof, the Transaction, and certain other pro forma adjustments and assuming a Common Stock price of $38.6875 per share.

    After the consummation of the IPO, the Company had available a $70.0 million revolving credit facility with an affiliate of Prudential Securities Incorporated. Concurrently with obtaining the Unsecured Facility, the Company repaid in full and terminated such facility on August 7, 1997.

    On February 1, 1996, the Company obtained a revolving credit facility secured by certain of its Properties in the amount of $75.0 million from two banks. Concurrently with obtaining the Unsecured Facility, the Company repaid in full and terminated such facility on August 7, 1997.

    On November 4, 1996, the Company obtained the $80.0 million Prudential Facility which bears interest at 125 basis points over one-month LIBOR and matures on January 15, 1998. The Prudential Facility is a recourse liability of the Operating Partnership and is secured by the Company's equity interest in the Harborside Financial Center Property. On August 7, 1997, the Company repaid in full the outstanding balance under the Prudential Facility with funds drawn from the Unsecured Facility. Additionally, on August 12, 1997, the Prudential Facility was amended to increase the total commitment from $80.0 million to $100.0 million and to extend the maturity date to August 31, 1998.

    As of September 15, 1997, the Company's two remaining revolving credit facilities consisted of the Unsecured Facility and the Prudential Facility, with an aggregate borrowing capacity of $500.0 million and an aggregate outstanding balance of $234.0 million.

    As of September 15, 1997, the Company had 85 unencumbered properties totaling approximately 7.2 million square feet, representing approximately 58.5 percent of the Company's portfolio.

    CREDIT FACILITIES. On August 6, 1997, the Company obtained the Unsecured Facility in the amount of $400.0 million from a group of 13 lender banks. The Unsecured Facility has a three-year term and currently bears interest at 125 basis points over LIBOR. Based upon the Company's achievement of an investment grade long-term unsecured debt rating, the interest rate will be reduced, on a sliding scale, and a competitive bid option will become available. The lending group for the Unsecured Facility includes: Fleet National Bank, The Chase Manhattan Bank, and Bankers Trust Company, as agents; PNC Bank, N.A., Bank of America National Trust and Savings Association, Commerzbank, and First National Bank of Chicago, as co-agents; and Keybank, Summit Bank, Crestar Bank, Mellon Bank, N.A., Signet Bank, and Kredeitbank NV.

    The terms of the Unsecured Facility include certain restrictions and covenants which limit, among other things, dividend payments and additional indebtedness and which require compliance with specified financial ratios and other financial measurements. The Unsecured Facility also requires a fee on the unused balance payable quarterly in arrears, at a rate ranging from one-eighth of one percent to one-quarter of one percent of such balance, depending on the level of borrowings outstanding in relation to the total facility commitment.

    Concurrently with the closing of the Unsecured Facility, the Company drew funds on such facility to repay in full and terminate two of the Company's existing secured revolving credit facilities and to repay in full the outstanding balance under the Prudential Facility. In addition, on August 12, 1997, the Company retired its remaining $64.5 million real estate mortgage investment conduit (REMIC) secured financing primarily from funds drawn on the Unsecured Facility.

    FINANCING OF THE PENDING TRANSACTION. The cash portion of the purchase price for the Mack Properties will be funded from the net proceeds of this Offering and from drawing on the Unsecured Facility. In addition, the Company will assume approximately $302.1 million of mortgage debt, and issue 3,931,048 Common Units, 249,656 Preferred Units convertible into approximately 7,205,079 Common Units and Warrants to purchase 2,000,000 Common Units, aggregating 13,136,127 Common Units (assuming conversion of all Preferred Units and exercise of all Warrants).

    PRO FORMA CAPITALIZATION. Assuming completion of the Offering, the Transaction and certain other pro forma adjustments, the Company's pro forma debt as of June 30, 1997 would have totaled approximately $1.1 billion and would have represented approximately 30.7 percent of total market capitalization (based on a Common Stock price of $38.6875 per share). See "Capitalization."

ORGANIZATIONAL CHANGES

    Upon consummation of the Transaction, Thomas A. Rizk, the Company's President and Chief Executive Officer, will continue to serve as Chief Executive Officer of Mack-Cali, and William L. Mack, currently Senior Managing Partner of The Mack Company, will serve as a Director and Chairman of the Executive Committee of Mack-Cali. Mitchell E. Hersh, currently Partner and Chief Operating Officer of The Mack Company, will serve as a Director and as President and Chief Operating Officer of Mack-Cali.

    In addition, John J. Cali, Chairman of the Board of Directors of the Company, will remain as Chairman of the Board for Mack-Cali, and will lead a restructured board of directors consisting of 13 members. The Board of Directors of Mack-Cali will consist of three Cali representatives, Thomas A. Rizk, John J. Cali and Robert F. Weinberg, and three Mack representatives, William L. Mack, Earle I. Mack and Mitchell E. Hersh. The remaining seven directors will be independent outside directors and will include three of the Company's current independent board members. Four new independent board members will be selected by Mack and reasonably approved by Cali.

OPERATING PERFORMANCE

    The Company has consistently increased its Funds from Operations since the closing of its IPO. The Company's Funds from Operations (after adjustment for the straight-lining of rents) for the six months ended June 30, 1997 grew to $50.5 million from $19.0 million for the corresponding 1996 period. As a result of the Company's improved operating performance, on September 16, 1997, the Company announced an 11.1 percent increase in its regular quarterly distribution, commencing with the Company's distribution with respect to the third quarter of 1997, payable to holders of record of Common Stock on October 3, 1997, from $.45 per share to $.50 per share of Common Stock ($2.00 per share of Common Stock on an annualized basis). Since the IPO, the Company has increased its regular quarterly distribution by 23.8 percent.

                                USE OF PROCEEDS

    The net proceeds to the Company from the sale of the Common Stock offered hereby (assuming a public offering price per share of $38.6875, after deduction of the underwriting discounts and commissions and estimated offering expenses, is estimated to be approximately $365.1 million ($420.1 million if the Underwriters' over-allotment option is exercised in full). The Company presently intends to use the net proceeds from the Offering to reduce outstanding borrowings under its revolving credit facilities, to fund a portion of the purchase price of the Mack Properties, and for general corporate purposes, including acquisitions other than the Transaction. The Company continually examines potential property acquisitions and, at any given time, one or more of such acquisitions may be under consideration. There can be no assurance that any such acquisitions, including the Transaction, will be consummated. Pending such uses, the Company may invest the remaining net proceeds of the Offering in short-term investment-grade income producing investments such as investments in commercial paper, government securities or money market funds that invest in government securities. This Offering is not conditioned on the consummation of the Transaction or any other transaction. The Unsecured Facility matures in August 2000 and currently bears interest at 125 basis points over LIBOR. The Prudential Facility matures in August 1998 and currently bears interest at 125 basis points over one-month LIBOR. As of September 15, 1997, the aggregate outstanding balance under these two facilities was $234.0 million.

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company as of June 30, 1997 and on a pro forma basis assuming (i) the Transaction had occurred as of June 30, 1997, (ii) the other acquisitions completed by the Company subsequent to June 30, 1997 had occurred as of June 30, 1997, (iii) the issuance of 10,000,000 shares of Common Stock pursuant to the Offering and (iv) the anticipated use of the net proceeds therefrom as described under "Use of Proceeds." The information set forth in the table should be read in conjunction with the consolidated financial statements and the notes thereto and the pro forma financial information and the notes thereto incorporated by reference in the accompanying Prospectus.

                                                     AS OF JUNE 30, 1997
                                                   -----------------------
                                                     ACTUAL     PRO FORMA
                                                   ----------  -----------

                                                       (IN THOUSANDS)
Debt:
  Mortgage and other loans.......................  $  423,561   $ 725,708
  Borrowings under revolving credit facilities...     130,400     335,443
                                                   ----------  -----------
    Total debt...................................     553,961   1,061,151
                                                   ----------  -----------
Minority interest in the Operating
  Partnership(1).................................      70,911     462,129
                                                   ----------  -----------
Stockholders' Equity:
  Preferred stock, $.01 par value, 5,000,000
    shares authorized, none issued or outstanding      --          --
  Common Stock, $.01 par value, 190,000,000
    shares authorized, 36,651,872 shares issued
    and outstanding, 46,651,872 shares as
    adjusted(1)(2)...............................         366         466
  Other stockholders' equity.....................     701,342   1,040,864
                                                   ----------  -----------
    Total stockholders' equity...................     701,708   1,041,330
                                                   ----------  -----------
Total Capitalization.............................  $1,326,580   $2,564,610
                                                   ----------  -----------
                                                   ----------  -----------

------------------------

(1) Assumes no redemption of Units. If all of the Units were redeemed, 40,742,042 shares (61,878,169 shares on a pro forma basis) of Common Stock would be outstanding as of June 30, 1997.

(2) Excludes 2,721,172 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans under which 1,650,929 granted options are outstanding, including 451,703 exercisable options, as of June 30, 1997.

                 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

    The Company's Common Stock is listed on the NYSE under the symbol "CLI." The following sets forth the high and low closing sales prices for the Common Stock for the fiscal periods indicated as reported by the NYSE and the distributions per share paid by the Company with respect to each such period.

                                                                              HIGH        LOW     DISTRIBUTION
                                                                            ---------  ---------  -----------
1994
August 25 through September 30............................................  $  17.250  $  16.125   $   .1346(1)
Fourth Quarter............................................................  $  16.375  $  14.875   $   .4038
1995
First Quarter.............................................................  $  17.375  $  15.50    $   .4038
Second Quarter............................................................  $  19.375  $  16.50    $   .4038
Third Quarter.............................................................  $  20.250  $  18.875   $   .4250
Fourth Quarter............................................................  $  22.500  $  19.125   $   .4250
1996
First Quarter.............................................................  $  23.625  $  20.750   $   .4250
Second Quarter............................................................  $  24.625  $  21.500   $   .4250
Third Quarter.............................................................  $  27.125  $  22.625   $   .4500
Fourth Quarter............................................................  $  30.875  $  26.125   $   .4500
1997
First Quarter.............................................................  $  34.875  $  30.000   $   .4500
Second Quarter............................................................  $  34.000  $  28.750   $   .4500
Third Quarter (through September 17, 1997)................................  $  38.875  $  32.375         N/A

(1) Represents distributions for the partial quarter subsequent to the IPO.

    As a result of the Company's improved operating performance, on September 16, 1997, the Company announced an 11.1 percent increase in its regular quarterly distribution, commencing with the Company's distribution with respect to the third quarter of 1997, payable to holders of record of Common Stock on October 3, 1997, from $.45 per share to $.50 per share of Common Stock ($2.00 per share of Common Stock on an annualized basis). Since the IPO, the Company has increased its regular quarterly distribution by 23.8 percent.

    Future distributions by the Company will be at the discretion of the Board of Directors and will depend on the actual cash flow of the Company, its financial condition, capital requirements, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Board of Directors deems relevant.

    Distributions by the Company to the extent of its current earnings and profits for federal income tax purposes are taxable to stockholders as ordinary dividend income (unless such distributions are designated as capital gain distributions). Distributions in excess of earnings and profits will be treated as a tax-free return of capital, reducing the stockholder's tax basis in the Common Stock, and distributions in excess of such stockholder's tax basis in the Common Stock will be treated as gain realized from the sale of such shares. (See "Certain United States Federal Income Tax Considerations to Holders of Common Stock -- Taxation of Taxable U.S. Stockholders Generally" and "Certain United States Federal Income Tax Considerations to Holders of Common Stock -- Taxation of Non-U.S. Stockholders -- Distributions.") The Company has determined that all of the distributions paid during 1994, 1995 and 1996 represented ordinary dividend income to its stockholders.

                            SELECTED FINANCIAL DATA

    The following table sets forth certain financial data for the Company on a consolidated historical basis and on a pro forma basis. The financial data should be read in conjunction with the Company's financial statements and notes thereto incorporated by reference in this Prospectus Supplement. The consolidated historical financial data of the Company as of and for the periods ended December 31, 1996 and 1995 have been derived from audited financial statements. The consolidated historical financial data of the Company as of and for the six months ended June 30, 1997 and 1996 have been derived from unaudited financial statements which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods.

    The unaudited pro forma operating data for the six months ended June 30, 1997 and the year ended December 31, 1996 is presented as if the completion of this Offering, the Transaction and other acquisitions completed by the Company subsequent to January 1, 1996 all occurred as of January 1, 1996. The pro forma balance sheet as of June 30, 1997 is presented as if the completion of this Offering, the Transaction and other acquisitions completed by the Company subsequent to June 30, 1997 all occurred on June 30, 1997.

    The pro forma information is based upon certain assumptions that are included in the notes to the pro forma financial statements incorporated by reference in this Prospectus Supplement. The pro forma financial information is unaudited and is not necessarily indicative of what the financial position and results of operations of the Company would have been as of and for the periods indicated, nor does it purport to represent the future financial position and results of operations for future periods.

    The combined historical financial data of Mack as of December 31, 1996 and 1995 and for the periods ended December 31, 1996, 1995 and 1994 and as of June 30, 1997 and for the six months ended June 30, 1997 and 1996, together with certain unaudited pro forma financial data of the Company for the six months ended June 30, 1997 and the year ended December 31, 1996, are included in the Company's Current Report on Form 8-K dated September 19, 1997, and is incorporated herein by reference.

                                     PRO FORMA          HISTORICAL                              HISTORICAL
                                    SIX MONTHS       SIX MONTHS ENDED       PRO FORMA           YEAR ENDED
                                       ENDED             JUNE 30,           YEAR ENDED         DECEMBER 31,
                                     JUNE 30,    ------------------------  DECEMBER 31,  ------------------------
                                       1997         1997         1996          1996         1996         1995
                                    -----------  -----------  -----------  ------------  -----------  -----------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATING DATA:
Revenues..........................  $   206,042  $   112,697   $  40,584    $  398,036   $    95,472   $  62,335
Operating and other expenses......  $    73,317  $    40,569   $  15,287    $  144,617   $    35,462   $  24,417
Depreciation and amortization.....  $    30,773  $    16,844   $   6,908    $   61,077   $    15,812   $  12,111
Interest expense..................  $    35,588  $    17,152   $   5,568    $   70,735   $    12,677   $   8,661
Gain on sale of rental property...           --           --   $   5,658            --   $     5,658          --
Income before minority interest
  and extraordinary item..........  $    66,364  $    38,132   $  18,479    $  121,607   $    37,179   $  17,146
Income before extraordinary item..  $    49,441  $    34,484   $  15,658    $   89,280   $    32,419   $  13,638
Extraordinary item-loss on early
  retirement of debt..............           --           --   $    (475)           --   $      (475)         --
Net income........................  $    49,441  $    34,484   $  15,183    $   89,280   $    31,944   $  13,638
Income before extraordinary item
  per share.......................  $      1.06  $      0.95   $    1.03    $     1.92   $      1.76   $    1.23
Net income per common share.......  $      1.06  $      0.95   $    1.00    $     1.92   $      1.73   $    1.23
Dividends declared per common
  share...........................               $      0.90   $    0.85                 $      1.75   $    1.66
Weighted average number of common
  shares..........................       46,674       36,475      15,175        46,400        18,461      11,122

BALANCE SHEET DATA (AT PERIOD
  END):
Rental property, before
  accumulated
  depreciation and amortization...  $ 2,643,651  $ 1,391,228   $ 426,275                 $   853,352   $ 387,675
Total assets......................  $ 2,621,765  $ 1,373,692   $ 402,266                 $ 1,026,328   $ 363,949
Mortgages and loans payable.......  $ 1,061,151  $   553,961   $ 169,147                 $   268,010   $ 135,464
Total liabilities.................  $ 1,118,306  $   601,073   $ 185,500                 $   297,985   $ 150,058
Stockholders' equity..............  $ 1,041,330  $   701,708   $ 189,221                 $   701,379   $ 185,808

OTHER DATA:
Cash flows provided by operating
  activities......................               $    59,241   $  19,163                 $    46,823   $  28,446
Cash flows used in investing
  activities......................               $  (320,432)  $ (36,553)                $  (307,752)  $(133,736)
Cash flows provided by financing
  activities......................               $    62,474   $  18,330                 $   464,769   $  99,863
Funds from Operations after
  adjustment for straight-lining
  of rents before minority
  interest of Unitholders(1)......               $    50,453   $  18,972                 $    45,220   $  27,397

--------------------------

(1) The Company considers Funds from Operations (after adjustment for straight-lining of rents) one measure of REIT performance. Funds from Operations is defined as net income (loss) before minority interest of unitholders computed in accordance with Generally Accepted Accounting Principles ("GAAP"), excluding gains (or losses) from debt restructuring and sales of property, plus real estate-related depreciation and amortization. Funds from Operations should not be considered as an alternative for net income as an indication of the Company's performance or to cash flows as a measure of liquidity. Funds from Operations presented herein is not necessarily comparable to Funds from Operations presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's Funds from Operations is comparable to the Funds from Operations of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts, after the adjustment for straight-lining of rents.

                                   PROPERTIES

GENERAL

    As of September 15, 1997, the Company owned 100 percent of 132 Properties, aggregating approximately 12.2 million square feet, consisting of 120 office and office/flex properties totaling approximately 11.8 million square feet, six industrial/warehouse buildings totaling approximately 400,000 square feet, two multi-family residential properties, two stand-alone retail properties and two land leases. All of the Properties are located in New Jersey, New York, Pennsylvania and Connecticut. The Properties are easily accessible from major thoroughfares and are in close proximity to numerous amenities. The 61 Office Properties contain a total of approximately 8.8 million net rentable square feet, with the individual Office Properties ranging from approximately 20,400 to 761,200 net rentable square feet. The 59 Office/Flex Properties contain a total of approximately 3.0 million square feet. The Office Properties, each managed by on-site employees, generally have attractively landscaped sites, atriums and covered parking in addition to quality design and construction. As of June 30, 1997, the Office Properties and Office/Flex Properties were approximately 96.5 percent leased to over 1,100 tenants. The Company's tenants include many service sector employers, as well as a large number of professional firms and national and international businesses. The Company believes that all of its Properties are well-maintained and do not require significant capital improvements.

OFFICE MARKETS

    The Office Properties and Office/Flex Properties are located throughout New Jersey, New York, Philadelphia and Connecticut. The majority of the Properties are located in northern and central New Jersey and in Westchester County, New York. The majority of the Properties are located within the greater New York metropolitan area and have direct access to New York City, Newark International Airport and the New York/New Jersey Harbor by both public transportation and an extensive highway network.

    The following is a discussion of the markets within which the Properties are located:

    NORTHERN NEW JERSEY: The Northern New Jersey market consists of Bergen, Essex, Hudson, Morris and Passaic Counties. Northern New Jersey's five counties are part of the greater New York metropolitan area, are less than a 45 minute drive from Manhattan, and are widely regarded as major centers for corporate and international business. The region has direct access to New York City by public transportation and extensive road networks. In addition to being home to the two largest cities in New Jersey, Newark and Jersey City, Newark International Airport and the New York/New Jersey Harbor are also located within the five-county boundary.

    Overall vacancy rates have declined in the northern New Jersey market for the fourth consecutive year as a direct result of an increase in leasing activity and net absorption levels. Although some built-to-suit activity is present, speculative construction remains virtually nonexistent. The Company owns and operates approximately 4.5 million square feet of office and office/flex space in northern New Jersey.

    CENTRAL NEW JERSEY: The central New Jersey market consists of Union, Somerset, Hunterdon, Middlesex, Mercer and Monmouth Counties. Encompassing approximately 2,000 square miles in six counties, central New Jersey is notable for its proximity to major highway arteries, including Interstates 78 and 287, Route 1, the Garden State Parkway and the New Jersey Turnpike. This market continues to be a prime location for Fortune 500 headquarters, research & development operations and financial, insurance and real estate (FIRE) sector businesses.

    Central New Jersey vacancy rates are decreasing while average asking rents are increasing. This is, in part, attributable to the increase in demand, measured by leasing activity, which rose predominantly due to corporate expansions. The Company owns and operates approximately 1.8 million square feet of office and office/flex space in the central New Jersey counties of Union, Somerset, Mercer and Monmouth.

    SOUTHERN NEW JERSEY: The southern New Jersey market consists of Burlington, Camden, Atlantic, Ocean, Gloucester, Salem, Cumberland and Cape May Counties. This market has extensive geographic boundaries, stretching from the Delaware River and Philadelphia, to the Atlantic Ocean and Atlantic City. The region is mainly suburban, with the exception of Camden County, which is home to many affluent communities, and Atlantic City, one of the nation's largest centers for gaming/tourism.

    The Company owns and operates 80,000 square feet of office space in Atlantic County, a 327 unit multi-family residential complex in Burlington County and 148,000 square feet of vacant office space currently in renovation in Burlington County.

    SUBURBAN PHILADELPHIA, PENNSYLVANIA: The suburban Philadelphia market consists of Bucks, Chester, Delaware, Montgomery, Lehigh and Northampton Counties. These six counties surround the city of Philadelphia, are home to many affluent communities and are regarded as major centers for corporate and international business. The areas are served by an extensive highway network allowing easy access to Philadelphia International Airport and the Port of Philadelphia.

    Over the last few years the overall vacancy rate in this region has declined and in 1996, the rate declined below ten percent for the first time as a result of strong leasing activity and virtually no new construction. The Company owns and operates approximately 1.2 million square feet in suburban Philadelphia.

    ROCKLAND COUNTY, NEW YORK: Rockland County, New York is located north of the New Jersey/New York border directly adjacent to Bergen County. Rockland County has excellent highway access to both New York City via Interstate 87 and to New Jersey via Interstate 287.

    The Company owns and operates a 180,000 square foot office property in Rockland County.

    WESTCHESTER COUNTY, NEW YORK: Westchester County, New York, is located immediately north of New York City and is accessible from New York City by public transportation and through an extensive road network. In Westchester County, the vacancy rate has declined steadily over the last three years as the office market has absorbed three million square feet that IBM, AT&T and NYNEX vacated from 1989 to 1993. Speculative construction has been virtually non-existent during the past five years.

    The Company owns and operates approximately 1.6 million square feet of office space, approximately 2.0 million square feet of office/flex space, approximately 387,000 square feet of industrial/warehouse space and a 124 unit residential multi-family property in Westchester County, New York. The Company entered this market for the first time with the Robert Martin Company acquisition.

    FAIRFIELD COUNTY, CONNECTICUT: Fairfield County, Connecticut is the county in Connecticut closest in proximity with New York City. It has direct access to New York City via public transportation and through an extensive road network. The county is home to ten Fortune 500 headquarters and there has been a substantial decline in vacancy during the past two years.

    The Company owns approximately 300,000 square feet of office/flex space in Fairfield County. The Company entered this market for the first time with the Robert Martin Company acquisition.

SIGNIFICANT TENANTS

    The following table sets out a schedule of the Company's ten largest tenants, for Properties owned as of June 30, 1997, based upon annualized contractual base rents for the month of June 1997:

                                                                                       PERCENTAGE OF
                                                                          AVERAGE        COMPANY'S
                                                          TENANT         RENT PER          TOTAL            LEASE
                                                      ANNUALIZED BASE     SQUARE      ANNUALIZED BASE    EXPIRATION
                                                     RENTAL REVENUE(1)    FOOT(2)     RENTAL REVENUE        DATE
                                                     -----------------  -----------  -----------------  -------------
                                                      (IN THOUSANDS)
Donaldson, Lufkin & Jenrette Securities
  Corporation......................................      $   7,936       $   18.96            4.05%         July 2009
Dow Jones Telerate Holdings, Inc...................          7,436           19.93            3.79          June 2006(3)
International Business Machines Corporation........          5,924           17.15            3.02          Dec. 2000(4)
American Institute of Certified Public
  Accountants......................................          4,981           20.12            2.54          July 2012
Dean Witter Trust Company..........................          3,999           16.90            2.04          Feb. 2008(5)
NTT Data Communications Systems Corp...............          3,050           22.35            1.56         Sept. 2000
PNC Bank National Association......................          2,660           19.83            1.36          Feb. 2000(6)
Bank of Tokyo Information Services Inc.............          2,604           19.00            1.33          June 2009
Bankers Trust Harborside Inc.......................          2,503            6.50            1.28         March 2003
The U.S. Life Insurance Company in New York City...          2,332           12.96            1.19          Dec. 2003
                                                           -------                           -----
        Total......................................      $  43,425                           22.16%
                                                           -------                           -----
                                                           -------                           -----

------------------------

(1) Annual base rental revenue is based on actual June 1997 billings annualized and is not derived from historical GAAP results. The historical results for the 12 months ended December 31, 1997 may differ from those set forth above.

(2) Represents tenant's annualized base rent divided by the respective tenant's leased square feet as of June 30, 1997.

(3) 45,187 net rentable square feet expire June 2006; 4,700 net rentable square feet expire March 2001; 322,982 net rentable square feet expire June 2000; 39,985 net rentable square feet expire June 1999.

(4) 333,399 net rentable square feet expire December 2000; 6,542 net rentable square feet expire April 1999; 5,409 net rentable square feet expire November 1997.

(5) 221,461 net rentable square feet expire February 2008; 15,193 net rentable square feet expire January 1998.

(6) 107,320 net rentable square feet expire February 2000; 26,808 net rentable square feet expire October 1999.

PROPERTIES

    The following table sets forth certain information relating to each of the Properties owned as of June 30, 1997 (including certain 1996 information for 15 Essex Road, Paramus, Bergen County which was sold by the Company on March 20,
1996). Certain information, including 1996 base rent and effective rent, for those Properties acquired by the Company subsequent to December 31, 1996 has been excluded.

                                                                                                           PERCENTAGE       1996
                                                                   PERCENTAGE                                OF 1996       AVERAGE
                                                          NET        LEASED        1996         1996      TOTAL OFFICE    BASE RENT
                                                       RENTABLE       AS OF        BASE       EFFECTIVE    AND OFFICE/       PER
PROPERTY                                     YEAR        AREA        6/30/97       RENT         RENT          FLEX         SQ. FT.
LOCATION                                     BUILT     (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)     ($)(4)
-----------------------------------------  ---------  -----------  -----------  -----------  -----------  -------------  -----------
OFFICE PROPERTIES
CRANFORD, UNION COUNTY, NJ
  6 Commerce Drive.......................       1973      56,000        100.0          941          814          1.27         16.80
  11 Commerce Drive (6)..................       1981      90,000         78.4        1,219        1,099          1.64         14.14
  20 Commerce Drive......................       1990     176,600         79.9        3,677        2,936          4.95         20.82
  65 Jackson Drive.......................       1984      82,778        100.0          953          895          1.28         13.32
CLARK, UNION COUNTY, NJ
  100 Walnut Avenue......................       1985     182,555         97.3        3,679        3,341          4.95         21.39
JERSEY CITY, HUDSON COUNTY, NJ
  95 Christopher Columbus Drive..........       1989     621,900        100.0       12,123       11,031         16.33         19.49
Harborside Financial Center(7)
  Christopher Columbus Drive
  Exchange Place & the Hudson River
  Plaza I................................       1983(8)    400,000      100.0          516          516          0.69          8.12
  Plaza II...............................       1990(8)    761,200       96.7        2,134        2,134          2.87         18.42
  Plaza III..............................       1990(8)    725,600       97.0        2,391        2,391          3.22         21.38
  Parking Agreement (9)..................        N/A         N/A        100.0          538          538          0.72           N/A

                                              1996         TENANTS LEASING
                                             AVERAGE         10% OR MORE
                                            EFFECTIVE          OF NET
                                            RENT PER        RENTABLE AREA
PROPERTY                                     SQ. FT.        PER PROPERTY
LOCATION                                     ($)(5)       AS OF 6/30/97(6)
-----------------------------------------  -----------  ---------------------
OFFICE PROPERTIES
CRANFORD, UNION COUNTY, NJ
  6 Commerce Drive.......................       14.54   Public Service
                                                        Electric & Gas Co.
                                                        (18%), Excel
                                                        Scientific Protocols,
                                                        Inc. (32%), Columbia
                                                        National, Inc. (13%)
  11 Commerce Drive (6)..................       12.75   Northeast
                                                        Administrators (10%),
                                                        Cali Realty, L.P.
                                                        (23%)
  20 Commerce Drive......................       16.63   Public Service
                                                        Electric & Gas Co.
                                                        (26%)
  65 Jackson Drive.......................       12.51   Kraft General Foods,
                                                        Inc. (35%), Allstate
                                                        Insurance Co. (27%),
                                                        The Procter & Gamble
                                                        Distribution Co. Inc.
                                                        (18%), Unum Life
                                                        Insurance Co. (14%)
CLARK, UNION COUNTY, NJ
  100 Walnut Avenue......................       19.43   BDSI, Inc. (34%),
                                                        Allstate Insurance
                                                        Co. (13%), The
                                                        Equitable Life
                                                        Assurance Society of
                                                        the United States
                                                        (10%)
JERSEY CITY, HUDSON COUNTY, NJ
  95 Christopher Columbus Drive..........       17.74   Donaldson, Lufkin &
                                                        Jenrette Securities
                                                        Corp. (67%), NTT Data
                                                        Corp. (22%)
Harborside Financial Center(7)
  Christopher Columbus Drive
  Exchange Place & the Hudson River
  Plaza I................................        8.12   Bankers Trust
                                                        Harborside, Inc.(96%)
  Plaza II...............................       18.42   Dow Jones Telerate
                                                        Holdings, Inc. (50%),
                                                        Dean Witter Trust Co.
                                                        (30%), Lewco
                                                        Securities (11%)
  Plaza III..............................       21.38   American Institute of
                                                        Certified Public
                                                        Accountants (32%),
                                                        Bank of Tokyo Info.
                                                        Services, Inc. (19%)
  Parking Agreement (9)..................         N/A   Kinney Hackensack,
                                                        Inc. (100%)

                                                                                                           PERCENTAGE       1996
                                                                   PERCENTAGE                                OF 1996       AVERAGE
                                                          NET        LEASED        1996         1996      TOTAL OFFICE    BASE RENT
                                                       RENTABLE       AS OF        BASE       EFFECTIVE    AND OFFICE/       PER
PROPERTY                                     YEAR        AREA        6/30/97       RENT         RENT          FLEX         SQ. FT.
LOCATION                                     BUILT     (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)     ($)(4)
-----------------------------------------  ---------  -----------  -----------  -----------  -----------  -------------  -----------
ROSELAND, ESSEX COUNTY, NJ
  101 Eisenhower Parkway.................       1980     237,000         94.0        3,685        3,339          4.96         16.70
  103 Eisenhower Parkway.................       1985     151,545         95.8        3,187        3,057          4.29         21.57
WOODCLIFF LAKE, BERGEN COUNTY, NJ
  50 Tice Boulevard......................       1984     235,000         99.1        4,611        3,954          6.21         19.82
  300 Tice Boulevard (7).................       1991     230,000        100.0          245          245          0.33         17.67
PARAMUS, BERGEN COUNTY, NJ
  15 Essex Road..........................       1979         (10)         (10)         261          224          0.35           (10)
FAIR LAWN, BERGEN COUNTY, NJ
  17-17 Route 208........................       1987     143,000        100.0        3,343        3,331          4.52         23.38
FORT LEE, BERGEN COUNTY, NJ
  One Bridge Plaza (7)...................       1981     200,000         96.3          174          174          0.24         21.88
FLORHAM PARK, MORRIS COUNTY, NJ
  325 Columbia Turnpike..................       1987     168,144         97.1        3,396        2,998          4.57         20.80
PARSIPPANY, MORRIS COUNTY, NJ
  600 Parsippany Road....................       1978      96,000         94.5        1,471        1,444          1.98         15.42
PRINCETON, MERCER COUNTY, NJ
  5 Vaughn Drive.........................       1987      98,500         99.2        2,048        2,037          2.76         20.96
  400 Alexander Park(7)..................       1987      70,550        100.0          971          840          1.31         18.27

  103 Carnegie Center(7).................       1984      96,000         97.1        1,299        1,299          1.75         18.73

                                              1996         TENANTS LEASING
                                             AVERAGE         10% OR MORE
                                            EFFECTIVE          OF NET
                                            RENT PER        RENTABLE AREA
PROPERTY                                     SQ. FT.        PER PROPERTY
LOCATION                                     ($)(5)       AS OF 6/30/97(6)
-----------------------------------------  -----------  ---------------------
ROSELAND, ESSEX COUNTY, NJ
  101 Eisenhower Parkway.................       15.13   Arthur Andersen LLP
                                                        (29%), Brach,
                                                        Eichler, Rosenberg,
                                                        Silver, Bernstein &
                                                        Hammer (13%)
  103 Eisenhower Parkway.................       20.69   Ravin, Sarasohn,
                                                        Cook, Baumgarten
                                                        (18%), Lum, Hoenes,
                                                        Able (11%), Chelsea-
                                                        GCA (15%)
WOODCLIFF LAKE, BERGEN COUNTY, NJ
  50 Tice Boulevard......................       17.00   Syncsort, Inc. (22%)
  300 Tice Boulevard (7).................       17.67   Medco Containments
                                                        Services, Inc. (20%),
                                                        Xerox Corp. (14%),
                                                        Chase Home Mortgage
                                                        Corp. (11%),
                                                        Comdisco, Inc. (11%)
PARAMUS, BERGEN COUNTY, NJ
  15 Essex Road..........................         (10)  (10)
FAIR LAWN, BERGEN COUNTY, NJ
  17-17 Route 208........................       23.29   Lonza, Inc. (63%),
                                                        Chubb Federal Insur-
                                                        ance Co. (16%),
                                                        Boron-Lepone Assoc.,
                                                        Inc. (10%)
FORT LEE, BERGEN COUNTY, NJ
  One Bridge Plaza (7)...................       21.88   Broadview Associates
                                                        LLP (16%), Bozell
                                                        Wordwide, Inc. (12%)
FLORHAM PARK, MORRIS COUNTY, NJ
  325 Columbia Turnpike..................       18.36   Bressler, Amery &
                                                        Ross (24%), General
                                                        Motors Acceptance
                                                        Corp.(14%), Dun &
                                                        Bradstreet, Inc.
                                                        (12%), Smith Barney
                                                        Lease Management
                                                        (10%)
PARSIPPANY, MORRIS COUNTY, NJ
  600 Parsippany Road....................       15.13   Metropolitan Life
                                                        Insurance Co. (36%),
                                                        International Busi-
                                                        ness Machines (30%)
PRINCETON, MERCER COUNTY, NJ
  5 Vaughn Drive.........................       20.85   U.S. Trust of N.J.
                                                        (19%), Princeton
                                                        Venture Research
                                                        Corp. (14%), Woodrow
                                                        Wilson National
                                                        Fellowship Founda-
                                                        tion (12%), Villeroy
                                                        & Boch Tableware Ltd.
                                                        (11%)
  400 Alexander Park(7)..................       15.80   Berlitz International
                                                        Inc.(100%)
  103 Carnegie Center(7).................       18.73   Ronin Development
                                                        Corp. (15%)

                                                                                                           PERCENTAGE       1996
                                                                   PERCENTAGE                                OF 1996       AVERAGE
                                                          NET        LEASED        1996         1996      TOTAL OFFICE    BASE RENT
                                                       RENTABLE       AS OF        BASE       EFFECTIVE    AND OFFICE/       PER
PROPERTY                                     YEAR        AREA        6/30/97       RENT         RENT          FLEX         SQ. FT.
LOCATION                                     BUILT     (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)     ($)(4)
-----------------------------------------  ---------  -----------  -----------  -----------  -----------  -------------  -----------
CLIFTON, PASSAIC COUNTY, NJ
  777 Passaic Avenue.....................       1983      75,000         72.0          780          679          1.05         15.03

TOTOWA, PASSAIC COUNTY, NJ
  999 Riverview Drive....................       1988      56,066         95.6          967          963          1.30         17.69
WALL TOWNSHIP, MONMOUTH COUNTY, NJ
  1305 Campus Parkway....................       1988      23,350         92.4          390          375          0.53         19.00
  1350 Campus Parkway....................       1990      79,747         74.6        1,174        1,161          1.58         18.29
NEPTUNE, MONMOUTH COUNTY, NJ
  3600 Route 66..........................       1989     180,000        100.0        2,411        2,411          3.25         13.39
EGG HARBOR, ATLANTIC COUNTY, NJ
  100 Decadon Drive......................       1987      40,422        100.0          772          772          1.04         19.10
  200 Decadon Drive......................       1991      39,922        100.0          604          596          0.81         16.08
BASKING RIDGE, SOMERSET COUNTY, NJ
  222 Mt. Airy Road (7)..................       1986      49,000        100.0          191          191          0.26          8.78
  233 Mt. Airy Road (7)..................       1987      66,000        100.0          336          336          0.45         11.47
PLYMOUTH MEETING, MONTGOMERY COUNTY, PA
  5 Sentry Parkway East (7)..............       1984      91,600        100.0          214          214          0.29         15.50
  5 Sentry Parkway West (7)..............       1984      38,400        100.0           95           95          0.13         16.42
MEDIA, DELAWARE COUNTY, PA
Rose Tree Corporate Center
  Center I (7)...........................       1986     100,000         99.5        1,221        1,221          1.64         19.01
  Center II (7)..........................       1990     160,000         99.0        1,847        1,846          2.49         17.44

                                              1996         TENANTS LEASING
                                             AVERAGE         10% OR MORE
                                            EFFECTIVE          OF NET
                                            RENT PER        RENTABLE AREA
PROPERTY                                     SQ. FT.        PER PROPERTY
LOCATION                                     ($)(5)       AS OF 6/30/97(6)
-----------------------------------------  -----------  ---------------------
CLIFTON, PASSAIC COUNTY, NJ
  777 Passaic Avenue.....................       13.08   Motorola Inc. (19%)
TOTOWA, PASSAIC COUNTY, NJ
  999 Riverview Drive....................       17.62   Bank of New York
                                                        (56%), Bankers
                                                        Financial (16%),
                                                        Commonwealth Land
                                                        (11%)
WALL TOWNSHIP, MONMOUTH COUNTY, NJ
  1305 Campus Parkway....................       18.27   Centennial Cellular
                                                        Corp. (41%),
                                                        McClaughlin, Ben-
                                                        nett, Gelson(35%), NJ
                                                        Natural Energy(10%)
  1350 Campus Parkway....................       18.09   New Jersey National
                                                        Bank (17%), Stephen
                                                        E. Gertier (17%),
                                                        Hospital Computer
                                                        Systems, Inc. (11%)
NEPTUNE, MONMOUTH COUNTY, NJ
  3600 Route 66..........................       13.39   The U.S. Life Insur-
                                                        ance Company in New
                                                        York City (100%)
EGG HARBOR, ATLANTIC COUNTY, NJ
  100 Decadon Drive......................       19.10   Computer Sciences
                                                        Corp. (79%), U.S.
                                                        Social Security
                                                        Administration (20%)
  200 Decadon Drive......................       15.87   Hughes STX (27%),
                                                        Advanced Casino
                                                        Systems Corp. (24%),
                                                        International Busi-
                                                        ness Machines (14%),
                                                        Computer Sciences
                                                        Corp. (11%), Crown
                                                        Communications, Inc.
                                                        (10%)
BASKING RIDGE, SOMERSET COUNTY, NJ
  222 Mt. Airy Road (7)..................        8.78   Lucent Technologies
                                                        Inc. (100%)
  233 Mt. Airy Road (7)..................       11.47   A.T.& T. Corp. (100%)
PLYMOUTH MEETING, MONTGOMERY COUNTY, PA
  5 Sentry Parkway East (7)..............       15.50   Merck, Inc. (73%),
                                                        Selas Fluid Process-
                                                        ing Corp. (22%)
  5 Sentry Parkway West (7)..............       16.42   Merck, Inc. (70%),
                                                        David Cutler Group
                                                        (30%)
MEDIA, DELAWARE COUNTY, PA
Rose Tree Corporate Center
  Center I (7)...........................       19.01   General Services
                                                        Administration (13%),
                                                        Erie Insurance
                                                        Company (11%)
  Center II (7)..........................       17.44   Barnett International
                                                        (19%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
LESTER, DELAWARE COUNTY, PA
International Court at Airport Business
Center(7)
  International Court I..................       1986      95,000        99.7           85           85          0.11        21.84
  International Court II.................       1987     208,000        99.8          153          153          0.21        17.93
  International Court III................       1992      68,000       100.0           55           55          0.07        19.68
BERWYN, CHESTER COUNTY, PA
  1235 Westlakes Drive...................       1986     134,902        99.5           --           --            --           --
  1205 Westlakes Drive...................       1988     130,265        99.3           --           --            --           --
  1055 Westlakes Drive...................       1990     118,487       100.0           --           --            --           --
  1000 Westlakes Drive...................       1989      60,696        98.3           --           --            --           --
SUFFERN, ROCKLAND COUNTY, NY
  400 Rella Boulevard....................       1988     180,000        95.9        3,250        3,219          4.38        18.83
ELMSFORD, WESTCHESTER COUNTY, NY
  100 Clearbrook Road(6).................       1975      60,000       100.0           --           --            --           --
  101 Executive Boulevard................       1971      50,000       100.0           --           --            --           --
  570 Taxter Road........................       1972      75,000        98.3           --           --            --           --
HAWTHORNE, WESTCHESTER COUNTY, NY
  1 Skyline Drive........................       1980      20,400        50.0           --           --            --           --
  2 Skyline Drive........................       1987      30,000       100.0           --           --            --           --
  17 Skyline Drive.......................       1989      85,000       100.0           --           --            --           --
  30 Saw Mill River Road.................       1982     248,400       100.0           --           --            --           --

YONKERS, WESTCHESTER COUNTY, NY
  1 Executive Boulevard..................       1982     112,000        83.3           --           --            --           --
  3 Executive Boulevard..................       1987      58,000       100.0           --           --            --           --

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
LESTER, DELAWARE COUNTY, PA
International Court at Airport Business
Center(7)
  International Court I..................      21.84  SAP America, Inc.
                                                      (82%)
  International Court II.................      17.93  PNC Bank (52%), Mercy
                                                      Health Plan (35%)
  International Court III................      19.68  SAP America, Inc.
                                                      (39%), McLaren Hart
                                                      Environmental Engi-
                                                      neering Corp. (39%),
                                                      Mercy Health Plan
                                                      (14%)
BERWYN, CHESTER COUNTY, PA
  1235 Westlakes Drive...................         --  Pepper Hamilton &
                                                      Scheat (18%), Ratner
                                                      & Prestia (14%), Tur-
                                                      ner Investment Part-
                                                      ners (10%)
  1205 Westlakes Drive...................         --  Provident Investment
                                                      Mutual Life Insurance
                                                      Co.(35%), Oracle
                                                      Corporation (30%)
  1055 Westlakes Drive...................         --  Tokai Financial Ser-
                                                      vices (92%)
  1000 Westlakes Drive...................         --  PNC Bank, N.A. (38%),
                                                      Drinker Biddle &
                                                      Reath (24%),
                                                      Manchester, Inc.
                                                      (14%)
SUFFERN, ROCKLAND COUNTY, NY
  400 Rella Boulevard....................      18.65  Allstate Insurance
                                                      Co. (16%), The
                                                      Prudential Insurance
                                                      Co. (21%), Provident
                                                      Savings F.A. (20%),
                                                      John Alden Life
                                                      Insurance Co. of NY
                                                      (11%)
ELMSFORD, WESTCHESTER COUNTY, NY
  100 Clearbrook Road(6).................         --  ANS (41%) Robert
                                                      Martin Co. (36%)
  101 Executive Boulevard................         --  Pennysaver Group
                                                      (23%), Alcone Sim's
                                                      O'Brien (22%)
  570 Taxter Road........................         --  Connecticut General
                                                      (16%)
HAWTHORNE, WESTCHESTER COUNTY, NY
  1 Skyline Drive........................         --  Childtime Childcare
                                                      (50%)
  2 Skyline Drive........................         --  MW Samara (42%),
                                                      Perinin Construction
                                                      (45%), Boykoff & Bell
                                                      (13%)
  17 Skyline Drive.......................         --  IBM (100%)
  30 Saw Mill River Road.................         --  IBM (100%)
YONKERS, WESTCHESTER COUNTY, NY
  1 Executive Boulevard..................         --  Wise/Contact US
                                                      (17%), York Intl.
                                                      (11%)
  3 Executive Boulevard..................         --  GMAC/MIC (48%),
                                                      Metropolitan Life
                                                      (22%), City & Subur-
                                                      ban (15%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
TARRYTOWN, WESTCHESTER COUNTY, NY
  200 White Plains Road..................       1982      89,000        90.1           --           --            --           --
  220 White Plains Road..................       1984      89,000        98.3           --           --            --           --
WHITE PLAINS, WESTCHESTER COUNTY, NY
  1 Barker Avenue........................       1975      68,000        97.0           --           --            --           --
  3 Barker Avenue........................       1983      65,300        98.0           --           --            --           --
  1 Water Street.........................       1979      45,700       100.0           --           --            --           --
  11 Martine Avenue......................       1987     180,000        98.5           --           --            --           --
  50 Main Street.........................       1985     309,000        94.2           --           --            --           --
                                                      ----------  -----------  -----------  -----------       ------    ---------
Total Office Properties:                               8,402,029        96.7       67,407       63,009         90.78     19.00(11)
                                                      ----------  -----------  -----------  -----------       ------    ---------

OFFICE/FLEX PROPERTIES
TOTOWA, PASSAIC COUNTY, NJ
  11 Commerce Way........................       1989      47,025       100.0          412          412          0.55         9.86
  20 Commerce Way........................       1992      42,540       100.0          467          467          0.63        10.98
  29 Commerce Way........................       1990      48,930       100.0          454          430          0.61         9.28
  40 Commerce Way........................       1987      50,576        85.7          426          416          0.57         8.42
  45 Commerce Way........................       1992      51,207       100.0          478          454          0.64         9.33
  60 Commerce Way........................       1988      50,333       100.0          292          273          0.39         5.80

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
TARRYTOWN, WESTCHESTER COUNTY, NY
  200 White Plains Road..................         --  Independent Health
                                                      (28%), Allmerica
                                                      Finance (17%), NYS
                                                      Dept. of Environmen-
                                                      tal Services(13%)
  220 White Plains Road..................         --  Stellare Management
                                                      (11%)
WHITE PLAINS, WESTCHESTER COUNTY, NY
  1 Barker Avenue........................         --  O'Connor, McGuinn
                                                      (19%), United Skys
                                                      Realty Corp. (18%)
  3 Barker Avenue........................         --  Bernard C. Harris
                                                      (56%)
  1 Water Street.........................             Trigen Energy (37%),
                                                      Stewart Title (15%)
  11 Martine Avenue......................         --  KPMG Peat Marwick LLP
                                                      (14%), McCarthy
                                                      Fingar (11%), David
                                                      Worby (11%)
  50 Main Street.........................         --  National Economic
                                                      Research (10%)
                                           ---------
Total Office Properties:                    17.54(11)
                                           ---------
OFFICE/FLEX PROPERTIES
TOTOWA, PASSAIC COUNTY, NJ
  11 Commerce Way........................       9.86  Caremark Homecare
                                                      (78%), Olsten Health
                                                      Services (11%), Sie-
                                                      mens Electromechanic
                                                      (11%)
  20 Commerce Way........................      10.98  Motorola Inc. (45%),
                                                      Siemens Electro Com-
                                                      ponents 41%), John
                                                      Guest USA (14%)
  29 Commerce Way........................       8.79  Sandvik Sorting Sys-
                                                      tems,Inc.(44%),
                                                      Paterson Dental
                                                      Supply Inc. (23%),
                                                      Fujitec America Inc.
                                                      (22%), Bell Atlantic
                                                      Meridian Systems(11%)
  40 Commerce Way........................       8.23  Thomson Electronics
                                                      (36%), Minolta Busi-
                                                      ness Systems
                                                      Inc.(36%), Snap-On,
                                                      Inc. (14%), Inchscape
                                                      Testing Services
                                                      (14%)
  45 Commerce Way........................       8.87  Ericsson Radio Sys-
                                                      tems Inc. (52%),
                                                      Woodward Clyde
                                                      Consultants (27%),
                                                      Oakwood Corporate
                                                      Housing (10%), Sen-
                                                      sormatic Electronics
                                                      (10%)
  60 Commerce Way........................       5.42  Relectronic Service
                                                      Corp. (43%), Ericsson
                                                      Inc. (29%), Maxlite-
                                                      S.K. America (14%) HW
                                                      Exhibits (14%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
  80 Commerce Way (7)....................       1996      22,500        88.6           --           --            --           --
  100 Commerce Way (7)...................       1996      24,600        33.9           --           --            --           --
  120 Commerce Way.......................       1994       9,024       100.0          128          126          0.17        14.18
  140 Commerce Way.......................       1994      26,881       100.0          210          210          0.28         7.81
WALL TOWNSHIP, MONMOUTH
COUNTY, NJ
  1325 Campus Parkway....................       1988      35,000        99.7          392          391          0.53        12.19
  1340 Campus Parkway....................       1992      72,502        88.9          600          600          0.81         9.31
  1345 Campus Parkway....................       1995      76,300       100.0           --           --            --           --
  1320 Wykoff Road.......................       1986      20,336       100.0          190          190          0.26         9.34
  1324 Wykoff Road.......................       1987      21,168       100.0          206          206          0.28         9.73
  1433 Highway 34........................       1985      69,020        78.8          563          549          0.76         8.61
HAMILTON TOWNSHIP, MERCER COUNTY, NJ
  100 Horizon Drive......................       1989      13,275       100.0          226          226          0.30        17.02
  200 Horizon Drive......................       1991      45,770        85.3          445          445          0.60        11.40
  300 Horizon Drive......................       1989      69,780      100.00          923          919          1.25        13.23
  500 Horizon Drive......................       1990      41,205       100.0          436          427          0.59        11.40

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
  80 Commerce Way (7)....................         --  Hey Diddle Diddle
                                                      Inc. (40%), IDEXX
                                                      Veterinary Services
                                                      (37%), Bell Atlantic
                                                      Communications
                                                      (11.6%)
  100 Commerce Way (7)...................         --  Minolta (33.9%)
  120 Commerce Way.......................      13.96  Deerfield Healthcare
                                                      (100%)
  140 Commerce Way.......................       7.81  Advanced Images Sys-
                                                      tems Inc.(20%),
                                                      Philips Consumer
                                                      (l9%), Holder Group
                                                      Inc. (11%), Showa
                                                      Toll USA Inc. (10%),
                                                      TelSource (10%),
                                                      Dairygold (10%), Uni-
                                                      versal Hospital Ser-
                                                      vices (10%), Alpha
                                                      Testing (10%)
WALL TOWNSHIP, MONMOUTH
COUNTY, NJ
  1325 Campus Parkway....................      12.16  American Press (71%)
  1340 Campus Parkway....................       9.31  Groundwater & Envi-
                                                      ronmental Ser-
                                                      vices(33%), Software
                                                      Shop(22%), Monmouth
                                                      Ocean Hospital (15%),
                                                      Association for
                                                      Retarded Citizens
                                                      (11%)
  1345 Campus Parkway....................         --  Depot America
                                                      Inc.(37%), Quadramed
                                                      Corp.(24%), Devine
                                                      Corp. (10%)
  1320 Wykoff Road.......................       9.34  Eastern Automation
                                                      (71%), A.T.&T. Corp.
                                                      (29%)
  1324 Wykoff Road.......................       9.73  A.T.& T. Corp. (53%),
                                                      State of New Jersey
                                                      (25%), Supply Saver,
                                                      Inc. (22%)
  1433 Highway 34........................       8.40  State Farm Mutual
                                                      Auto Insurance (22%),
                                                      NJ Natural Gas Co.
                                                      (14%), Beacon Tool
                                                      Inc. (12%)
HAMILTON TOWNSHIP, MERCER COUNTY, NJ
  100 Horizon Drive......................      17.02  H.I.P. of New Jersey
                                                      Inc. (100%)
  200 Horizon Drive......................      11.40  O.H.M. Remediation
                                                      Services Corp. (85%)
  300 Horizon Drive......................      13.17  State of NJ/D.E.P
                                                      (50%), McFaul & Lyons
                                                      (26%), Fluor Daniel
                                                      GTI (24%)
  500 Horizon Drive......................      11.17  First Financial
                                                      (30%), Lakeview Child
                                                      Center Inc.(19%), MCI
                                                      Systems House Corp.
                                                      (18%), NJ Builders
                                                      Assoc. (14%), Diedre
                                                      Moire Corp. (11%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
ELMSFORD, WESTCHESTER
COUNTY, NY
  1 Westchester Plaza....................       1967      25,000       100.0           --           --            --           --
  2 Westchester Plaza....................       1968      25,000       100.0           --           --            --           --
  3 Westchester Plaza....................       1969      93,500       100.0           --           --            --           --
  4 Westchester Plaza....................       1969      44,700       100.0           --           --            --           --
  5 Westchester Plaza....................       1969      20,000       100.0           --           --            --           --
  6 Westchester Plaza....................       1968      20,000        76.0           --           --            --           --
  7 Westchester Plaza....................       1972      46,200       100.0           --           --            --           --
  8 Westchester Plaza....................       1971      67,200        69.6           --           --            --           --
  11 Clearbrook Road.....................       1974      31,800       100.0           --           --            --           --
  75 Clearbrook Road.....................       1990      32,720       100.0           --           --            --           --
  150 Clearbrook Road....................       1975      74,900       100.0           --           --            --           --
  175 Clearbrook Road....................       1973      98,900       100.0           --           --            --           --
  200 Clearbrook Road....................       1974      94,000       100.0           --           --            --           --
  250 Clearbrook Road....................       1973     155,000        84.2           --           --            --           --
  50 Executive Boulevard.................       1969      45,200       100.0           --           --            --           --

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
ELMSFORD, WESTCHESTER
COUNTY, NY
  1 Westchester Plaza....................         --  KCI Therapeutic
                                                      (40%), Thin Film
                                                      Concepts (20%), RS
                                                      Knapp(20%), American
                                                      Greeting (20%)
  2 Westchester Plaza....................         --  Board of Cooperation
                                                      (78%), Kin-Tronics
                                                      (12%), Squires Pro-
                                                      duction (10%)
  3 Westchester Plaza....................         --  Apria Healthcare
                                                      (32%), Kangol
                                                      Headware (28%), V-
                                                      Band Corp. (16%),
                                                      Dental Concepts (12%)
  4 Westchester Plaza....................         --  Metropolitan Life
                                                      (38%), EEV Inc. (34%)
                                                      Arsys Innotech Corp.
                                                      (13%)
  5 Westchester Plaza....................         --  Kramer Scientific
                                                      (26%), Rokonet
                                                      Industries (25%), UA
                                                      Plumbers Education
                                                      (25%), Furniture Etc.
                                                      (13%) Fujitsu (13%)
  6 Westchester Plaza....................         --  Xerox Corp. (28%),
                                                      Signacon Control
                                                      (28%), Girard Rubber
                                                      Co. (12%)
  7 Westchester Plaza....................         --  Emigrant Savings
                                                      (57%), Fire-End
                                                      Croker (22%), Health
                                                      Maintenance (10%)
  8 Westchester Plaza....................         --  Mamiya Amnerica
                                                      (17%), Self Powered
                                                      Lighting (14%)
  11 Clearbrook Road.....................         --  Eastern Jungle (27%),
                                                      Treetops Inc. (21%)
                                                      MCS Marketing (18%),
                                                      Creative Medical
                                                      (14%), Westchester
                                                      Party Rental(14%)
  75 Clearbrook Road.....................         --  Evening Out
                                                      Inc.(100%)
  150 Clearbrook Road....................         --  Court Sports I(24%),
                                                      Philips Medical
                                                      (18%), Transwestern
                                                      Pub (12%) ADT
                                                      Security Systems,
                                                      Inc. (11%)
  175 Clearbrook Road....................         --  Midland Avenue (35%),
                                                      Hypres (14%)
  200 Clearbrook Road....................         --  Midland Avenue (22%),
                                                      Proftech Corp. (20%),
                                                      IR Industries (18%),
                                                      Wyse Technology (15%)
  250 Clearbrook Road....................         --  AFP Imaging (42%),
                                                      The Artina Group
                                                      (14%)
  50 Executive Boulevard.................         --  MMO Music Group
                                                      (66%), Medical
                                                      Billing (21%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
  77 Executive Boulevard.................       1977      13,000       100.0           --           --            --           --
  85 Executive Boulevard.................       1968      31,000       100.0           --           --            --           --
  300 Executive Boulevard................       1970      60,000       100.0           --           --            --           --
  350 Executive Boulevard................       1970      15,400       100.0           --           --            --           --
  399 Executive Boulevard................       1962      80,000       100.0           --           --            --           --
  400 Executive Boulevard................       1970      42,200       100.0           --           --            --           --
  500 Executive Boulevard................       1970      41,600       100.0           --           --            --           --
  525 Executive Boulevard................       1972      61,700       100.0           --           --            --           --
HAWTHORNE, WESTCHESTER
COUNTY, NY
  4 Skyline Drive........................       1987      80,600       100.0           --           --            --           --
  8 Skyline Drive........................       1985      50,000       100.0           --           --            --           --
  10 Skyline Drive.......................       1985      20,000       100.0           --           --            --           --
  11 Skyline Drive.......................       1989      45,000        88.1           --           --            --           --
  15 Skyline Drive.......................       1989      55,000       100.0           --           --            --           --
  200 Saw Mill River Road................       1965      51,100        90.2           --           --            --           --

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
  77 Executive Boulevard.................         --  Bright Horizons
                                                      (55%), WNN Corpo-
                                                      ration (35%)
  85 Executive Boulevard.................         --  Vrex Inc. (49%), Wes-
                                                      thab Inc,. (18%),
                                                      Saturn II Systems
                                                      (11%), John
                                                      Caulfields (13%)
  300 Executive Boulevard................         --  Varta Batteries
                                                      (44%), Princeton Ski
                                                      Outlet (43%), LMG
                                                      International (12%)
  350 Executive Boulevard................         --  Copytex Corp. (100%)
  399 Executive Boulevard................         --  American Banknote
                                                      (72%), Kaminstein
                                                      Imports (28%)
  400 Executive Boulevard................         --  Baker Engineering
                                                      (39%), North Ameri-
                                                      can Van Lines (25%),
                                                      Execu- Lunch Inc.
                                                      (13%)
  500 Executive Boulevard................         --  Original Con-
                                                      sume(36%), Dover
                                                      Elevator (16%), Com-
                                                      merceOverseas(16%),
                                                      Charles Martine
                                                      (13%), Olsten Home
                                                      Health (13%)
  525 Executive Boulevard................         --  Vie de France (59%),
                                                      New York Blood
                                                      Center(21%)
HAWTHORNE, WESTCHESTER
COUNTY, NY
  4 Skyline Drive........................         --  GEC Alsthom (60%)
  8 Skyline Drive........................         --  Cityscape (51%),
                                                      Reveo Inc. (29%),
                                                      Stratasys Inc. (12%)
  10 Skyline Drive.......................         --  DX Communications
                                                      (65%), Galston Corp.
                                                      (17%), KPMG Peat
                                                      Marwick, LLP (18%)
  11 Skyline Drive.......................         --  Cube Computer (41%),
                                                      Bowthorpe Holdings
                                                      (18%), Planned
                                                      Parenthood (11%)
  15 Skyline Drive.......................         --  United Parcel Service
                                                      (34%), Tellabs Opera-
                                                      tion Inc. (27%), Emi-
                                                      sphere Technology
                                                      (23%), Minolta Cop-
                                                      ier (16%)
  200 Saw Mill River Road................         --  Walter Degruyter
                                                      (21%), Monahans
                                                      Plumbing & Heating
                                                      (14%), Argents Air
                                                      Express(12%), SI
                                                      Industrial (10%), AAR
                                                      Hardware (10%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
YONKERS, WESTCHESTER
COUNTY, NY
  100 Corporate Boulevard................       1987      78,000       100.0           --           --            --           --
  4 Executive Plaza......................       1986      80,000       100.0           --           --            --           --
  6 Executive Plaza......................       1987      80,000       100.0           --           --            --           --
  1 Odell Plaza..........................       1980     106,000       100.0           --           --            --           --
  5 Odell Plaza..........................       1983      38,400       100.0           --           --            --           --
  7 Odell Plaza..........................       1984      42,600        93.5           --           --            --           --

STAMFORD, FAIRFIELD COUNTY, CT
  419 West Avenue........................       1986      88,000       100.0           --           --            --           --
  500 West Avenue........................       1988      25,000       100.0           --           --            --           --
  550 West Avenue........................       1990      54,000       100.0           --           --            --           --
                                                      ----------  -----------  -----------  -----------       ------    ---------
Total Office/Flex Properties:                          2,950,692        96.0        6,848        6,741          9.22     10.00(11)
                                                      ----------  -----------  -----------  -----------       ------    ---------

INDUSTRIAL/WAREHOUSE PROPERTIES
ELMSFORD, WESTCHESTER
COUNTY, NY
  1 Warehouse Lane.......................       1957       6,600       100.0           --           --            --           --
  2 Warehouse Lane.......................       1957      10,900       100.0           --           --            --           --
  3 Warehouse Lane.......................       1957      77,200       100.0           --           --            --           --
  4 Warehouse Lane.......................       1957     195,500        92.2           --           --            --           --

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
YONKERS, WESTCHESTER
COUNTY, NY
  100 Corporate Boulevard................         --  Bank of New York
                                                      (28%), Montefore
                                                      (19%), Xerox (13%),
                                                      Quality Lifestyle
                                                      (12%), Medigene (11%)
  4 Executive Plaza......................         --  O K Industries (42%),
                                                      Minami International
                                                      (14%)
  6 Executive Plaza......................         --  Cablevision System
                                                      (40%), KVL Audio
                                                      Visual (12%), Empire
                                                      Managed (10%)
  1 Odell Plaza..........................         --  Court Sports II
                                                      (19%), Gannett Satel-
                                                      lite (11%), Crown
                                                      Trophy (10%)
  5 Odell Plaza..........................         --  Voyetra Technology
                                                      (44%), Photo File
                                                      Inc. (34%), Premier
                                                      Pharmacy (22%)
  7 Odell Plaza..........................         --  US Post Office (41%),
                                                      Bright Horizons
                                                      (16%), TT Systems Co
                                                      (12%), CP Bourg Inc.
                                                      (12%)
STAMFORD, FAIRFIELD COUNTY, CT
  419 West Avenue........................         --  Smith Industries
                                                      (76%)
  500 West Avenue........................         --  TNT Skypac (26%),
                                                      Stamford Associates
                                                      (26%), Lead Track-
                                                      ers(21%), Delecor USA
                                                      (17%), M. Cohen &
                                                      Sons (11%)
  550 West Avenue........................         --  Lifecodes Corp.
                                                      (44%), Davidoff of
                                                      Geneva (40%)
                                           ---------
Total Office/Flex Properties:                9.84(11)
                                           ---------
INDUSTRIAL/WAREHOUSE PROPERTIES
ELMSFORD, WESTCHESTER
COUNTY, NY
  1 Warehouse Lane.......................         --  JP Trucking Ser-
                                                      vice(100%)
  2 Warehouse Lane.......................         --  RJ Bruno Roofing
                                                      (55%), Savin Engi-
                                                      neering (41%)
  3 Warehouse Lane.......................         --  United Parcel Service
                                                      (100%)
  4 Warehouse Lane.......................         --  San Mar Laboratory
                                                      (55%), Marcraft
                                                      Clothes (18%), 2
                                                      Westchester County
                                                      Medical Center (11%)

                                                                                                          PERCENTAGE      1996
                                                                  PERCENTAGE                                OF 1996      AVERAGE
                                                         NET        LEASED        1996         1996      TOTAL OFFICE   BASE RENT
                                                       RENTABLE      AS OF        BASE       EFFECTIVE    AND OFFICE/      PER
PROPERTY                                     YEAR        AREA       6/30/97       RENT         RENT          FLEX        SQ. FT.
LOCATION                                     BUILT    (SQ. FT.)     (%)(1)      ($000)(2)    ($000)(3)   BASE RENT(%)    ($)(4)
-----------------------------------------  ---------  ----------  -----------  -----------  -----------  -------------  ---------
  5 Warehouse Lane.......................       1957      75,100       100.0           --           --            --           --
  6 Warehouse Lane.......................       1982      22,100       100.0           --           --            --           --
                                                      ----------  -----------  -----------  -----------       ------    ---------

Total Industrial/Warehouse Properties:                   387,400        96.1           --           --            --           --
                                                      ----------  -----------  -----------  -----------       ------    ---------

Total Properties:                                     11,740,121        96.5       74,255       69,750        100.00     17.28(11)
                                                      ----------  -----------  -----------  -----------       ------    ---------
                                                      ----------               -----------  -----------

                                             1996        TENANTS LEASING
                                            AVERAGE        10% OR MORE
                                           EFFECTIVE         OF NET
                                           RENT PER       RENTABLE AREA
PROPERTY                                    SQ. FT.       PER PROPERTY
LOCATION                                    ($)(5)      AS OF 6/30/97(6)
-----------------------------------------  ---------  ---------------------
  5 Warehouse Lane.......................         --  F&V Distribution
                                                      (54%), Conway Import
                                                      Co. (10%)
  6 Warehouse Lane.......................         --  Conway General (96%)
                                           ---------
Total Industrial/Warehouse Properties:            --
                                           ---------
Total Properties:                           16.07(11)
                                           ---------

------------------------

(1) Based on all leases in effect as of June 30, 1997.

(2) Total base rent for 1996, determined in accordance with GAAP. Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant's proportionate share of and/or increases in real estate taxes and certain operating costs, as defined, and the pass through of charges for electrical usage.

(3) Total base rent for 1996 minus total 1996 amortization of tenant improvements, leasing commissions and other concessions and costs, determined in accordance with GAAP.

(4) Base rent for 1996 divided by net rentable square feet leased at December 31, 1996, with the exception of those properties acquired or fully constructed by the Company during 1996. (See Note 7 below).

(5) Effective rent for 1996 divided by net rentable square feet leased at December 31, 1996, with the exception of those properties acquired or fully constructed by the Company during 1996. (See Note 7 below).

(6) Excludes office space leased by the Company.

(7) As this Property was acquired or fully constructed by the Company during 1996, the amounts represented in 1996 base rent and 1996 effective rent reflect only that portion of the year during which the Company owned or placed the Property in service during the year. Accordingly, these amounts may not be indicative of the Property's full year results. Additionally, the amounts represented in 1996 average base rent per sq. ft. and 1996 average effective rent per sq. ft. for this Property have been calculated by taking 1996 base rent and 1996 effective rent for such Property and annualizing these partial-year results, dividing such annualized amounts by net rentable square feet leased at December 31, 1996. These annualized per square foot amounts may not be indicative of the Property's results had the Company owned or placed the Property in service for the entirety of 1996.

(8) The Harborside Financial Center was completely reconstructed from 1983 through 1990, although the base structure was originally constructed in 1930.

(9) The Company has a lease agreement with a parking services company for the use of certain land at Harborside to be used as a paid parking area.

(10) 15 Essex Road was sold by the Company on March 20, 1996.

(11) Includes only those Properties owned by the Company and placed in service by January 1, 1996.

    The following table sets out a schedule of the lease expirations for the Office Properties owned as of June 30, 1997, beginning July 1, 1997, assuming that none of the tenants exercises renewal options:

                                                                       PERCENTAGE OF
                                                                           TOTAL          ANNUAL BASE         AVG. ANNUAL
                                                 NET RENTABLE AREA    LEASED SQ. FT.          RENT           RENT PER NET
                                   NUMBER OF         SUBJECT TO       REPRESENTED BY     UNDER EXPIRING    RENTABLE SQ. FT.
          PERIOD OF                 LEASES            EXPIRING           EXPIRING        LEASES ($000)      REPRESENTED BY
          EXPIRATION             EXPIRING (1)     LEASES (SQ. FT.)       LEASES(%)            (2)         EXPIRING LEASES ($)
         -----------            ---------------  ------------------  -----------------  ----------------  -------------------
7/1/97-12/31/97...............           105             454,447              5.64              9,214              20.28
1998..........................           149             837,191             10.38             16,660              19.90
1999..........................           185           1,003,252             12.44             19,523              19.46
2000..........................           135           1,867,434             23.16             34,986              18.73
2001..........................            98             843,019             10.46             17,794              21.11
2002..........................            63             435,695              5.40              9,481              21.76
2003..........................            27             887,381             11.01             12,546              14.14
2004..........................            12             115,848              1.44              2,610              22.53
2005..........................            13             190,421              2.36              3,295              17.30
2006..........................            15             258,054              3.20              5,161              20.00
2007..........................             5              34,305              0.43                742              21.63
2008..........................             5             229,823              2.85              4,226              18.39
2009..........................             9             587,184              7.28             12,683              21.60
2011..........................             2              70,550              0.89              1,270              18.00
2012..........................             3             247,568              3.06              5,736              23.17
                                         ---          ----------            ------            -------              -----
Total/Weighted Average........           826           8,062,172            100.00            155,927              19.34
                                         ---          ----------            ------            -------              -----
                                         ---          ----------            ------            -------              -----

------------------------

(1) Includes office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2) Based upon aggregate base rent, determined in accordance with GAAP, including all leases dated on or before June 30, 1997.

    The following table sets out a schedule of the lease expirations for the Office/Flex Properties owned as of June 30, 1997, beginning July 1, 1997, assuming that none of the tenants exercises renewal options:

                                                                                                               AVG. ANNUAL
                                                NET RENTABLE AREA   PERCENTAGE OF TOTAL  ANNUAL BASE RENT     RENT PER NET
                                  NUMBER OF         SUBJECT TO        LEASED SQ. FT.      UNDER EXPIRING    RENTABLE SQ. FT.
          PERIOD OF                LEASES            EXPIRING         REPRESENTED BY      LEASES ($000)      REPRESENTED BY
         EXPIRATION             EXPIRING (1)     LEASES (SQ. FT.)   EXPIRING LEASES (%)        (2)         EXPIRING LEASES ($)
-----------------------------  ---------------  ------------------  -------------------  ----------------  -------------------
7/1/97-12/31/97..............            35             212,689               7.83               2,557              12.02
1998.........................            71             402,928              14.84               4,953              12.29
1999.........................            57             398,014              14.65               4,535              11.39
2000.........................            53             526,127              19.37               6,404              12.17
2001.........................            53             567,452              20.89               7,096              12.51
2002.........................            25             292,374              10.76               3,892              13.31
2003.........................             5              83,695               3.08               1,085              12.96
2004.........................             1              39,060               1.44                 445              11.39
2005.........................             1               7,225               0.27                  71               9.83
2006.........................             2              50,320               1.85               1,148              22.81
2007.........................             2              67,918               2.50                 888              13.07
2008.........................             2              34,376               1.27                 320               9.31
2009.........................             3              33,863               1.25                 579              17.10
                                        ---          ----------             ------             -------             ------
Total/Weighted Average.......           310           2,716,041             100.00              33,973              12.51
                                        ---          ----------             ------             -------             ------
                                        ---          ----------             ------             -------             ------

------------------------

(1) Includes office/flex tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2) Based upon aggregate base rent, determined in accordance with GAAP, including all leases dated on or before June 30, 1997.

    The following table sets out a schedule of the lease expirations for the Industrial/Warehouse Properties owned as of June 30, 1997, beginning July 1, 1997, assuming that none of the tenants exercises renewal options:

                                                                                                                  AVG. ANNUAL
                                                  NET RENTABLE AREA   PERCENTAGE OF TOTAL                        RENT PER NET
                                   NUMBER OF          SUBJECT TO        LEASED SQ. FT.     ANNUAL BASE RENT    RENTABLE SQ. FT.
          PERIOD OF                 LEASES             EXPIRING         REPRESENTED BY      UNDER EXPIRING      REPRESENTED BY
         EXPIRATION              EXPIRING (1)      LEASES (SQ. FT.)   EXPIRING LEASES (%)  LEASES ($000) (2)  EXPIRING LEASES ($)
-----------------------------  -----------------  ------------------  -------------------  -----------------  -------------------
7/1/97-12/31/97..............              6              41,950               11.25                 366                8.72
1998.........................              5             122,313               32.79                 634                5.18
1999.........................              2               7,500                2.01                  76               10.13
2000.........................              3              58,894               15.79                 554                9.41
2001.........................              3              33,778                9.05                 597               17.67
2004.........................              1             108,600               29.11               1,098               10.11
                                          --
                                                         -------              ------               -----               -----
Total/Weighted Average.......             20             373,035              100.00               3,325                8.91
                                          --
                                          --
                                                         -------              ------               -----               -----
                                                         -------              ------               -----               -----

------------------------

(1) Includes industrial/warehouse tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2) Based upon aggregate base rent, determined in accordance with GAAP, including all leases dated on or before June 30, 1997.

10 PERCENT PROPERTY

    Because the 1996 gross revenues for Harborside Financial Center was in excess of 10 percent of the aggregate gross revenues for the Properties and because such Property is expected to be the Company's only 10 percent Property, calculated on the basis of assets, gross revenues or occupied square footage, at December 31, 1997, additional information regarding this Property is provided below.

    HARBORSIDE FINANCIAL CENTER, JERSEY CITY, NEW JERSEY. Harborside is a completely redeveloped, three building office complex containing 1.9 million square feet of net rentable area located in the Exchange Place/Newport Center sub-market of Jersey City, New Jersey. This sub-market is a satellite office market of Manhattan and is occupied primarily by the support and technical operations of New York City-based financial institutions. The buildings, known as Plazas I, II and III, were developed as a complete reconstruction of existing buildings in two phases, the first completed in 1983 and the second in 1990. The buildings are connected via an enclosed 1,000 foot waterfront promenade featuring restaurants, service retail shops and a food court, as well as an atrium lobby.

    The following table sets forth certain information (on a per net rentable square foot basis unless otherwise indicated) about Harborside since January 1, 1992 (based upon an average of all lease transactions during the respective periods):

                                                                                                                        SIX MONTHS
                                                                                YEAR ENDED DECEMBER 31,                    ENDED
                                                                 -----------------------------------------------------   JUNE 30,
                                                                   1992       1993       1994       1995       1996        1997
                                                                 ---------  ---------  ---------  ---------  ---------  -----------
Number of leases signed during the period (1)..................          4          3          9          5          8           3
Rentable square footage leased during period (1)...............    192,278     12,143    201,933     50,806    186,133      41,919
Base rent ($) (1) (2)..........................................      18.18      20.35      16.04      22.33      20.41       21.89
Tenant improvements ($) (3)....................................      39.82      24.31      17.69      19.21      13.38        4.13
Leasing commissions ($) (4)....................................      14.60       8.68      10.28       4.71      10.45       10.75
Other concessions ($) (5)......................................       0.00       0.00       0.00       0.00       0.00        0.00
Effective rent ($) (6).........................................      14.41      13.86      13.91      19.95      18.07       20.48
Expense stop ($) (7)...........................................       0.98       3.42       3.91       2.52       4.34        7.46
Effective equivalent triple net rent ($) (8)...................      13.43      10.44      10.00      17.43      13.73       13.02

Occupancy rate at end of period (%) (1)........................       78.6       88.1       93.3       96.1       98.8        97.5

------------------------

(1) Includes only office tenants with lease terms of 12 months or longer. Excludes leases for amenity, parking, retail and month-to-month office tenants.

(2) Equals aggregate base rent received over their respective terms from all lease transactions during the period, divided by the terms in months for such leases during the period, multiplied by 12, divided by the total net rentable square feet leased under all lease transactions during the period.

(3) Equals work letter costs, net of estimated provision for profit and overhead. Actual tenant improvements may differ from estimated work letter costs.

(4) Equals an aggregate of leasing commissions payable to employees and third parties based on standard commission rates and excludes negotiated commission discounts obtained from time to time.

(5) Includes moving expenses, furniture allowances and other concessions.

(6) Equals aggregate base rent received over their respective terms from all lease transactions during the period minus all tenant improvements, leasing commissions and other concessions from all lease transactions during the period, divided by the terms in months for such leases, multiplied by 12, divided by the total net rentable square feet under all lease transactions during the period.

(7) Equals the aggregate of each base year tax and common area maintenance expense pool multiplied by the respective pro rata share for all lease transactions during the period, divided by the total net rentable square feet leased under all lease transactions during the period.

(8) Equals effective rent per square foot minus expense stop per square foot.

    The following schedule sets forth the average percentage leased and average annual rental per leased square foot for the years ended December 31, 1991 through 1996 and the six months ended June 30, 1997 for Harborside:

                                                                                                     AVERAGE ANNUAL
                                                                                                       RENTAL PER
                                                                                        AVERAGE       LEASED SQUARE
                                                                                      PERCENTAGE      FOOT ($) (2)
       PERIOD                                                                       LEASED (%) (1)         (3)
----------------------------------------------------------------------------------  ---------------  ---------------
      1/1/97 - 6/30/97............................................................          98.2            20.63(4)
      1996........................................................................          97.5            16.23(4)
      1995........................................................................          94.7            15.99
      1994........................................................................          90.7            15.26
      1993........................................................................          83.4            16.36
      1992........................................................................          73.5            14.69

------------------------

(1) Average of beginning and end of period aggregate percentage leased.

(2) Total base rents for the period, determined in accordance with GAAP, divided by the average of beginning and end of year aggregate net rentable square feet leased.

(3) Average annual rental per leased square foot for the six months ended June 30, 1997 is computed on an annualized basis.

(4) Harborside was acquired by the Company on November 4, 1996. Such acquisition resulted in certain upward adjustments in Harborside's base rent, in accordance with GAAP, for such period.

    Four tenants at Harborside occupied approximately 64.0 percent of the net rentable square feet in the aggregate as of June 30, 1997, as follows:

    Bankers Trust Harborside, Inc., a commercial bank, occupied approximately 385,000 net rentable square feet at June 30, 1997 (approximately 20.0 percent of the total net rentable square feet of Harborside) pursuant to a triple net lease which expires on March 31, 2003, with a five-year renewal option at an annual base rent of approximately $3.3 million. Total rental income from Bankers Trust, including escalations and recoveries, was approximately $1.6 million for the period January 1, 1997 through June 30, 1997. The lease provides for, among other things, an annual rental increase of $770,000 to an annual rent of approximately $3.3 million beginning in April 1998.

    Dow Jones Telerate Holdings, Inc., a telecommunications firm, occupied approximately 373,000 net rentable square feet at June 30, 1997 (approximately
20.0 percent of the total net rentable square feet of Harborside) pursuant to various leases expiring June 30, 1999 through June 5, 2006, with two five-year renewal options on 285,000 square feet and one five-year renewal option on 45,000 square feet. Total rental income from Dow Jones Telerate Holdings, Inc., including escalations and recoveries, was approximately $4.6 million for the period January 1, 1997 through June 30, 1997. The lease covering 45,000 square feet provides for an increase in base rent of approximately $181,000 beginning in June 2001.

    American Institute of Certified Public Accountants (AICPA), a professional organization, occupied 250,000 net rentable square feet at June 30, 1997 (approximately 13.0 percent of total net rentable square feet of Harborside) pursuant to a lease that expires July 31, 2012, with a ten-year renewal option. Total rental income from the AICPA, including escalations and recoveries, was approximately $3.6 million for the period January 1, 1997 through June 30, 1997. The AICPA lease provides for, among other things, annual rental increases of approximately $836,000 in July 2002 and $836,000 in July 2007.

    Dean Witter Trust Company, a securities firm, occupied approximately 179,000 net rentable square feet and Dean Witter Reynolds Inc. occupied approximately 42,000 net rentable square feet (a combined total of approximately 11.0 percent of the total net rentable square feet of Harborside) at June 30, 1997, pursuant to leases which expire in February 2008, with five-year and ten-year renewal options. Total combined rental income from Dean Witter Trust Company and Dean Witter Reynolds Inc., including escalations and recoveries, was approximately $2.9 million for the period January 1, 1997 through June 30, 1997. The lease with Dean Witter Trust Company provides for, among other things, annual rental increases of approximately $251,000 in February 1998 and $537,000 in February 2003. The lease with Dean Witter Reynolds Inc. provides for, among other things, annual rental increases of approximately $59,000 in May 1998 and $127,000 in May 2003.

    The following table sets forth a schedule of the lease expirations for Harborside, beginning July 1, 1997, assuming that none of the tenants exercises renewal options:

                                                                                                                AVG. ANNUAL
                                               NET RENTABLE AREA   PERCENTAGE OF TOTAL  ANNUAL BASE RENT       RENT PER NET
                                NUMBER OF          SUBJECT TO        LEASED SQ. FT.      UNDER EXPIRING      RENTABLE SQ. FT.
        PERIOD OF                LEASES             EXPIRING         REPRESENTED BY      LEASES ($000)        REPRESENTED BY
        EXPIRATION            EXPIRING (1)      LEASES (SQ. FT.)   EXPIRING LEASES (%)        (2)         EXPIRING LEASES ($)(2)
--------------------------  -----------------  ------------------  -------------------  ----------------  -----------------------
   1998...................              3               28,586               1.57                 676                23.65
   1999...................              7               85,209               4.69               1,986                23.31
   2000...................              7              295,477              16.26               5,917                20.03
   2001...................              2               69,996               3.85               1,679                23.99
   2003...................              2              391,299              21.53               3,269                 8.35
   2004...................              1               24,729               1.36                 590                23.86
   2005...................              5              118,971               6.55               1,734                14.57
   2006...................              9              158,410               8.72               2,954                18.65
   2007...................              4               32,638               1.80                 705                21.60
   2008...................              4              227,128              12.51               4,176                18.39
   2009...................              3              137,076               7.54               3,513                25.63
   2012...................              3              247,568              13.62               5,736                23.17
                                       --
                                                    ----------             ------             -------                -----
Total/Weighted Average....             50            1,817,087             100.00              32,935                18.13
                                       --
                                       --
                                                    ----------             ------             -------                -----
                                                    ----------             ------             -------                -----

------------------------

(1) Includes office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2) Based upon aggregate base rent, determined in accordance with GAAP, including all leases dated on or before June 30, 1997.

                              THE MACK PROPERTIES

GENERAL

    The Mack Properties are 55 office properties comprising a total of approximately 9.4 milion rentable square feet, ranging from approximately 40,000 to 475,000 rentable square feet. As of June 30, 1997, the Mack Properties had a weighted average occupancy rate of approximately 94.8 percent and were leased to over 1,000 tenants. As of June 30, 1997, only one tenant, occupying 100 percent of two properties aggregating approximately 862,000 net rentable square feet under two separate lease agreements, represented more than 10 percent of the aggregate contractual annualized base rent of the Mack portfolio.

    The properties are located throughout the continental United States, primarily in the Northeast and Southwest, with a concentration of properties located in Northern New Jersey (25 properties comprising approximately 4.8 million square feet), Texas (17 properties comprising approximately 2.5 million square feet) and Arizona (5 properties comprising approximately 609,000 square feet). Generally each property has attractively landscaped sites, expansive common areas (some with atriums), and on-site parking (some covered), in addition to high quality design and construction. The Mack Properties are generally managed by on-site employees under the direction of either The Mack Company or Patriot American Office Group. The Mack Company believes that such management provides for a high level of service to tenants, as well as a proactive approach to building maintenance.

    The properties are leased to a variety of service sector employers, as well as a large number of professional firms and national and international firms. Major tenants include, among others, AT&T Corp., AT&T Wireless Services, Prentice-Hall, Inc., CMP Media Inc., Toys 'R' Us, Inc., Electronic Data Systems Corp., KPMG Peat Marwick, LLP, Western Union Financial Services, Inc., Union Pacific Railroad Company and American Express Travel Related Services Co., Inc.

    Leases are typically structured with terms ranging from one to ten years, however, approximately 2.3 million rentable square feet of the portfolio (26.3 percent of the aggregate net rentable area of the portfolio) are leased under 16 separate long-term leases which expire in 2007 or thereafter. Generally all leases provide for contractual rent increases each five (5) year period. A typical gross lease requires (i) payment of base rent, (ii) payment of the tenant's proportionate share of real estate taxes, utilities and common area and other operating expense escalations over a base year, and (iii) payment of overtime HVAC and electrical use. Under these leases, the landlord is typically responsible for certain structural repairs. Various of the properties are leased to a single tenant or one or more major tenants on a triple net basis. Under these leases, the respective tenant(s) are responsible for paying all or a proportionate share of all real estate taxes, utilities and operating expenses; under some leases, the tenant directly contracts and pays for such costs. Additionally, some of the leases provide renewal options or provisions of varying durations which extend the original lease terms, typically at either market rents or negotiated rental rates set forth in the leases.

MACK PROPERTIES

    The following tables set forth certain historical information relating to each of the Mack Properties which were owned by Mack as of June 30, 1997.

                                                                                                     TENANTS
                                                                                                     LEASING
                                                                                                     10%
                                                                                                     OR
                                                                                                     MORE
                                                                                                     OF
                                                                                                     NET
                                                                                                     RENTABLE
                                                              PERCENTAGE                             AREA
                                                                 OF            1996        1996 AVG. PER
                NET     PERCENTAGE      1996        1996        1996         AVERAGE       EFFECTIVE PROPERTY
             RENTABLE     LEASED        BASE      EFFECTIVE     TOTAL       BASE RENT      RENT PER. AS
     YEAR      AREA        AS OF        RENT        RENT      BASE RENT      PER SQ.        SQ. FT.  OF
PROPERTY/LOCATION  BUILT (SQ. FT.) 6/30/97(%)(1) ($000)(2) ($000)(3)    (%)   FT.($)(4)     ($)(5)   6/30/97(6)
--  -------  ---------  -----------   ---------   ---------   ---------   --------------   --------- --
ROCHELLE
PARK,
BERGEN
COUNTY,
NJ
  Mack
Centre
  I --
  365
  West
  Passaic
  Street...    1976   212,578     86.2     3,297      2,682      2.57         19.15          15.58   Sizes
                                                                                                     Unlimited
                                                                                                     Inc.
                                                                                                     (26%)
                                                                                                     Financial
                                                                                                     Telesis
                                                                                                     Inc.
                                                                                                     (10%)
                                                                                                     Catalina
                                                                                                     Marketing
                                                                                                     Corp.
                                                                                                     (10%)
  120
  Passaic
Street...    1972    52,000    100.0        575         551      0.45         11.06          10.60   Electronic
                                                                                                     Data
                                                                                                     Systems
                                                                                                     Corp.
                                                                                                     (100%)
PARAMUS,
BERGEN
COUNTY,
NJ
  Mack
Centre
  II
  --
  650
  From
Road..    1978   348,510    100.0         6,066       4,993      4.74         19.34          15.92   Western
                                                                                                     Union
                                                                                                     Financial
                                                                                                     Services,
                                                                                                     Inc.
                                                                                                     (38%)
  Mack
Centre
  III
  --
  140
  East
  Ridgewood
  Avenue...    1981   239,680     99.1     4,806      4,009      3.75         22.05          18.40   AT&T
                                                                                                     Wireless
                                                                                                     Services
                                                                                                     (41%),
                                                                                                     Smith
                                                                                                     Barney
                                                                                                     Inc.
                                                                                                     (19%)
  Mack
Centre
  IV
  --
  61
 South
  Paramus
  Road...    1985   269,191     78.8      5,177       4,249      4.04         25.37          20.82   Dunn
                                                                                                     &
                                                                                                     Bradstreet
                                                                                                     Software
                                                                                                     Services,
                                                                                                     Inc.
                                                                                                     (10%)
  Mack
Centre
  VI
  --
  461
  From
Road..    1988   253,554    100.0         5,087       4,762      3.97         20.41          19.11   Toys
                                                                                                     'R'
                                                                                                     Us,
                                                                                                     Inc.
                                                                                                     (89%)
  Mack
Centre
  VII
  --
  15
  East
  Midland
Avenue...    1988   259,823    100.0      4,493       3,758      3.51         17.29          14.46   AT&T
                                                                                                     Wireless
                                                                                                     Services
                                                                                                     (98%)
UPPER
SADDLE
RIVER,
BERGEN
COUNTY,
NJ
  Mack
Saddle
 River
  --
  One
  Lake
  Street... 1973/94(7)   474,801    100.0     7,144     6,234    5.58         15.05          13.13   Prentice-Hall,
                                                                                                     Inc.
                                                                                                     (100%)
MONTVALE,
BERGEN
COUNTY,
NJ
  Mack
  Montvale
  I -- 95
  Chestnut
  Ridge
Road...    1975    47,700    100.0          507         290      0.40         10.63           6.08   ArgEvo
                                                                                                     E.H.
                                                                                                     (100%)
  Mack
  Montvale
  II --
  135
  Chestnut
  Ridge
Road...    1981    66,150    100.0        1,217         973      0.95         18.40          14.70   Alliance
                                                                                                     Funding
                                                                                                     Company
                                                                                                     (100%)
WOODCLIFF
LAKE,
BERGEN
COUNTY,
NJ
  400
  Chestnut
  Ridge
  Road...    1982    89,200    100.0      1,814       1,813      1.42         20.34          20.33   Timeplex,
                                                                                                     Inc.
                                                                                                     (100%)
  470
  Chestnut
  Ridge
  Road...    1987    52,500    100.0      1,051       1,051      0.82         20.02          20.01   Timeplex,
                                                                                                     Inc.
                                                                                                     (100%)
  530
  Chestnut
  Ridge
  Road...    1986    57,204    100.0      1,083       1,082      0.85         18.93          18.92   KPMG
                                                                                                     Peat
                                                                                                     Marwick,
                                                                                                     LLP
                                                                                                     (100%)

                                                                                                     TENANTS
                                                                                                     LEASING
                                                                                                     10%
                                                                                                     OR
                                                                                                     MORE
                                                                                                     OF
                                                                                                     NET
                                                                                                     RENTABLE
                                                              PERCENTAGE                             AREA
                                                                 OF            1996        1996 AVG. PER
                NET     PERCENTAGE      1996        1996        1996         AVERAGE       EFFECTIVE PROPERTY
             RENTABLE     LEASED        BASE      EFFECTIVE     TOTAL       BASE RENT      RENT PER. AS
     YEAR      AREA        AS OF        RENT        RENT      BASE RENT      PER SQ.        SQ. FT.  OF
PROPERTY/LOCATION  BUILT (SQ. FT.) 6/30/97(%)(1) ($000)(2) ($000)(3)    (%)   FT.($)(4)     ($)(5)   6/30/97(6)
--  -------  ---------  -----------   ---------   ---------   ---------   --------------   --------- --
LITTLE
FERRY,
BERGEN
COUNTY,
NJ
  Mack
  Airport
  -- 200
  Riser
  Road...    1974   286,628    100.0        991         896      0.77          3.46           3.13   Ford
                                                                                                     Motor
                                                                                                     Co.
                                                                                                     (34%)
                                                                                                     Sanyo
                                                                                                     Fisher
                                                                                                     Service
                                                                                                     Corp.
                                                                                                     (33%)
                                                                                                     Dassault
                                                                                                     Falcon
                                                                                                     Jet
                                                                                                     Corp.
                                                                                                     (33%)
MORRIS
PLAINS,
MORRIS
COUNTY,
NJ
  Mack
  Lakeview
  Plaza --
  201
  Littleton
  Road...    1979    88,369     89.0      1,414       1,135      1.10         17.98          14.43   Poppe
                                                                                                     Tyson
                                                                                                     Inc.
                                                                                                     (34%)
                                                                                                     Xerox
                                                                                                     Corp.
                                                                                                     (29%)
                                                                                                     Willis
                                                                                                     Corroon
                                                                                                     Corp.
                                                                                                     of
                                                                                                     New
                                                                                                     Jersey
                                                                                                     (20%)
  Mack
Morris
Plains
  --
  250
  Johnson
  Road...    1977    75,000    100.0      1,125         782      0.88         15.00          10.43   Electronic
                                                                                                     Data
                                                                                                     Systems
                                                                                                     Corp.
                                                                                                     (100%)
MORRIS
TOWNSHIP,
MORRIS
COUNTY,
NJ
  Kemble
  Plaza
  I --
  340
  Mt.
  Kemble
  Ave....    1985   387,000    100.0      5,244       5,198      4.09         13.55          13.43   AT&T
                                                                                                     Corp.
                                                                                                     (100%)
  Kemble
  Plaza
  II --
  412
  Mt.
  Kemble
  Ave....    1986   475,100    100.0      7,499       7,311      5.86         15.78          15.39   AT&T
                                                                                                     Corp.
                                                                                                     (100%)
WAYNE,
PASSAIC
COUNTY,
NJ
  Mack
  Willowbrook
  -- 201
  Willowbrook
 Boulevard...    1970   178,329    100.0     2,214     1,894     1.73         12.42          10.62   The
                                                                                                     Grand
                                                                                                     Union
                                                                                                     Co.
                                                                                                     (76%)
                                                                                                     Woodward-Clyde
                                                                                                     Consultants
                                                                                                     (24%)
BRIDGEWATER,
SOMERSET
COUNTY,
NJ
  Mack
  Bridgewater
  I -- 721
  Route
  202/206...    1989   192,741    100.0     3,631     2,558      2.84         18.84          13.27   Allstate
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (37%)
                                                                                                     Norris,
                                                                                                     McLaughlin
                                                                                                     &
                                                                                                     Marcus,
                                                                                                     PA
                                                                                                     (30%)
                                                                                                     Lucent
                                                                                                     Technologies,
                                                                                                     Inc.
                                                                                                     (20%)
CRANFORD,
UNION
COUNTY,
NJ
  Mack
  Cranford
  -- 12
  Commerce
  Drive...    1967    72,260     87.3       552         492      0.43          8.75           7.80   Dames
                                                                                                     &
                                                                                                     Moore
                                                                                                     (42%)
                                                                                                     Registrar
                                                                                                     &
                                                                                                     Transfer
                                                                                                     Co.
                                                                                                     (23%)
                                                                                                     Body
                                                                                                     Connections,
                                                                                                     Inc.
                                                                                                     (20%)
NEW
PROVIDENCE,
UNION
COUNTY,
NJ
  Mack
Murray
  Hill
  --
  890
  Mountain
  Road...    1977    80,000     59.2      1,538       1,437      1.20         19.23          17.97   Allstate
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (59%)

                                                                                                     TENANTS
                                                                                                     LEASING
                                                                                                     10%
                                                                                                     OR
                                                                                                     MORE
                                                                                                     OF
                                                                                                     NET
                                                                                                     RENTABLE
                                                              PERCENTAGE                             AREA
                                                                 OF            1996        1996 AVG. PER
                NET     PERCENTAGE      1996        1996        1996         AVERAGE       EFFECTIVE PROPERTY
             RENTABLE     LEASED        BASE      EFFECTIVE     TOTAL       BASE RENT      RENT PER. AS
     YEAR      AREA        AS OF        RENT        RENT      BASE RENT      PER SQ.        SQ. FT.  OF
PROPERTY/LOCATION  BUILT (SQ. FT.) 6/30/97(%)(1) ($000)(2) ($000)(3)    (%)   FT.($)(4)     ($)(5)   6/30/97(6)
--  -------  ---------  -----------   ---------   ---------   ---------   --------------   --------- --
MILLBURN,
ESSEX
COUNTY,
NJ
  Mack
 Short
 Hills
  --
  150
  J.F.
  Kennedy
  Parkway...    1980   247,476    100.0     5,241     4,965      4.09         21.18          20.06   KPMG
                                                                                                     Peat
                                                                                                     Marwick,
                                                                                                     LLP
                                                                                                     (44%)
                                                                                                     Budd
                                                                                                     Larner
                                                                                                     Gross
                                                                                                     Rosenbaum
                                                                                                     Greenberg
                                                                                                     &
                                                                                                     Sade,
                                                                                                     PC
                                                                                                     (22%)
                                                                                                     Coldwell
                                                                                                     Banker
                                                                                                     Residential
                                                                                                     Real
                                                                                                     Estate
                                                                                                     (13%)
EAST
BRUNSWICK,
MIDDLESEX
COUNTY,
NJ
  Mack
  East
  Brunswick
  -- 377
  Summerhill
  Road...    1977    40,000    100.0        363         359      0.28          9.08           8.97   Greater
                                                                                                     New
                                                                                                     York
                                                                                                     Mutual
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (100%)
WOODBRIDGE,
MIDDLESEX
COUNTY,
NJ
  Mack
  Woodbridge
  II -- 581
  Main
  Street...    1991   200,000     95.5     3,688      2,916      2.88         19.98          15.80   First
                                                                                                     Investors
                                                                                                     Management
                                                                                                     Company,
                                                                                                     Inc.(46%)
                                                                                                     CIBA
                                                                                                     Consumer
                                                                                                     Pharmaceuticals
                                                                                                     (39%)
NORTH
HEMPSTEAD,
NASSAU
COUNTY,
NY
  Mack
  Manhasset
  -- 111
  East
  Shore
  Road...    1980    55,575    100.0      1,612       1,591      1.26         29.01          28.63   Administrations
                                                                                                     for
                                                                                                     the
                                                                                                     Professions,
                                                                                                     Inc.
                                                                                                     (100%)
  Mack
 North
 Hills
  --
  600
  Community
  Drive...    1983   206,274    100.0     4,379       4,102      3.42         21.23          19.89   CMP
                                                                                                     Media,
                                                                                                     Inc.
                                                                                                     (100%)
FISHKILL,
DUTCHESS
COUNTY,
NY
  Westage
 Business
   Center
    --
    300
    South
    Lake
 Drive...    1987   118,727     99.8      1,471       1,228      1.14         13.59          11.34   Allstate
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (15%)
TAMPA,
HILLSBOROUGH
COUNTY,
FL
  One
 Mack
 Centre
  --
  501
Kennedy
  Boulevard...    1982   297,429     90.5     3,852     3,480    3.01         14.58          13.17   Raytheon
                                                                                                     Engineers
                                                                                                     &
                                                                                                     Constructors,
                                                                                                     Inc.(31%)
                                                                                                     Fowler,
                                                                                                     White,
                                                                                                     Gillen
                                                                                                     Boggs,
                                                                                                     Villareal
                                                                                                     &
                                                                                                     Banker,
                                                                                                     PA
                                                                                                     (30%)
PLYMOUTH
MEETING,
MONTGOMERY
COUNTY, PA
  Mack
  Plymouth
  Meeting
  -- 1150
  Plymouth
  Meeting
  Mall...    1970   167,748     98.4      2,451       2,317      1.91         14.66          13.85   Smith
                                                                                                     Enviromental
                                                                                                     Technologies
                                                                                                     Corp.
                                                                                                     (42%)
                                                                                                     Ken
                                                                                                     Crest
                                                                                                     Services
                                                                                                     (16%)
                                                                                                     Computer
                                                                                                     Learning
                                                                                                     Centers,
                                                                                                     Inc.
                                                                                                     (12%)

                                                                                                     TENANTS
                                                                                                     LEASING
                                                                                                     10%
                                                                                                     OR
                                                                                                     MORE
                                                                                                     OF
                                                                                                     NET
                                                                                                     RENTABLE
                                                              PERCENTAGE                             AREA
                                                                 OF            1996        1996 AVG. PER
                NET     PERCENTAGE      1996        1996        1996         AVERAGE       EFFECTIVE PROPERTY
             RENTABLE     LEASED        BASE      EFFECTIVE     TOTAL       BASE RENT      RENT PER. AS
     YEAR      AREA        AS OF        RENT        RENT      BASE RENT      PER SQ.        SQ. FT.  OF
PROPERTY/LOCATION  BUILT (SQ. FT.) 6/30/97(%)(1) ($000)(2) ($000)(3)    (%)   FT.($)(4)     ($)(5)   6/30/97(6)
--  -------  ---------  -----------   ---------   ---------   ---------   --------------   --------- --
PHOENIX,
MARICOPA
COUNTY,
AZ
  Beardsley
  Corporate
    Center
    --
    20002
    North
    19th
  Ave....    1986   119,301    100.0        673         389      0.53          5.64           3.26   American
                                                                                                     Express
                                                                                                     Travel
                                                                                                     Related
                                                                                                     Services
                                                                                                     Co.,
                                                                                                     Inc.
                                                                                                     (100%)
  Patriot
 Biltmore
    Plaza
    --
    6001
    North
    24th
Street...    1987   124,690    100.0      1,604       1,335      1.25         12.86          10.71   Del
                                                                                                     Webb
                                                                                                     Corporation
                                                                                                     (68%)
                                                                                                     Wrigley
                                                                                                     Mansion
                                                                                                     Club,
                                                                                                     Inc.
                                                                                                     (24%)
  Mack
  Beardsley
    --
    19640
    North
    31st
    Street...    1990   124,171    100.0     1,396     1,396     1.09         11.24          11.24   American
                                                                                                     Express
                                                                                                     Travel
                                                                                                     Related
                                                                                                     Services
                                                                                                     Co.,
                                                                                                     Inc.
                                                                                                     (100%)
SCOTTSDALE,
MARICOPA
COUNTY,
AZ
  9060
  E.
  Via
 Linda
 Boulevard...    1984   111,200    100.0     1,276     1,276     1.00         11.47          11.47   Sentry
                                                                                                     Insurance
                                                                                                     A
                                                                                                     Mutual
                                                                                                     Company
                                                                                                     (100%)
GLENDALE,
MARICOPA
COUNTY,
AZ
  Mack
  Glendale
  -- 5551
  West
  Talavi
  Boulevard...    1991   130,000    100.0     1,087     1,076    0.85          8.36           8.28   Honeywell,
                                                                                                     Inc.
                                                                                                     (100%)
EULESS,
TARRANT
COUNTY,
TX
  Landmark
  Centre
  -- 150
  West
  Park
  Way...    1984    74,429     96.6         856         738      0.67         11.64          10.04   Warrantech
                                                                                                     Corporation
                                                                                                     (34%)
                                                                                                     Mike
                                                                                                     Bowman
                                                                                                     Realtors/Century
                                                                                                     21
                                                                                                     (17%)
                                                                                                     Landmark
                                                                                                     Bank-Mid
                                                                                                     Cities
                                                                                                     (16%)
RICHARDSON,
DALLAS
COUNTY,
TX
  Santa
  Fe
  Building
  -- 1122
  Alma
  Road...    1977    82,576    100.0        599         446      0.47          7.25           5.40   MCI
                                                                                                     Telecommunications
                                                                                                     Corp.
                                                                                                     (100%)
IRVING,
DALLAS
COUNTY,
TX
  Metroport
  -- 2300
  Valley
  View...    1985   142,634    100.0      1,688       1,304      1.32         13.21          10.20   Nokia,
                                                                                                     Inc.
                                                                                                     (52%)
                                                                                                     Computer
                                                                                                     Task
                                                                                                     Group,
                                                                                                     Inc.
                                                                                                     (12%)
                                                                                                     Alltell
                                                                                                     Information
                                                                                                     Services,
                                                                                                     Inc.(12%)
DALLAS,
DALLAS
COUNTY,
TX
  3100
  Monticello...    1984   173,837     83.8     1,908     1,746    1.49        16.71          15.28   Insignia
                                                                                                     Financial
                                                                                                     Group,
                                                                                                     Inc.(18%)
                                                                                                     Time
                                                                                                     Marketing
                                                                                                     Corporation
                                                                                                     (11%)
  Preston
  Centre
  Plaza
  -- 8214
  Westchester...    1983    95,509     89.3     1,096       944    0.86       12.91          11.12   State
                                                                                                     Bank
                                                                                                     &
                                                                                                     Trust
                                                                                                     (10%)
                                                                                                     Preston
                                                                                                     Business
                                                                                                     Center,
                                                                                                     Inc.
                                                                                                     (15%)
                                                                                                     Malone
                                                                                                     Mortgage
                                                                                                     Company
                                                                                                     America,
                                                                                                     Inc.
                                                                                                     (11%)
  Tri
 West
Plaza
  --
 3030
  LBJ
  Freeway...    1984   367,018     96.0     4,660     4,059      3.64         12.84          11.18   Club
                                                                                                     Corporation
                                                                                                     International
                                                                                                     (29%)

                                                                                                     TENANTS
                                                                                                     LEASING
                                                                                                     10%
                                                                                                     OR
                                                                                                     MORE
                                                                                                     OF
                                                                                                     NET
                                                                                                     RENTABLE
                                                              PERCENTAGE                             AREA
                                                                 OF            1996        1996 AVG. PER
                NET     PERCENTAGE      1996        1996        1996         AVERAGE       EFFECTIVE PROPERTY
             RENTABLE     LEASED        BASE      EFFECTIVE     TOTAL       BASE RENT      RENT PER. AS
     YEAR      AREA        AS OF        RENT        RENT      BASE RENT      PER SQ.        SQ. FT.  OF
PROPERTY/LOCATION  BUILT (SQ. FT.) 6/30/97(%)(1) ($000)(2) ($000)(3)    (%)   FT.($)(4)     ($)(5)   6/30/97(6)
--  -------  ---------  -----------   ---------   ---------   ---------   --------------   --------- --
PLANO,
COLLIN
COUNTY,
TX
  555
  Republic
  Place...    1986    97,889     97.5     1,039         765      0.81         10.61           7.81   William
                                                                                                     Smith
                                                                                                     Enterprises
                                                                                                     (19%)
                                                                                                     Kaiser
                                                                                                     Foundation
                                                                                                     Health
                                                                                                     Plan
                                                                                                     of
                                                                                                     Texas
                                                                                                     (17%)
                                                                                                     Dayton
                                                                                                     Hudson
                                                                                                     Corporation
                                                                                                     (14%)
HOUSTON,
HARRIS
COUNTY,
TX
  Cornerstone
  Regency --
  14511
  Falling
 Creek...    1982    70,999     87.4        584         466      0.46          8.53           6.81   Nationwide
                                                                                                     Mutual
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (11%)
  Katy
 Plaza
  --
  5225
  Katy
  Freeway...    1983   112,213     92.0       899       646      0.70          9.09           6.53
  5300
  Memorial...    1982   155,099     96.0     1,634     1,321     1.28         11.08           8.96   Drypers
                                                                                                     Corporation
                                                                                                     (20%)
                                                                                                     HCI
                                                                                                     Chemicals
                                                                                                     USA,
                                                                                                     Inc.(14%)
                                                                                                     Datavox,
                                                                                                     Inc.
                                                                                                     (17%)
  1717
  St.
 James
 Place...    1975   109,574     96.0        988         796      0.77          9.50           7.65   Mississippi
                                                                                                     Chemical
                                                                                                     Express,
                                                                                                     Inc.
                                                                                                     (14%)
  1770
  St.
 James
 Place...    1973   103,689     95.2      1,082         775      0.84         10.84           7.76   Gateway
                                                                                                     Homes,
                                                                                                     Inc.
                                                                                                     (10%)
  10497
  Town
  &
Country
 Way...    1981   148,434     99.0        1,564       1,293      1.22         10.61           8.77   Texas
                                                                                                     Ohio
                                                                                                     Gas,
                                                                                                     Inc.
                                                                                                     (11%)
                                                                                                     Vastar
                                                                                                     Resources,
                                                                                                     Inc.(22%)
SAN
ANTONIO,
BEXAR
COUNTY,
TX
  Bexar
  Plaza
    --
   1777
   N.E.
   Loop
  410..    1986   256,137     94.0        2,754       2,252      2.15         11.64           9.52

  Century
 Building
    -- 84
    N.E.
    Loop
    410...    1971   187,312     91.4     2,032       1,470      1.59         11.41           8.25   KBL
                                                                                                     Cable,
                                                                                                     Inc.
                                                                                                     (26%)
                                                                                                     Pacificare
                                                                                                     of Texas,
                                                                                                     Inc.
                                                                                                     (30%)
                                                                                                     Kraft
                                                                                                     General
                                                                                                     Foods,
                                                                                                     Inc.
                                                                                                     (25%)
  Riverview
    -- 111
 Soledad...    1918   248,153     60.0     1,269        999      0.99          9.35           7.36
AMARILLO,
POTTER
COUNTY,
TX
  Atrium
    at
 Coulter
   Ridge
    --
    6900
    IH-40
  West...    1986    71,771     80.0        583         464      0.46          9.86           7.85   Sitel
                                                                                                     Corporation
                                                                                                     (16%)
SAN
FRANCISCO,
SAN
FRANCISCO
COUNTY,
CA
  Phelan
Building
    --
    760
  Market
    Street...    1908   267,446     83.1     4,078     3,726     3.18         18.69          17.07   R.H.
                                                                                                     Macy
                                                                                                     &
                                                                                                     Company,
                                                                                                     Inc.
                                                                                                     (19%)
                                                                                                     Comp
                                                                                                     USA,
                                                                                                     Inc.
                                                                                                     (11%)
OMAHA,
DOUGLAS
COUNTY,
NE
  Brandeis
  Building
    -- 210
    South
    16th
    Street...    1894   319,535     94.4     2,326     2,210     1.82          7.72           7.33   Union
                                                                                                     Pacific
                                                                                                     Railroad
                                                                                                     Company
                                                                                                     (69%)

                                                                                                     TENANTS
                                                                                                     LEASING
                                                                                                     10%
                                                                                                     OR
                                                                                                     MORE
                                                                                                     OF
                                                                                                     NET
                                                                                                     RENTABLE
                                                              PERCENTAGE                             AREA
                                                                 OF            1996        1996 AVG. PER
                NET     PERCENTAGE      1996        1996        1996         AVERAGE       EFFECTIVE PROPERTY
             RENTABLE     LEASED        BASE      EFFECTIVE     TOTAL       BASE RENT      RENT PER. AS
     YEAR      AREA        AS OF        RENT        RENT      BASE RENT      PER SQ.        SQ. FT.  OF
PROPERTY/LOCATION  BUILT (SQ. FT.) 6/30/97(%)(1) ($000)(2) ($000)(3)    (%)   FT.($)(4)     ($)(5)   6/30/97(6)
--  -------  ---------  -----------   ---------   ---------   ---------   --------------   --------- --
WEST
DES
MOINES,
POLK
COUNTY,
IA
  Century
    III
    --
    2600
  Westown
    Parkway...    1988    72,265     95.4       809       689    0.62         11.75          10.00   MCI
                                                                                                     Telecommunications
                                                                                                     Corp.
                                                                                                     (14%)
                                                                                                     New
                                                                                                     England
                                                                                                     Mutual
                                                                                                     Life
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (13%)
                                                                                                     St.
                                                                                                     Paul
                                                                                                     Fire
                                                                                                     and
                                                                                                     Marine
                                                                                                     Insurance
                                                                                                     Company
                                                                                                     (19%)
                                                                                                     American
                                                                                                     Express
                                                                                                     Financial
                                                                                                     Advisors,
                                                                                                     Inc.
                                                                                                     (10%)
             ---------     -----      ---------   ---------   ---------       -----        ---------
  Total
  Mack
  Properties... 9,357,428     94.8      128,066     111,689    100.00         14.61          12.74
             ---------     -----      ---------   ---------   ---------       -----        ---------
             ---------                            ---------   ---------

------------------------
(1) Based on all leases in effect as of June 30, 1997.

(2) Total base rent for 1996, determined in accordance with GAAP. Substantially all of the leases provide for annual base rents plus recoveries and escalation charges based upon the tenant's proportionate share of and/or increases in real estate taxes and certain operating costs, as defined, and the pass through of charges for electrical usage.

(3) Total base rent for 1996 minus total 1996 amortization of tenant improvements, leasing commissions and other concessions and costs, determined in accordance with GAAP.

(4) Base rent for 1996 divided by net rentable square feet leased at December 31, 1996.

(5) Effective rent for 1996 divided by net rentable square feet leased at December 31, 1996.

(6) Excludes office space leased subsequent to June 30, 1997.

(7) A 130,000 square foot building addition was completed in 1994.

MACK'S SIGNIFICANT TENANTS

    The following table sets forth a schedule of Mack's ten largest tenants as of June 30, 1997, based upon annualized contractual base rents for the month of June 1997.

                                                                                                   PERCENTAGE
                                                                                AVERAGE          OF MACK'S TOTAL         LEASE
                                                                               RENT PER          ANNUALIZED BASE      EXPIRATION
                      TENANT NAME                                           SQUARE FOOT (2)      RENTAL REVENUE          DATE
-------------------------------------------------------       TENANT       -----------------  ---------------------  -------------
                                                            ANNUALIZED
                                                           BASE RENTAL
                                                          REVENUE (000)
                                                               (1)
                                                         ----------------
                                                          (IN THOUSANDS)
AT&T Corp..............................................     $   13,491         $   15.65               10.21%          Jan. 2008(3)
AT&T Wireless Services.................................          7,653             21.76                 5.79         March 2007(4)
Prentice Hall, Inc.....................................          5,795             12.21                 4.39          Dec. 2014
CMP Media, Inc.........................................          4,823             21.75                 3.65          Oct. 2014
Toys 'R' Us, Inc.......................................          4,308             19.18                 3.26          Dec. 2012
Timeplex, Inc..........................................          2,780             19.62                 2.10          June 2004(5)
KPMG Peat Marwick, LLP.................................          2,535             22.46                 1.92         Sept. 2002
Western Union Financial Services, Inc..................          2,434             18.50                 1.84          Nov. 2000
Union Pacific Railroad Company.........................          2,394             10.79                 1.81           May 2002
American Express Company...............................          2,266              8.97                 1.72          July 2000(6)
                                                               -------                                  -----
        Total..........................................     $   48,479                                 36.69%
                                                               -------                                  -----
                                                               -------                                  -----

------------------------

(1) Annual base rental revenue is based on actual June 1997 billings annualized and is not derived from historical GAAP results. The historical results for the 12 months ended December 31, 1997 may differ from those set forth above.

(2) Represents tenant's annualized base rent divided by the respective tenant's leased square feet as of June 30, 1997.

(3) Represents leases at two office properties. AT&T Corp.'s lease of (i) 475,100 net rentable square feet at Kemble Plaza II, Morris Township, New Jersey expires in January 2008 and (ii) 387,000 net rentable square feet at Kemble Plaza I, Morris Township, New Jersey expires in January 2009.

(4) Represents leases at three office properties. AT&T Wireless Services' leases of (i) 255,536 net rentable square feet at Mack Centre VII, Paramus, New Jersey expires in March 2007, (ii) 85,976 net rentable square feet in Mack Centre III, Paramus, New Jersey expires in March 2007, and (iii) 10,113 net rentable square feet in Mack Centre I, Rochelle Park, New Jersey expires in May 1998.

(5) Represents leases at two office properties. Timeplex, Inc.'s lease of (i) 89,200 net rentable square feet at 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey expires in June 2004 and (ii) 52,500 net rentable square feet at 470 Chestnut Ridge Road, Woodcliff Lake, New Jersey expires in December 2005.

(6) Represents leases at three office properties. American Express Travel Related Services Co., Inc.'s leases of (i) 124,171 net rentable square feet at 19640 No. 31st St., Phoenix, Arizona expires in July 2000 and (ii) 119,301 net rentable square feet at 20002 No. 19th Ave., Phoenix, Arizona expires in February 2004. American Express Financial Advisors, Inc.'s lease of 9,175 net rentable square feet at Mack Centre IV, Paramus, New Jersey expires in September, 1999.

MACK PROPERTIES: SCHEDULE OF LEASE EXPIRATIONS

    The following table sets forth a schedule of the lease expirations for the Mack Properties beginning with the six months ending December 31, 1997 and annually thereafter, assuming that none of the tenants exercises renewal options:

                                                           NET
                                                        RENTABLE                                                AVERAGE ANNUAL
                                                          AREA                                                   RENT PER NET
                                                       SUBJECT TO     PERCENTAGE OF TOTAL    ANNUAL BASE RENT  RENTABLE SQ. FT.
                                                        EXPIRING            LEASED            UNDER EXPIRING    REPRESENTED BY
            YEAR OF                    NUMBER OF         LEASES       SQ. FT. REPRESENTED         LEASES        EXPIRING LEASES
           EXPIRATION             LEASES EXPIRING(1)    (SQ.FT.)     BY EXPIRING LEASES(%)     ($000'S)(2)            ($)
--------------------------------  -------------------  -----------  -----------------------  ----------------  -----------------
7/1/97-12/31/97.................             112          243,827                2.75                4,346             17.82
1998............................             258          710,955                8.01                9,563             13.45
1999............................             206          808,502                9.11               13,336             16.49
2000............................             162        1,279,712               14.42               18,190             14.21
2001............................             104          790,246                8.90               10,807             13.68
2002............................              86          951,378               10.72               16,247             17.08
2003............................              25          586,730                6.61                7,277             12.40
2004............................              20          706,770                7.96               10,908             15.43
2005............................              13          303,678                3.42                5,631             18.54
2006............................               7          159,085                1.79                3,052             19.18
2007 & thereafter...............              16        2,335,817               26.31               38,445             16.46
                                           -----       -----------           --------              -------             -----
      Total/Weighted Average....           1,009        8,876,700              100.00              137,802             15.52
                                           -----       -----------           --------              -------             -----
                                           -----       -----------           --------              -------             -----

------------------------

(1) Includes office tenants only. Excludes leases for amenity, retail, parking and month-to-month office tenants. Some tenants have multiple leases.

(2) Based upon aggregate base rent, determined in accordance with GAAP, for all leases dated on or before June 30, 1997.

                                   MANAGEMENT

    The following table sets forth certain information with respect to the directors and executive officers of the Company:

NAME                            AGE      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
--------------------------      ---      -----------------------------------------------------------------------------
John J. Cali..............          78   Chairman of the Board and a member of the Board of Directors of the Company.
                                         In addition, Mr. Cali was a principal of Cali Associates and a member of its
                                         Executive and Long Range Planning Committees. Mr. Cali co-founded Cali
                                         Associates in 1949 and since such date has been responsible for its and the
                                         Company's overall development strategies and policies.
Thomas A. Rizk............          40   President, Chief Executive Officer and a member of the Board of Directors of the Company. In addition, Mr. Rizk was a principal of Cali Associates and served as its General Counsel and as a member of its Executive Committee from
                                         1989 to 1994 and as its Chief Financial Officer from 1991 to 1994. Mr. Rizk was responsible for coordinating all financial activities for Cali
                                         Associates, including federal income tax planning, and for developing its strategic direction and investment strategies. Mr. Rizk has remained responsible for conducting these activities for the Company. Prior to joining
                                         Cali Associates, Mr. Rizk was vice president and general counsel of Dubnoff &
                                         Koch, a New Jersey-based real estate development firm.
John R. Cali..............          49   Chief Administrative Officer of the Company. In addition, Mr. Cali was a principal of Cali Associates and served as a member of its Long Range
                                         Planning Committee from 1981 to 1994 and its Executive Committee from 1987 to
                                         1994. Mr. Cali was responsible for the development of Cali Associates' office system and the management of its office personnel and he remains responsible for such duties with the Company. Mr. Cali also developed and organized the leasing and property management departments of Cali Associates and he is now responsible for directing the acquisition functions of the Company.
Brant Cali................          43   Chief Operating Officer, Secretary and a member of the Board of Directors of the Company. In addition, Mr. Cali was a principal of Cali Associates and served as a member of its Executive and Long Range Planning Committees from
                                         1981 to 1994. Mr. Cali is responsible for directing the leasing and property management departments and providing overall strategic direction for the
                                         Company.
Timothy M. Jones..........          41   Executive Vice President of the Company. Prior to the Robert Martin Company
                                         acquisition in January 1997, Mr. Jones served as Executive Vice President and
                                         Chief Operating Officer of Robert Martin, where he was responsible for the daily corporate operations and management of the firm's six-million square foot portfolio in New York and Connecticut. Mr. Jones joined Robert Martin in
                                         1990 as Vice President of Construction, where he was responsible for the organization, administration and coordination of all the properties, both in the construction and planning stages. In 1992, he became Senior Vice
                                         President, continuing to direct all construction activities and was involved in the coordination of the firm's finance, property management and construction divisions.

NAME                            AGE      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
--------------------------      ---      -----------------------------------------------------------------------------
Barry Lefkowitz...........          35   Vice President, Chief Financial Officer of the Company. Mr. Lefkowitz is
                                         responsible for all financial reporting matters, strategic financial planning, long-term forecasting, investor relations and management of capital markets activities. Before joining the Company, Mr. Lefkowitz was a Senior
                                         Manager specializing in real estate with the accounting firm of Deloitte &
                                         Touche LLP.
Roger W. Thomas...........          40   Vice President, General Counsel and Assistant Secretary of the Company. Mr.
                                         Thomas' responsibilities include structuring and implementing Cali's acquisitions and mergers, corporate governance, supervising outside legal counsel, insuring legal compliance and preparation of required disclosure documents. Mr. Thomas also assists the Company in investor relations and in implementing the Company's investment strategies, financial activities, and acquisitions. Prior to joining the Company, Mr. Thomas was a partner at the law firm Dreyer & Traub in New York, specializing in real estate and commercial transactions.
James Nugent..............          44   Vice President-Leasing of the Company since its formation. In addition, from
                                         1991 to 1994, Mr. Nugent served as the Senior Director of Leasing at Cali
                                         Associates, supervising all leasing activity and analyzing the financial aspects of all major leases, and he remains responsible for such duties with the Company. From 1984 to 1991, Mr. Nugent's responsibilities included negotiating the financial and business terms of leases for the Cali
                                         Associates portfolio of properties, analyzing future projects and formulating the structure of potential development opportunities.
Albert Spring.............          51   Vice President-Operations of the Company since its formation. In addition,
                                         Mr. Spring was responsible from 1977 to 1994 for construction management at
                                         Cali Associates, including engineering, processing approvals, estimating costs and supervising contractors.
Angelo R. Cali............          81   Member of the Board of Directors of the Company since its formation. Prior to the formation of the Company, Mr. Cali was a principal of Cali Associates, the real estate development company which was the predecessor of the Company, and a member of its Executive and Long Range Planning Committees. Mr. Cali
                                         co-founded Cali Associates in 1949 and was responsible for its organizational development from such date until the completion of the Company's initial public offering in 1994.
Brad W. Berger............          41   Executive Vice President and a member of the Board of Directors of the
                                         Company. Prior to the Robert Martin Company acquisition in January 1997, Mr.
                                         Berger served as Robert Martin's President and Chief Executive Officer from
                                         1994 to 1996, leading Robert Martin's strategic, organizational and financial endeavors. Employed with Robert Martin since 1977, Mr. Berger became Director of Commercial Leasing of Robert Martin in 1979, was promoted to Vice
                                         President in 1982 and appointed to Executive Vice President in 1986, upon which he assumed the daily operations responsibilities of the commercial real estate portfolio.

NAME                            AGE      PRESENT PRINCIPAL OCCUPATION OR EMPLOYMENT
--------------------------      ---      -----------------------------------------------------------------------------
Robert F. Weinberg........          68   Director of the Company. Prior to the Robert Martin Company acquisition in
                                         January 1997, Mr. Weinberg served as Co-Chairman and General Partner of
                                         Robert Martin since its founding in 1957. Mr. Weinberg is presently the
                                         Chairman of the Outreach Committee on Orderly Growth in Westchester, a
                                         Director of City & Suburban Federal Savings Bank and a Director of the
                                         Westchester County Association.
Alan G. Philibosian.......          43   Director of the Company. Mr. Philibosian is an attorney practicing in
                                         Englewood, New Jersey. Mr. Philibosian is currently a Commissioner on The
                                         Port Authority of New York & New Jersey, and also serves on the Board of
                                         Directors of the Armenian Missionary Association of America, Paramus, New
                                         Jersey and John Harms Center for the Arts, Englewood, New Jersey.
Brendan T. Byrne..........          72   Director of the Company; Former two-term Governor of the State of New Jersey and a senior partner with Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart &
                                         Olstein, a Roseland, New Jersey law firm.
Kenneth A. DeGhetto.......          72   Director of the Company; Member of the Board of Directors and former
                                         President of Foster Wheeler Corporation and member of the Board of Directors of Brandon Systems.
James W. Hughes...........          52   Director of the Company; Dean of the Edward J. Bloustein School of Planning
                                         and Public Policy at Rutgers University and Professor of Urban Planning and
                                         Policy Development.
Irvin D. Reid.............          56   Director of the Company; President of Montclair State University (formerly
                                         Montclair State College) in New Jersey and a member of the Board of Directors of Fleet Bank, N.A.
Alan Turtletaub...........          82   Director of the Company; Founder and Chairman of the Board of The Money
                                         Store. Mr. Turtletaub is also the founder and a board member of the National
                                         Second Mortgage Association and is also on the advisory board of Valley
                                         National Bank.

    Upon the consummation of the Transaction, the composition of the Board of Directors of the Company will change. "See "Recent Developments--Pending Transaction" and "--Organizational Changes". Three of the Board of Directors' thirteen members will be new members designated by Mack. The Mack designees will be William L. Mack, Earle I. Mack and Mitchell E. Hersh. Three members of the Board of Directors will be designated by the Company. The Company designees will be current members of the Board of Directors and will be John J. Cali, who will remain Chairman of the Board of Directors, Thomas A. Rizk, who will remain Chief Executive Officer, and Robert F. Weinberg. The remaining seven directors will be independent outside directors. They will include three existing independent members of Cali's Board of Directors, Brendan Byrne, Irvin Reid and Alan Philibosian, and four independent members who will be selected by Mack and reasonably approved by Cali. Kenneth A. DeGhetto, Alan Turtletaub, James W. Hughes, Brad W. Berger, Angelo Cali and Brant Cali will resign from the Board of Directors at the closing of the Transaction.

    After the consummation of the Transaction, the Board of Directors will create an Executive Committee. William L. Mack will serve as Chairman of the Executive Committee, which will consist of William L. Mack, Mitchell E. Hersh, Thomas A. Rizk and John J. Cali.

    Thomas A. Rizk will remain Chief Executive Officer of the Company after the consummation of the Transaction, and Mitchell E. Hersh will be appointed President and Chief Operating Officer by the Board of Directors. The Company's existing executive officers will retain their current positions and responsibilities, except that Thomas A. Rizk will resign as President, Brant Cali will resign as Chief Operating Officer and John R. Cali will resign as Chief Administrative Officer.

    The following sets forth certain information with respect to the additional directors and executive officers of the Company upon completion of the Transaction. No assurance can be made that the Transaction will be consummated.

    WILLIAM L. MACK will be appointed Chairman of the Executive Committee of the Company and as a member of the Board of Directors in connection with the Transaction. Prior to the Transaction, Mr. Mack served as Managing Partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet of office, industrial, retail and hotel facilities. Mr. Mack also served as Chairman of Patriot American Group. In addition, Mr. Mack is a managing partner of Apollo Real Estate Advisors, L.P. which investment funds have invested in approximately $5 billion of various diversified real estate ventures. Mr. Mack attended Wharton School of Business and Finance at the University of Pennsylvania and has a B.S. degree in business administration, finance and real estate from New York University.

    EARLE I. MACK will be appointed as a member of the Board of Directors in connection with the Transaction. Prior to the Transaction, Mr. Mack served as Senior Partner and Chief Financial Officer of The Mack Company since 1964. Mr. Mack, together with his three brothers, led The Mack Company in pioneering the development of large, Class A office properties and helped to grow The Mack Company's portfolio to approximately 20 million square feet of office, industrial, retail and hotel facilities. Mr. Mack has a B.S. degree in Business Administration from Drexel University and also attended Fordham Law School.

    MITCHELL E. HERSH will be appointed President and Chief Operating Officer of the Company and as a member of the Board of Directors in connection with the Transaction. Prior to the Transaction, Mr. Hersh has served as a partner of The Mack Company since 1982 and Chief Operating Officer of The Mack Company since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of The Mack Company's office and industrial portfolio. Mr. Hersh has a B.A. degree in architecture from Ohio University.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                   CONSIDERATIONS TO HOLDERS OF COMMON STOCK

    The following summary of certain United States federal income tax considerations to holders of Common Stock is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of Common Stock will vary depending upon such holder's particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, financial institutions or broker-dealers, tax-exempt organizations, foreign corporations, and persons who are not citizens or residents of the United States, except to the extent discussed under the heading "Taxation of Tax-Exempt Stockholders" and "Taxation of Non-U.S. Stockholders") subject to special treatment under the United States federal income tax laws.

    THIS SUMMARY SUPPLEMENTS THE DISCUSSION SET FORTH IN THE SECTION IN THE ACCOMPANYING PROSPECTUS ENTITLED "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO THE COMPANY OF ITS REIT ELECTION," WHICH CONTAINS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS TO THE COMPANY, AND SHOULD BE READ TOGETHER THEREWITH. EACH INVESTOR IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES TO HIM OF THE ACQUISITION, OWNERSHIP AND SALE OF COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXPAYER RELIEF ACT OF 1997

    The recently-enacted Taxpayer Relief Act of 1997 (the "Act") revises several of the REIT-related requirements, and, in general, modifies the general requirements for qualification as a REIT and the taxation of a REIT. The Act is generally effective for the taxable years of a REIT beginning after August 5, 1997. Thus, the amendments in the law resulting from the Act will not apply to the Company until the Company's taxable year beginning on January 1, 1998. Set forth below is a brief summary of certain provisions of the Act.

    In order for the Company to maintain its qualification as a REIT, during the last half of each taxable year, not more than 50 percent in value of the Company's outstanding stock may be owned, actually or constructively, by five or fewer individuals (as defined to include certain entities). (See "Certain United States Federal Income Tax Considerations to the Company of its REIT Election--Taxation of the Company as a REIT--Requirements for Qualification" in the accompanying Prospectus). Effective for the Company's taxable years beginning on or after January 1, 1998, so long as the Company complies with the Treasury regulations (the "Stock Ownership Regulations") for ascertaining the ownership of its stock, the Company will not lose its qualification as a REIT as a result of a violation of the foregoing requirement if it neither knows nor upon exercising reasonable diligence would have known of such violation. Furthermore, under pre-Act law, the Company's failure to comply with the Stock Ownership Regulations could have resulted in the Company's disqualification as a REIT for the taxable year of the failure. Effective for the Company's taxable years beginning on or after January 1, 1998, instead of being disqualified as a REIT, the Company would be subject to a financial penalty of $25,000 ($50,000 for intentional violations) for any year in which the Company fails to comply with the Stock Ownership Regulations. Furthermore, if the Company can establish that its failure to comply was due to reasonable cause and not to willful neglect, no penalty would be imposed.

    The Company must also satisfy certain gross income tests on an annual basis. (See "Certain United States Federal Income Tax Considerations to the Company of its REIT Election--Taxation of the Company as a REIT--Income Tests" in the accompanying Prospectus). Under pre-Act law, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for fewer than four years (apart from involuntary conversions and sales of foreclosure property) must constitute less than 30 percent of the Company's gross income (including gross income from prohibited transactions) for each taxable year (the "30 Percent Test"). Effective for the Company's taxable years beginning on or after January 1, 1998, the Company will no longer be subject to the 30 Percent Test.

    For purposes of the 75 percent and 95 percent gross income tests (together, the "Gross Income Tests"), in order for the rents received by the Company in respect of property to qualify as "rents from real property," the Company is generally not permitted to operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from whom the Company derives no revenue; except that the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. (See "Certain United States Federal Income Tax Considerations to the Company of its REIT Election--Taxation of the Company as a REIT-- Income Tests" in the accompanying Prospectus). Effective for the Company's taxable years beginning on or after January 1, 1998, the Company may render a DE MINIMIS amount of impermissible services to tenants, or in connection with the management of a property (together, "Impermissible Services"), without having otherwise qualifying rents from the property being disqualified as "rents from real property". In order to qualify for this DE MINIMIS exception, the amount received by the Company for Impermissible Services with respect to any property for any taxable year may not exceed 1 percent of all amounts received or accrued by the Company during such taxable year with respect to such property. For purposes of the foregoing, the amount treated as "received" by the Company for Impermissible Services will not be less than 150 percent of the Company's direct cost in rendering such service. However, the amount of any income that the Company receives for Impermissible Services will not be treated as "rents from real property" for purposes of the Gross Income Tests. The Operating Partnership may receive fees in consideration of the performance of management and administrative services with respect to properties that are not owned entirely by the Operating Partnership. Although a portion of such management and administrative fees generally will not constitute "qualifying income" for purposes of the Gross Income Tests, the Company believes that the aggregate amount of such fees (plus any income from Impermissible Services and other nonqualifying income) in any taxable year will not cause the Company to fail the Gross Income Tests.

    Also, rents received by the Company from a tenant will not qualify as "rents from real property" for purposes of the Gross Income Tests if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of such tenant (a "Related Tenant"). (See "Certain United States Federal Income Tax Considerations to the Company of its REIT Election--Taxation of the Company as a REIT--Income Tests" in the accompanying Prospectus). Effective for the Company's taxable years beginning on or after January 1, 1998, the constructive ownership rules for determining whether a tenant is a Related Tenant have been modified with respect to partners and partnerships so that attribution between partners and partnerships occurs only when a partner owns, directly and/or indirectly, a 25 percent-or-greater interest in the partnership. Thus, a tenant will not be treated as a Related Tenant with respect to the Company if shares of the Company are owned by a partnership and a partner that owns, directly and indirectly, a less-than-25 percent interest in such partnership also owns an interest in the tenant. A tenant will also not be a Related Tenant with respect to the Company if stockholders of the Company and owners of such tenant are partners in a partnership in which neither own, directly and/or indirectly, a 25 percent-or-greater interest.

    Also effective for the Company's taxable years beginning on or after January 1, 1998, except to the extent provided by regulations, "qualifying income" for purposes of the Gross Income Tests would include payments to the Company under an interest rate swap, cap agreement, option, futures contract, forward rate agreement or any similar financial instrument entered into by the Company to hedge its indebtedness, as well as any gain from the disposition of any of the foregoing investments.

    Other amendments enacted pursuant to the Act include: (a) an earnings and profits ("E&P") sourcing rule which, for purposes of determining whether a REIT has non-REIT E&P as of the close of its taxable year, treats a REIT's distributions of accumulated E&P as being made out of the REIT's earliest accumulated E&P, (b) an extension of the period for which property may be treated as "foreclosure property", (c) the exclusion of involuntarily converted property from the "prohibited transaction" rules, (d) the treatment of any wholly-owned subsidiary of a REIT (whether or not the subsidiary has always been wholly-owned by the REIT) as a "qualified REIT subsidiary" (although certain tax consequences may result from such treatment), (e) the expansion of the list of "excess noncash" items for purposes of the annual 95 percent distribution requirement and (f) an election to allow the Company to retain its net long-term capital gain (discussed below).

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY

    As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity that is treated as a domestic entity for federal income tax purposes, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust (other than a grantor trust) which (x) was in existence on August 20, 1996 and was treated as a U.S. person on August 19, 1996 and (y) has elected, pursuant to regulations (which have not yet been issued), to continue to be treated as a U.S. person, or
(v) a trust not described in (iv) above, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

    As long as the Company qualifies as a REIT, distributions made by the Company out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Stockholders that are corporations. Distributions made by the Company that are properly designated by the Company as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20 percent of certain capital gain dividends as ordinary income. As a result of the enactment of the Act, although the matter is not entirely free from doubt, it would appear that the portion of any such capital gain dividends attributable to gain recognized after July 28, 1997 with respect to capital assets held by the Company for more than 18 months on the date of sale will be treated as long-term capital gain taxable to the stockholders at a maximum rate of 20 percent (or 25 percent to the extent any such gain arises from the recapture of straight-line depreciation deductions reflected in the basis of real property that has been held by the Company for more than 18 months as of the date of sale), and the portion of such capital gain dividends attributable to gain recognized with respect to property that has been held for more than one year but not more than 18 months will be treated as long-term capital gain taxable to the stockholders at a maximum rate of 28 percent.

    Also, pursuant to the Act, effective for its taxable years beginning on or after January 1, 1998, the Company may elect to retain its net long term capital gains recognized during a taxable year ("Retained Gains") and pay a corporate-level tax on such Retained Gains. Corporations are currently subject to a maximum 35 percent tax on recognized capital gains. A stockholder owning shares of the Company's stock on December 31st of a taxable year in which the Company has Retained Gains would be required to include in gross income such stockholder's proportionate share of the Retained Gains (as designated by the Company in a notice mailed to stockholders within 60 days following the end of the taxable year). The amount of any corporate-level tax paid by the Company in respect of the Retained Gains (the "Company Tax") would be treated as having been paid by the stockholders of the Company and each stockholder would receive a credit for such stockholder's share of the Company Tax. A stockholder's basis in his shares of Company stock would increase by the excess of such stockholder's proportionate share of the Retained Gains over the stockholder's share of the Company Tax. In addition, if the Company, in general, should fail to distribute during each calendar year at least the sum of (i) 85 percent of its REIT ordinary income for each such year, (ii) 95 percent of its REIT capital gain net income for each such year and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4 percent excise tax (the "Excise Tax") on the excess of such required distribution over the amounts actually distributed. It is unclear under the Act whether the Excise Tax could apply to the Retained Gains. (See "Certain United States Federal Income Tax Considerations to the Company of its REIT Election -- Taxation of the Company as a REIT -- General" in the accompanying Prospectus). Unless the Retained Gains were treated as actually distributed, it is possible that the Retained Gains might be subject to the Excise Tax.

    To the extent that the Company makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of the U.S. Stockholder's adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). Any such distribution in excess of a stockholder's adjusted basis in his shares of Company stock will be included in income as long-term capital gain subject to a maximum rate of 20 percent if the gain is recognized after July 28, 1997, and the shares have been held for more than 18 months at the time of distribution, long-term capital gain subject to a maximum tax rate of 28 percent if the shares have been held for more than one year but not more than 18 months as of the time of distribution and short-term capital gain subject to a maximum rate of up to 39.6 percent if the shares were held for no more than one year at the time of the distribution. Distributions declared by the Company in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Company.

    In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of the Company that have been held for six or fewer months (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Company which were required to be treated as a long-term capital gain.

TAX CONSEQUENCES OF THE TRANSACTION

    Pursuant to the Contribution Agreement, the Company will acquire each of the Mack Properties as a contribution to the capital of CRLP in exchange for a combination of Units, the assumption of certain liabilities, and, in certain cases cash and Warrants. The Mack Properties have an aggregate value of approximately $1.2 billion. Pursuant to Section 721 of the Code, no gain or loss will be recognized by CRLP or to any of its partners (including the Company) as a result of the contribution of the Mack Properties to CRLP. Pursuant to Section 723 of the Code, the basis of the Mack Properties shall be equal to the adjusted tax basis of such properties at the time of contribution, increased by the amount of gain recognized by Mack upon contribution. The aggregate adjusted tax bases of the Mack Properties at the time of contribution is estimated to be approximately $480 million, which will be increased by the amount of gain recognized by Mack. Generally, the difference between the value of contributed property (which, in the case of the Mack Properties, is approximately $1.2 billion) at the time of contribution and the adjusted tax bases of such contributed property (which, in the case of the Mack Properties, is approximately $480 million) at the time of contribution reflects the built in-gain associated with such contributed property (the "Book--Tax Difference"). The Book-Tax Difference of the Properties as a result of the Transaction will be approximately $720 million, which will be reduced by the amount of gain recognized by Mack. CRLP and Cali have elected to utilize the "traditional method" of taking into account the Book-Tax Difference and, accordingly, Cali may not be entitled to the benefit of depreciation deductions attributable to the Book-Tax Difference. As a result, Cali may be required to distribute more dividends in order to satisfy a 95 percent distribution requirement than it would have had the Company purchased the assets for cash in a taxable transaction. (See "Certain United States Federal Income Tax Considerations to the Company of its REIT

Election -- Taxation of the Company as a REIT -- Annual Distribution Requirements" in the accompanying Prospectus). In addition, the amount of tax-free return of capital to each U.S. Stockholder may be less than the amount each stockholder would have realized had the Company purchased the assets for cash in a taxable transaction.

BACKUP WITHHOLDING

    The Company will report to its U.S. Stockholders and to the Internal Revenue Service (the "IRS") the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31 percent with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Stockholder that does not provide the Company with the correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Non-U.S. Stockholders."

TAXATION OF TAX-EXEMPT STOCKHOLDERS

    In applying the REIT stock ownership test under the Code, a pension trust generally is not treated as a single individual. Rather, beneficiaries of certain pension trusts are treated as holding the shares of a REIT in proportion to their actuarial interests in such trust, and thus permits certain pension trusts to acquire more concentrated ownership of a REIT.

    In addition, a pension fund owning more than 10 percent of a REIT must treat a percentage of dividends from the REIT as "unrelated business taxable income" ("UBTI"). The percentage is determined by dividing the REIT's gross income derived from an unrelated trade or business for the year by the gross income of the REIT for the year in which the dividends are paid. If this percentage is less than five percent, however, dividends are not treated as UBTI. In general, the UBTI rule applies to a REIT where the REIT qualifies as a REIT by reason of the above modification of the stock ownership test and (i) one pension trust owns more than 25 percent of the value of the REIT; or (ii) a group of pension trusts individually holding more than 10 percent of the value of the REIT collectively owns more than 50 percent of the value of the REIT.

TAXATION OF NON-U.S. STOCKHOLDERS

    The rules governing United States federal income taxation of the ownership and disposition of stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, "Non-U.S. Stockholders") are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax and does not address state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances) that may be relevant to a Non-U.S. Stockholder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that the Company qualifies for taxation as a REIT. Prospective Non-U.S. Stockholders should consult with their own tax advisers to determine the impact of federal, state, local and foreign income tax laws with regard to an investment in stock, including any reporting requirements.

    DISTRIBUTIONS. Distributions by the Company to a Non-U.S. Stockholder that are neither attributable to gain from sales or exchanges by the Company of "United States real property interests" (discussed below) nor designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to withholding of United States federal income tax on a gross basis (that is, without allowance of deductions) at a 30 percent rate unless an applicable treaty lowers the withholding rate. However, if income from the investment in Common Stock is treated as effectively connected with the conduct by the Non-U.S. Stockholder of a United States trade or business, the Non-U.S. Stockholder will be subject to tax on a net basis (that is, after allowance of deductions) at graduated rates, in the same manner as U.S. Stockholders are taxed with respect to such distributions, and are generally not subject to withholding. Any such effectively connected distributions received by a Non-U.S. Stockholder that is a corporation may also be subject to an additional branch profits tax at a 30 percent rate or such lower rate as may be specified by an applicable income tax treaty. The Company expects to withhold United States federal income tax at the rate of 30 percent on the gross amount of any distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income.

    Distributions in excess of current or accumulated earnings and profits of the Company will not be taxable to a Non-U.S. Stockholder to the extent that they do not exceed the adjusted basis of the stockholder's stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's stock, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his stock, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution may be subject to withholding at the rate applicable to dividends. However, amounts thus withheld are generally refundable if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. In such a case, the Non-U.S. Stockholder must file a U.S. income tax return with the IRS to claim a refund.

    Distributions to a Non-U.S. Stockholder that are designated by the Company at the time of distribution as capital gains dividends (other than those arising from the disposition of a United States real property interest) generally will not be subject to United States federal income taxation, unless (i) investment in the stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain (except that a stockholder that is a foreign corporation may also be subject to the 30 percent branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30 percent tax on the individual capital gains.

    Distributions to a Non-U.S. Stockholder that are attributable to gain from sales or exchanges by the Company of United States real property interests will cause the Non-U.S. Stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. Stockholders would thus generally be taxed at the same rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30 percent branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation, as discussed above. The Company is required to withhold 35 percent of any such distribution that could be designated by the Company as a capital gains dividend. Any such withheld amount is creditable against the Non-U.S. Stockholder's United States federal income tax liability.

    Under recently proposed Treaty Regulations, withholding procedures would be revised. Should the proposal be adopted, withholding generally would be at either 31 percent or 30 percent unless a new Form W-8 is filed with the Company by the beneficial owner to establish entitlement to treaty benefits or exemption based upon the income being "effectively connected." In some instances, additional documentation might be required from the beneficial owner, including an individual taxpayer identification number from the IRS and a certification of tax status from the tax authorities of the beneficial owner's country of residence.

    SALE OF STOCK. Gain recognized by a Non-U.S. Stockholder upon the sale or exchange of shares of stock generally will not be subject to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") so long as the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50 percent in value of its stock is held directly or indirectly by Non-U.S. Stockholders. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of stock will not be subject to taxation under FIRPTA. Notwithstanding the foregoing, gain from the sale or exchange of shares of stock not otherwise subject to FIRPTA will be taxable to a Non-U.S. Stockholder if either (i) investment in the stock is effectively connected with the Non-U.S. Stockholder's United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain (a Non-U.S. Stockholder that is a foreign corporation may also be subject to a 30 percent branch profits tax, as discussed above), or (ii) the Non-U.S. Stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30 percent United States withholding tax on the amount of such individual's gain. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals.)

    If the Company is not or ceases to be, a "domestically-controlled REIT," whether gain arising from the sale or exchange of shares of stock by a Non-U.S. Stockholder would be subject to United States taxation under FIRPTA as a sale of a "United States real property interest" will depend on whether the shares are "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the New York Stock Exchange) and on the size of the selling Non-U.S. Stockholder's interest in the Company. In the case where the Company is not or ceases to be a "domestically-controlled REIT" and the Common Stock is "regularly traded" on an established securities market at any time during the calendar year, a sale of shares of Common Stock by a Non-U.S. Stockholder will only be treated as a sale of a "United States real property interest" (and thus subject to taxation under FIRPTA) if such selling shareholder beneficially owns (including by attribution) more than 5 percent of the total fair market value of the Common Stock at any time during the five-year period ending either on the date of such sale or other applicable determination date. If gain on the sale or exchange of shares of stock were subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the stock would be required to withhold and remit to the IRS 10 percent of the amount realized by the seller on the sale of such stock.

OTHER TAX CONSEQUENCES

    The Company and its stockholder may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholder may not conform to the United States federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                                  UNDERWRITING

    The Underwriters named below (the "Underwriters"), for whom Prudential Securities Incorporated, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Smith Barney Inc., UBS Securities LLC, and Wheat, First Securities, Inc. are acting as representatives (the "Representatives"), have severally agreed, subject to the terms and conditions contained in the Underwriting Agreement, to purchase from the Company the number of shares of Common Stock set forth below opposite their respective names:

                                                                                              NUMBER
UNDERWRITER                                                                                  OF SHARES
-----------------------------------------------------------------------------------------  -------------
Prudential Securities Incorporated.......................................................
Bear, Stearns & Co. Inc..................................................................
Donaldson, Lufkin & Jenrette Securities Corporation......................................
Morgan Stanley & Co. Incorporated........................................................
PaineWebber Incorporated.................................................................
Smith Barney Inc.........................................................................
UBS Securities LLC.......................................................................
Wheat, First Securities, Inc.............................................................
                                                                                           -------------
      Total..............................................................................     10,000,000
                                                                                           -------------
                                                                                           -------------

    The Company is obligated to sell, and the Underwriters are obligated to purchase, all of the shares of Common Stock offered hereby if any are purchased.

    The Underwriters, through their Representatives, have advised the Company that they propose to offer the shares of Common Stock initially at the public offering price set forth on the cover page of this Prospectus Supplement; that the Underwriters may allow to selected dealers a concession of $ per share, and
that such dealers may reallow a concession of $       per share to certain other
dealers. After the public offering, the offering price and the concessions may be changed by the Representatives.

    The Company has granted the Underwriters an option, exercisable for 30 days from the date of this Prospectus Supplement, to purchase up to 1,500,000 additional shares of Common Stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this Prospectus Supplement. The Underwriters may exercise such option solely for the purpose of covering over-allotments incurred in the sale of shares of Common Stock offered hereby. To the extent such option to purchase is exercised, each Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to 10,000,000.

    The Company has agreed to indemnify the several Underwriters and to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

    The Company and the directors and executive officers of the Company have agreed that they will not, directly or indirectly, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or other capital stock of the Company, or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock or other capital stock of the Company (including Units), for a period of 90 days from the date of this Prospectus Supplement, without the prior written consent of Prudential Securities Incorporated, on behalf of the Underwriters. Prudential Securities Incorporated, at any time and without notice, may release all or any portion of the shares subject to such agreements.

    In the ordinary course of their businesses, Prudential Securities Incorporated and its affiliates have engaged, and may in the future engage, in investment banking or financing transactions with the Company.

The Company has a revolving credit facility (the Prudential Facility) with an affiliate of Prudential Securities Incorporated that bears interest at 125 basis points over one-month LIBOR and is secured by certain properties of the Company. As of September 15, 1997, there was approximately $4.0 million outstanding under the Prudential Facility. The Company has also retained Prudential Securities Incorporated to provide certain financial advisory services in connection with the Transaction. The Prudential Insurance Company of America is the mortgage lender with respect to the Company's office building located at 17-17 Route 208, Fairlawn, New Jersey. In addition, in the ordinary course, certain of the Underwriters or their affiliates lease space at certain of the Company's Properties.

    In connection with the Offering, certain Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the Commission, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing its market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following the closing of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 1,500,000 shares of Common Stock, by exercising the Underwriters' over-allotment option referred to above. In addition, Prudential Securities, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or selling group member participating in the Offering) for the account of the other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

                                    EXPERTS

    The financial statements incorporated by reference in the accompanying Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The combined financial statements of Robert Martin Group for the three years ended December 31, 1996 appearing in the Company's Current Reports on Form 8-K/A, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in the accompanying Prospectus. Such combined financial statements are incorporated by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements incorporated by reference in the accompanying Prospectus by reference to the Current Report on Form 8-K of the Company, dated September 18, 1997, have been so incorporated in reliance on the report of Schonbraun Safris Sternlieb & Co., L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of The Mack Group incorporated by reference in the accompanying Prospectus by reference to the Current Report on Form 8-K of the Company, dated September 19, 1997, except as they relate to the unaudited six-month periods ended June 30, 1997 and 1996 and except as they relate to Patriot American Office Group, have been audited by Price Waterhouse LLP, independent accountants, and, insofar as they relate to Patriot Commercial Group, by Ernst & Young LLP, independent accountants, whose reports thereon are incorporated by reference in the accompanying Prospectus. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firms as experts in auditing and accounting.

                                 LEGAL MATTERS

    Certain legal matters in connection with the shares of Common Stock offered hereby as well as certain legal matters described under "Certain United States Federal Income Tax Considerations to Holders of Common Stock" will be passed upon for the Company by Pryor, Cashman, Sherman & Flynn, New York, New York. Certain legal matters relating to Maryland law, including the validity of the issuance of the securities registered hereby, will be passed upon for the Company by Ballard, Spahr, Andrews & Ingersoll. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

                 (This page has been left blank intentionally.)

PROSPECTUS

                            CALI REALTY CORPORATION
                                 $1,000,000,000
                   PREFERRED STOCK, COMMON STOCK AND WARRANTS

    Cali Realty Corporation (together with its subsidiaries, the "Company") may from time to time offer in one or more series (i) shares or fractional shares of its preferred stock, par value $.01 per share (the "Preferred Stock"), (ii) shares of its common stock, par value $.01 per share (the "Common Stock"), or
(iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"), with an aggregate initial public offering price of up to $1,000,000,000 on terms to be determined at the time of offering. The Preferred Stock, Common Stock and Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, conversion, voting and other rights and the initial public offering price; (ii) in the case of Common Stock, the initial public offering price; and
(iii) in the case of Warrants, the securities as to which such Warrants may be exercised, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for United States federal income tax purposes. See "Restrictions on Ownership of Capital Stock".

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

    The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such series of Offered Securities.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                            ------------------------

                  The date of this Prospectus is January 7, 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company with the Commission in accordance with the Exchange Act can be inspected and copied at the Commission's public reference section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission:
Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. In addition, the Company's Common Stock is listed on the New York Stock Exchange (the "NYSE") and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and such exhibits and schedules which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The documents listed below have been filed by the Company (File No. 1-13274) under the Exchange Act with the Commission and are incorporated herein by reference:

        a. The Company's Current Reports on Form 8-K dated July 16, 1996, August 12, 1996, October 8, 1996, October 28, 1996, October 29, 1996,
    November 18, 1996, November 21, 1996, December 30, 1996 and December 31,
    1996;

        b. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

        c. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

        d. The Company's Proxy Statement relating to the Annual Meeting of Shareholders held on May 13, 1996;

        e. The description of the Common Stock and the description of certain provisions of Maryland Law and the Company's Articles of Incorporation and Bylaws, both contained in the Company's Registration Statement on Form 8-A, dated August 9, 1994.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents (provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K of the Commission shall not be deemed specifically incorporated by reference herein).

    Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the applicable Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner of the Offered Securities, to whom this Prospectus is delivered, upon written or oral request. Requests should be made to Barry Lefkowitz, Vice President-Finance and Chief Financial Officer of the Company, 11 Commerce Drive, Cranford, New Jersey 07016-3510 (telephone number: (908) 272-8000).

                                  THE COMPANY

    Cali Realty Corporation (together with its subsidiaries, the "Company") is a fully-integrated real estate investment trust ("REIT") that owns and operates a portfolio comprised predominantly of Class A office and office/flex buildings located primarily in New Jersey, as well as commercial real estate leasing, management, acquisition, development and construction businesses. As of September 30, 1996, the Company owned 100 percent of 44 office and office/flex properties encompassing approximately 4.3 million net rentable square feet and one 327 unit multifamily residential property (collectively, the "Properties"). The 44 office and office/flex properties are comprised of 27 office buildings containing an aggregate of 3.6 million square feet (the "Office Properties") and 17 office/flex buildings containing an aggregate of approximately 700,000 square feet (the "Office/Flex Properties"). The Company believes that its Properties have excellent locations and access and are well-maintained and professionally managed. As a result, the Company believes that its properties attract high quality tenants and achieve among the highest rent, occupancy and tenant retention rates within their markets. As of September 30, 1996, the Office Properties and Office/Flex Properties were approximately 97 percent leased to over 430 tenants.

    On November 4, 1996, the Company acquired Harborside, a 1.9 million square foot office complex located in Jersey City, New Jersey for an initial acquisition cost of approximately $286.7 million. The purchase price included the assumption of existing and seller-provided financing aggregating approximately $150.0 million. The balance of the acquisition cost, totaling approximately $137.4 million, was paid in cash and was financed substantially through drawings on the Company's existing credit facilities. As part of the purchase, the Company also acquired 11.3 acres of land fully zoned and permitted for an additional 4.1 million square feet of development and the water rights associated with 27.4 acres of land extending into the Hudson immediately east of Harborside, including two piers with an area of 5.8 acres. The terms of the acquisition of the vacant parcels at Harborside provide for payments (with an estimated net present value of approximately $5.3 million) to be made to the seller for development rights if and when the Company commences construction on the site during the next several years. However, the agreement provides, among other things, that even if the Company does not commence construction, the seller may nevertheless require the Company to acquire these rights during the six-month period after the end of the sixth year. After such period, the seller's option lapses, but any development in years 7 through 30 will require a payment, on an increasing scale, for the development rights.

    In addition, on November 7, 1996, the Company acquired Five Sentry Parkway East & West ("Five Sentry"), a two-building office complex comprised of approximately 131,000 net rentable square feet located in Plymouth Meeting, Montgomery County, Pennsylvania, for approximately $12.4 million in cash, which was drawn from one of the Company's credit facilities. Such borrowing was subsequently repaid from the net proceeds received from the Company's public common stock offering of 17,537,500 shares (the "November Offering") on November 23, 1996. On December 10, 1996, the Company acquired 300 Tice Boulevard ("Whiteweld"), a 230,000 net rentable square foot office building located in Woodcliff Lake, Bergen County, New Jersey, for approximately $35.0 million in cash, made available from the net proceeds received from the November Offering. On December 16, 1996, the Company acquired One Bridge Plaza, a 200,000 net rentable square foot office building located in Fort Lee, Bergen County, New Jersey, for approximately $26.8 million in cash, made available from the net proceeds received from the November Offering. On December 17, 1996, the Company acquired the International Court at Airport Business Center ("Airport Center"), a three-building office complex comprised of approximately 370,000 net rentable square feet located in Lester, Delaware County, Pennsylvania for approximately $43.0 million in cash, made available from the net proceeds received from the November Offering.

    The Company's strategy has been to focus its development and ownership of properties in sub-markets where it is, or can become, a significant and preferred owner and operator. The Company will continue this strategy by expanding, primarily through acquisitions, into sub-markets where it has, or can achieve, similar status. Management believes that the recent trend towards increasing rental and occupancy rates in Class A office buildings in the Company's sub-markets presents significant opportunities for growth. The Company may also develop properties in such sub-markets. Management believes that its extensive market knowledge provides the Company with a significant competitive advantage which is further enhanced by its strong reputation for and emphasis on delivering highly responsive management services, including direct and continued access to the Company's senior management. The Company performs substantially all construction, leasing, management and tenant improvements on an "in-house" basis and is self-administered and self-managed.

    Cali Associates, the entity whose business the Company succeeded in 1994, was founded by John J. Cali, Angelo R. Cali and Edward Leshowitz (the "Founders"), who have been involved in the development, leasing, management, operation and disposition of commercial and residential properties in Northern and Central New Jersey for over 40 years and have been primarily focusing on office building development for the past 17 years. In addition to the Founders, the Company's executive officers have been employed by the Company and its predecessor for an average of approximately ten years. The Company and its predecessor have built approximately four million square feet of office space, more than one million square feet of industrial facilities and over 5,500 residential units.

    The Company has elected to be taxed as a REIT for federal income tax purposes and expects to continue to elect such status. Although the Company believes that it was organized and has been operating in conformity with the requirements for qualification under the Internal Revenue Code of 1986, as amended (the "Code"), no assurance can be given that the Company will continue to qualify as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions of which there are only limited judicial or administrative interpretations. If in any taxable year the Company were to fail to qualify as a REIT, the Company would not be allowed a deduction for distributions to stockholders in computing taxable income and would be subject to federal taxation at regular corporate rates. As a result, such a failure would adversely affect the Company's ability to make distributions to its stockholders and could have an adverse affect on the market value and marketability of the Offered Securities.

    To ensure that the Company qualifies as a REIT, the transfer of shares of Common Stock and Preferred Stock (as defined below) is subject to certain restrictions, and ownership of capital stock by any single person is limited to
9.8 percent of the value of such capital stock, subject to certain exceptions. The Company's Articles of Incorporation provide that any purported transfer in violation of the above-described ownership limitations shall be void ab initio.

    The shares of Common Stock of the Company are listed on the NYSE under the symbol "CLI." The Company has paid regular quarterly distributions on its Common Stock since it commenced operations as a REIT in 1994. The Company intends to continue making regular quarterly distributions to its Common Stockholders. Distributions depend upon a variety of factors, and there can be no assurance that distributions will be made.

    All of the Company's interests in the Properties are held by, and its operations are conducted through, Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), or by entities controlled by the Operating Partnership. The Company owned, as of November 30, 1996, approximately
93.1 percent of the Operating Partnership's outstanding units of partnership interest ("Units"), and is the sole general partner of the Operating Partnership.

    The Company was incorporated under the laws of Maryland on May 24, 1994. Its executive offices are located at 11 Commerce Drive, Cranford, New Jersey 07016, and its telephone number is (908) 272-8000.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following tables set forth the Company's consolidated ratios of earnings to fixed charges for the periods shown:

   FOR THE NINE         FOR THE YEAR         FOR THE PERIOD
   MONTHS ENDED             ENDED            AUGUST 31, 1994
SEPTEMBER 30, 1996    DECEMBER 31, 1995   TO DECEMBER 31, 1994
-------------------  -------------------  ---------------------
    3.08x.....                2.69x                 3.13x

    The following tables set forth the amounts by which the Company's predecessor's earnings were inadequate to cover fixed charges:

 FOR THE PERIOD     FOR THE YEARS ENDED DECEMBER
 JANUARY 1, 1994                 31,
       TO          -------------------------------
 AUGUST 30, 1994     1993       1992       1991
-----------------  ---------  ---------  ---------
                       (DOLLARS IN THOUSANDS)
       $(110)      $  (1,064) $  (2,172) $  (1,125)

    The ratios of earnings to fixed charges were computed by dividing earnings before fixed charges by fixed charges. For this purpose, earnings consist of pre-tax income (loss) from continuing operations before minority interest plus fixed charges excluding capitalized interest. Fixed charges consist of interest costs, both expensed and capitalized, debt issuance costs and the interest portion of ground rents on land leases. To date, the Company has not issued any Preferred Stock, therefore, the ratios of earnings to combined fixed charges and preferred stock dividend requirements are the same as the ratios of earnings to fixed charges presented above. For the nine months ended September 30, 1996, the calculation of the ratio of earnings to fixed charges excludes a gain on sale of rental property of $5,658. The ratio of earnings to fixed charges, including gain on sale of rental property, for the same period was 4.64.

                                USE OF PROCEEDS

    The Company is required by the terms of the Amended and Restated Agreement of Limited Partnership of the Operating Partnership to invest the net proceeds of any sale of Common Stock or Preferred Stock in the Operating Partnership in exchange for additional Units. Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, including the leasing, management, acquisition, development and construction of office, office/flex, industrial, multi-family residential or other properties as suitable opportunities arise, the expansion and improvement of certain properties in the Company's portfolio, and the repayment of indebtedness.

                          DESCRIPTION OF COMMON STOCK

    The Company has the authority to issue up to 95,000,000 shares of common stock, par value $.01 per share (the "Common Stock"). At November 30, 1996, the Company had outstanding 36,318,894 shares of Common Stock.

    The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Preferred Stock of the Company or upon the exercise of Warrants to purchase Common Stock issued by the Company. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation and bylaws.

    Each outstanding share of Common Stock entitles the holder to one vote on all matters presented to stockholders for a vote, subject to the provisions of the Company's Articles of Incorporation regarding the ownership of shares of Common Stock in excess of the Ownership Limit described below under "Restrictions on Ownership of Offered Securities". Holders of shares of Common Stock have no preemptive rights or cumulative voting rights. All shares of Common Stock will, when issued, be duly authorized, fully paid, and nonassessable. Distributions may be paid to the holders of shares of Common Stock if and when declared by the Board of Directors of the Company out of funds legally available therefor.

    Under Maryland law, stockholders are generally not liable for the Company's debts or obligations. If the Company is liquidated, subject to the right of any holders of Preferred Stock to receive preferential distributions, each holder of Common Stock will be entitled to participate PRO RATA in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company, including debts and liabilities arising out of its status of general partner of the Operating Partnership.

RESTRICTIONS ON OWNERSHIP

    With certain exceptions, the Company's Articles of Incorporation provide that no person may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8 percent of the value of the Company's issued and outstanding shares of capital stock. See "Restrictions on Ownership of Offered Securities".

TRANSFER AGENT

    The registrar and transfer agent for the Company's Common Stock is Chase Mellon Shareholder Services, LLC.

                         DESCRIPTION OF PREFERRED STOCK

    The Company is authorized to issue up to 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). No shares of Preferred Stock are outstanding as of the date hereof.

    Under the Company's Articles of Incorporation, shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors. Prior to the issuance of shares of each series, the Board of Directors is required by the Maryland General Corporation Law (the "MGCL") and the Company's Articles of Incorporation to adopt resolutions and file Articles Supplementary (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland, setting for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as are permitted by Maryland law. Because the Board of Directors has the power to establish the terms and conditions of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock power, preferences and rights, voting or otherwise, senior to the rights of holders of shares of Common Stock. The issuance of Preferred Stock could have the effect of delaying or preventing a change in control of the Company.

    The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's Articles of Incorporation (including the applicable Articles Supplementary) and bylaws.

GENERAL

    Subject to limitations prescribed by Maryland law and the Company's Articles of Incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or a duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable.

    Reference is made to the Prospectus Supplement relating to the series of Preferred Stock offered thereby for specific terms, including:

    (1) the title and stated value of such Preferred Stock;

    (2) the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

    (3) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (4) whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate; (5) the procedures for any auction and remarketing, if any, for such Preferred Stock;

    (6) the provisions for a sinking fund, if any, for such Preferred Stock;

    (7) any voting rights of such Preferred Stock;

    (8) the provisions for redemption, if applicable, of such Preferred Stock;

    (9) any listing of such Preferred Stock on any securities exchange;

    (10) the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into Common Stock of the Company, including the conversion price (or manner of calculation thereof) and conversion period;

    (11) if appropriate, a discussion of United States federal income tax considerations applicable to such Preferred Stock;

    (12) any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of the Company as a REIT;

    (13) the relative ranking and preferences of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

    (14) any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (15) any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

RANK

    Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the

Company. As used in the Company's Articles of Incorporation for these purposes, the term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will have the rights with respect to payment of dividends set forth below.

    Holders of shares of the Preferred Stock of each series shall be entitled to receive, when, as and if declared and authorized by the Board of Directors of the Company, out of assets of the Company legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the stock transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

    Dividends on any series of the Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

    If any shares of the Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on the Preferred Stock of the Company of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so irrevocably set apart) upon the shares of Preferred Stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon shares of Preferred Stock of such series and any other series of preferred stock ranking on a parity as to dividends with such Preferred Stock shall be declared PRO RATA so that the amount of dividends declared per share on the Preferred Stock of such series and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of preferred stock bear to each other. Except as may otherwise be set forth in the applicable Prospectus Supplement, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no dividends (other than in Common Stock or other capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up of the Company) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up of the Company, nor shall any Common Stock or any other capital stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, dissolution or winding up of the Company be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company (except by conversion into or exchange for other capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or, winding up of the Company).

    Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

    If so provided in the applicable Prospectus Supplement, the shares of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

    The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in such year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of any series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period or
(ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, no shares of any series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for all past dividend periods and the then current dividend period and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment for the then current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation, dissolution or winding up of the Company); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series to preserve the REIT status of the

Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

    If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company and such shares may be redeemed PRO RATA from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or any other equitable method determined by the Company that will not result in violation of the ownership limitations set forth in the Articles of Incorporation.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been irrevocably set apart by the Company in trust for the benefit of the holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of capital stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement and Articles Supplementary), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). Except as may otherwise be set forth in the applicable Prospectus Supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the legally available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets upon liquidation, dissolution or winding up of the Company, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    If liquidating distributions shall have been made in full to all holders of shares of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up of the Company, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

    Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

    Except as may otherwise be set forth in the applicable Prospectus Supplement, whenever dividends on any shares of Preferred Stock shall be in arrears for the equivalent of six or more quarterly periods, the holders of such shares of Preferred Stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at the next annual meeting of stockholders, and at each subsequent annual meeting, until (i) if such series of Preferred Stock has a cumulative dividend, all dividends accumulated on such shares of Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment or (ii) if such series of Preferred Stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof irrevocably set apart for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

    Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least 66 percent of the shares of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (each such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company or reclassify any authorized capital stock of the Company into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's Articles of Incorporation (including the Articles Supplementary for such series of Preferred Stock), whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior or to the Preferred Stock of such series with respect to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which shares of any series of Preferred Stock are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the Preferred Stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Preferred Stock.

RESTRICTIONS ON OWNERSHIP

    With certain exceptions, the Company's Articles of Incorporation provide that no person may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8 percent of the value of the Company's issued and outstanding shares of capital stock. See "Restrictions on Ownership of Offered Securities". These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock of the Company might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                            DESCRIPTION OF WARRANTS

    The Company may issue Warrants for the purchase of Preferred Stock or Common Stock. Warrants may be issued independently or together with any Offered Securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified therein ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

    The applicable Prospectus Supplement will describe the following terms, where applicable, of the Warrants in respect of which this Prospectus is being delivered: (1) the title of such Warrants; (2) the aggregate number of such Warrants; (3) the price or prices at which such Warrants will be issued; (4) the currencies in which the price or prices of such Warrants may be payable; (5) the designation, amount and terms of the Offered Securities purchasable upon exercise of such Warrants; (6) the designation and terms of the other Offered Securities, if any, with which such Warrants are issued and the number of such Warrants issued with each such security; (7) if applicable, the date on and after which such Warrants and the Offered Securities purchasable upon exercise of such Warrants will be separately transferable; (8) the price or prices at which and currency or currencies in which the Offered Securities purchasable upon exercise of such Warrants may be purchased; (9) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire; (10) the minimum or maximum amount of such Warrants which may be exercised at any one time; (11) information with respect to book-entry procedures, if any; (12) a discussion of certain federal income tax considerations; and (13) any other material terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

RESTRICTIONS ON OWNERSHIP

    With certain exceptions, the Company's Articles of Incorporation provide that no person may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8 percent of the value of the Company's issued and outstanding shares of capital stock. See "Restrictions on Ownership of Offered Securities". These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock of the Company might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                RESTRICTIONS ON OWNERSHIP OF OFFERED SECURITIES

    For the Company to qualify as a REIT under the Code, not more than 50 percent in value of its outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and its capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

    The Company's Articles of Incorporation provide, subject to certain exceptions specified therein, that no holder may own, or be deemed to own by virtue of the attribution rules of the Code, more than 9.8 percent by value (the "Ownership Limit") of the outstanding capital stock of the Company. Any transfer of Offered Securities that would create a direct or indirect ownership of shares of Common Stock and/or Preferred Stock (collectively the "Stock") in excess of the Ownership Limit or result in the Company being "closely held" within the meaning of Code Section 856(h) shall be null and void, and the intended transferee will acquire no rights to the Offered Securities. Any transfer of Stock that would result in the capital stock of the Company being beneficially owned by fewer than 100 persons shall be null and void, and the interested transferee will acquire no rights to such shares of Stock.

    The constructive ownership rules are complex and may cause Common Stock or Preferred Stock owned directly or constructively by a group of related individuals and/or entities to be deemed constructively owned by one individual or entity. As a result, the acquisition of less than 9.8 percent of the value of the capital stock of the Company (or the acquisition of an interest in an entity which owns such capital stock) by an individual or entity could cause that individual or entity (or another individual or entity) to own constructively in excess of 9.8 percent of the value of the capital stock, and thus subject such capital stock to the Ownership Limit. Moreover, an individual or an entity which owns Warrants to acquire Stock will be deemed to own such Stock for purposes of applying the Ownership Limit.

    The Board of Directors may, upon receipt of either a certified copy of a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to the Board of Directors, but shall in no case be required to, exempt a person (the "Exempted Holder") from the Ownership Limit if the ruling or opinion concludes that no person who is an individual as defined in Section 542(a)(2) of the Code will, as the result of the ownership of shares by the Exempted Holder, be considered to have Beneficial Ownership of an amount of capital stock that will violate the Ownership Limit.

    The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

    All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

    All stockholders of record who own more than a specified percentage of the outstanding capital stock of the Company must file a written statement with the Company containing certain information specified in Treasury Regulations, pertaining to the actual ownership of capital stock of the Company, within 30 days after December 31 of each year. In addition, each holder of capital stock of the Company and/or Warrants shall, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of capital stock of the Company as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

    In addition to preserving the Company's status as a REIT, the Ownership Limit may have the effect of precluding an acquisition of control of the REIT without the approval of the Board of Directors. These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of shares of capital stock of the Company might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
               CONSIDERATIONS TO THE COMPANY OF ITS REIT ELECTION

    Pryor, Cashman, Sherman & Flynn, which has acted as tax counsel to the Company in connection with the formation of the Company and the Company's election to be taxed as a REIT, has reviewed the following discussion and is of the opinion that it fairly summarizes the federal income tax considerations relevant to the Company's status as a REIT. The following summary of certain federal income tax considerations is based on current law, is for general information only, and is not tax advice. The tax treatment of a holder of any of the Offered Securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation.

    THE REIT PROVISIONS OF THE CODE ARE HIGHLY TECHNICAL AND COMPLEX. The following sets forth the material aspects of the sections that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change (which change may apply retroactively).

    EACH INVESTOR IS ADVISED TO CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT, AS WELL AS HIS OWN TAX ADVISOR, REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND SALE OF THE OFFERED SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH ACQUISITION, OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY AS A REIT

    GENERAL. The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1994. The Company believes that it has been organized and operated in such a manner as to qualify for taxation as a REIT under the Code for such taxable year and for the current taxable year and the Company intends to continue to operate in such a manner in the future, but no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

    In the opinion of Pryor, Cashman, Sherman & Flynn, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT, commencing with its taxable year ended December 31, 1994, and for all subsequent taxable years to date, and its method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion is based on various assumptions and is conditioned upon such assumptions and certain representations made by the Company as to factual matters. Pryor, Cashman, Sherman & Flynn is not aware of any facts or circumstances that are inconsistent with these representations and assumptions. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code and discussed below, the results of which will not be reviewed by Pryor, Cashman, Sherman & Flynn. Accordingly, no assurance can be given that the actual results of the Company's operation of any particular taxable year will satisfy such requirements. See "-- Failure to Qualify."

    If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. However, the Company will be subject to federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "corporate alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying net income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property), such income will be subject to a 100 percent tax. Fifth, if the Company should fail to satisfy the 75 percent gross income test or the 95 percent gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100 percent tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75 percent or 95 percent test, multiplied by (b) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85 percent of its REIT ordinary income for such year, (ii) 95 percent of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4 percent excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, with respect to an asset (a "Built-In Gain Asset") acquired by the Company from a corporation which is or has been a C corporation (i.e., generally, a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Company is determined by reference to the basis of the asset in the hands of the C corporation, if the Company recognizes gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Company's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest corporate tax rate pursuant to Internal Revenue Service ("IRS") regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Company will make an election pursuant to IRS Notice 88-19. In addition, Cali Services, Inc. is taxed on its income at regular corporate rates.

    REQUIREMENTS FOR QUALIFICATION. The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors,
(2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would be taxable as a domestic corporation, but for Code Sections 856 through 859, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons (determined without reference to any rules of attribution), (6) during the last half of each taxable year, not more than 50 percent in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the matter of its income and assets. The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

    The Company has previously issued sufficient shares to allow it to satisfy conditions (5) and (6). In addition, the Company's Articles of Incorporation provide for restrictions regarding ownership and transfer of the Company's capital stock, which restrictions are intended to assist the Company in continuing to satisfy the share owner-ship requirements described in (5) and (6) above. The ownership and transfer restrictions are described in "Restrictions on Ownership of Offered Securities."

    The Company owns and operates all of the properties through partnerships in which the Operating Partnership and six direct, wholly-owned subsidiaries (the "Cali Subs") are partners. Code Section 856 (i) provides that a corporation, 100% of whose stock is held by a REIT at all times during the corporation's existence, is a "qualified REIT subsidiary." A "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, the Company's "qualified REIT subsidiaries" will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of the Company. The Company has not, however, sought or received a ruling from the IRS that any of the Cali Subs is a "qualified REIT subsidiary."

    In the case of a REIT that is a partner in a partnership, either directly, or indirectly through a "qualified REIT subsidiary," IRS regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Code Section 856, including satisfying the gross income tests and the asset tests. Thus, the Company's proportionate share of the assets, liabilities and items of income of the partnerships in which the Company is a partner, directly or indirectly, will be treated as the assets, liabilities and items of income of the Company for purposes of applying the requirements described herein.

    INCOME TESTS. In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75 percent of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments.

    Second, at least 95 percent of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

    Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for fewer than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30 percent of the Company's gross income (including gross income from prohibited transactions) for each taxable year. See "--Sales or Dispositions of Assets."

    Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or constructive owner of 10 percent or more of the REIT, directly or constructively owns 10 percent or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, the Company may directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. The Company does not and will not (i) charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above), (ii) rent any property to a Related Party Tenant, (iii) derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15 percent of the total rent received under the lease), or (iv) perform services which are not usually or customarily rendered and which are considered to be rendered to the occupant of the property, other than through an independent contractor from whom the Company derives no revenue.

    The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

    The Operating Partnership may receive fees in consideration of the performance of management and administrative services with respect to Properties that are not owned entirely by the Operating Partnership. Although a portion of such management and administrative fees generally will not qualify under the 75 percent or 95 percent gross income tests, the Company believes that the aggregate amount of such fees (and any other non-qualifying income) in any taxable year will not cause the Company to exceed the limits on non-qualifying income under the 75 percent and 95 percent gross income tests.

    In the opinion of Pryor, Cashman, Sherman & Flynn, the Company has satisfied the 75 percent and 95 percent gross income tests for taxable years ending prior to the date of this Prospectus. The Company intends to operate in such a manner as will enable it to satisfy such tests in the future. If the Company fails to satisfy one or both of the 75 percent or 95 percent gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. As discussed above under "--General," even if these relief provisions were to apply, a tax would be imposed with respect to the excess net income.

    SALES OR DISPOSITIONS OF ASSETS. The Company, as a REIT, is generally subject to two restrictions that limit its ability to sell real property. First, as previously discussed, to qualify as a REIT, the Company must satisfy the 30 Percent Limitation, as described above. Second, the Company is subject to a tax of 100 percent on its gain (i.e., the excess, if any, of the amount realized over the Company's adjusted basis in the property) from each sale of property (excluding certain property obtained through foreclosure) in which it is a dealer. In calculating its gains subject to the 100 percent tax, the Company is not allowed to offset gains on sales of property against losses on other sales of property in which it is a dealer.

    The Company may be subject to an entity level tax with respect to gain recognized from the sale of property the Company held either prior to its electing REIT status or which the Company acquired in a carryover basis transaction. The tax is triggered if the property sold has a build-in-gain and is sold within 10 years of the Company's qualification as a REIT.

    Under the Code, the Company would be deemed to be a dealer in any property that the Company holds primarily for sale to customers in the ordinary course of its business. Such determination is a factual inquiry, and absolute legal certainty of the Company's status generally cannot be provided. However, the Company will not be treated as a dealer in real property for the 30 percent gross income limitation if (i) it has held the property for at least four years for the production of rental income, (ii) capitalized expenditures on the property in the four years preceding sale do not exceed 30 percent of the net selling price of the property, and (iii) the Company either (a) has seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year, (b) the aggregate tax basis of property sold during the taxable year is 10 percent or less of the aggregate tax basis of all assets of the Company as of the beginning of the taxable year, or (c) substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom the Company derives no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale. However, the failure of the Company to meet these "safe harbor" requirements does not necessarily mean that it is a dealer in real property for purposes of the 100 percent tax.

    ASSET TESTS. The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75 percent of the value of the Company's total assets must be represented by real estate assets (including (i) assets held by the Company's qualified REIT subsidiaries and the Company's allocable share of real estate assets held by partnerships in which the Company owns an interest and (ii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company), cash, cash items and government securities. Second, not more than 25 percent of the Company's total assets may be represented by securities other than those in the 75 percent asset class. Third, of the investments included in the 25 percent asset class, the value of any one issuer's securities owned by the Company may not exceed (at the end of the quarter in which such securities are acquired) 5 percent of the value of the Company's total assets and the Company may not own more than 10 percent of any one issuer's outstanding voting securities.

    ANNUAL DISTRIBUTION REQUIREMENTS. The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (A) the sum of (i) 95 percent of the Company's "REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95 percent of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. In addition, if the Company disposes of any Built-In Gain Asset during its Recognition Period, the Company will be required, pursuant to IRS regulations which have not yet been promulgated, to distribute at least 95 percent of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such prior year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95 percent, but less than 100 percent, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85 percent of its REIT ordinary income for such year, (ii) 95 percent of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4 percent excise tax on the excess of such required distribution over the amounts actually distributed.

    In the opinion of Pryor, Cashman, Sherman & Flynn, the Company has satisfied the annual distribution requirements for taxable years ended prior to the date of this Prospectus. The Company intends to continue to make timely distributions sufficient to satisfy this annual distribution requirement in the future. It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95 percent distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at the taxable income of the Company, or if the amount of nondeductible expenses, such as principal amortization or capital expenditures exceeds the amount of noncash deductions. In the event that such timing differences occur, in order to meet the 95 percent distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowing or to pay dividends in the form of taxable stock dividends.

    Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable corporate alternative minimum tax) on its taxable income at regular corporate rates. Such a failure could have an adverse effect on the market value and marketability of the Offered Securities. Distributions to stockholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

TAXATION OF STOCKHOLDERS

    TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS. As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20 percent of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less), assuming the shares are a capital asset in the hands of the stockholder. In addition, any dividend declared by the Company in October, November or December of any year payable to a stockholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

    In general, any loss upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain.

    BACKUP WITHHOLDING. The Company will report to its domestic stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31 percent with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any stockholders who fail to certify their non-foreign status to the Company. See "--Taxation of Foreign Stockholders" below.

    Taxation of Tax-Exempt Stockholders. Under the Revenue Reconciliation Act of 1993 (the "1993 Act"), in applying the REIT stock ownership test under the Code, a pension trust generally is not treated as a single individual as it would have been under prior law. Rather, the 1993 Act treats beneficiaries of certain pension trusts as holding the shares of a REIT in proportion to their actuarial interests in such trust, and thus permits certain pension trusts to acquire more concentrated ownership of a REIT.

    In addition, under the 1993 Act, a pension fund owning more than 10 percent of a REIT must treat a percentage of dividends from the REIT as "unrelated business taxable income" ("UBTI"). The percentage is determined by dividing the REIT's gross income derived from an unrelated trade or business for the year by the gross income of the REIT for the year in which the dividends are paid. If this percentage is less than five percent, however, dividends are not treated as UBTI. In general, the UBTI rule applies to a REIT where the REIT qualifies as a REIT by reason of the above modification of the stock ownership test and (i) one pension trust owns more than 25 percent of the value of the REIT; or (ii) a group of pension trusts individually holding more than 10 percent of the value of the REIT collectively own more than 50 percent of the value of the REIT.

    The provisions of the 1993 Act apply to taxable years of a REIT beginning on or after January 1, 1994.

    TAXATION OF FOREIGN STOCKHOLDERS. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in the Offered Securities, including any reporting requirements.

    Distributions that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions will ordinarily be subject to a withholding tax equal to 30 percent of the gross amount of the distribution unless an applicable tax treaty reduces that tax. However, if income from the investment in the Offered Securities is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to a tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may, subject to possible treaty relief, the 30 percent branch profits tax if the stockholder is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30 percent on the gross amount of any dividends paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income. Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Stockholder's shares, they will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

    Under recently proposed Treasury Regulations, withholding procedures would be revised. Should the proposal be adopted, withholding generally would be at either 31 percent or 30 percent unless a new Form W-8 is filed with the Company by the beneficial owner to establish entitlement to treaty benefits or exemption based upon the income being "effectively connected". In some instances, additional documentation might be required from the beneficial owner, including an individual taxpayer identification number from the U.S. Internal Revenue Service and a certification of tax status from the tax authorities of the beneficial owner's country of residence.

    For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Stockholders would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30 percent branch profits tax in the hands of a corporate Non-U.S. Stockholder not entitled to treaty relief or exemption. The Company is required by applicable Treasury Regulations to withhold 35 percent of any distribution to a Non-U.S. Stockholder that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

    Gain recognized by a Non-U.S. Stockholder upon a sale of stock generally will not be taxed under FIRPTA if a REIT is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50 percent in value of the stock was held directly or indirectly by foreign persons. It is currently anticipated that the Company will be a "domestically controlled REIT," and therefore the sale of stock will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Stock is "effectively connected" with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the nonresident alien individual will be subject to a 30 percent tax on the individual's capital gains. If the gain on the sale of stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals).

OTHER TAX MATTERS

    Certain of the Company's investments are through partnerships which may involve special tax risks. Such risks include possible challenge by the IRS of
(a) allocations of income and expense items, which could affect the computation of income of the Company and (b) the status of the partnerships as partnerships (as opposed to associations taxable as corporations) for income tax purposes. This partnership status risk should be substantially diminished by Treasury Regulations issued on December 17, 1996, permitting election of partnership status effective January 1, 1997 by the filing of Form 8823 or in certain other ways specified in the new Regulations. With respect to the Company existing partnership investments, the new Regulations provide that (1) previously claimed partnership status, if supported by a reasonable basis for classification, will generally be respected for all periods prior to January 1, 1997; and (2) previously claimed partnership status will be generally retained after January 1, 1997, without the need to file a formal election. If any of the partnerships, however, should be treated as an association, it would be taxable as a corporation. In such a situation, if the Company's ownership in any of the partnerships exceeded 10 percent of the partnership's voting interests or the value of such interest exceeded 5 percent of the value of the Company's assets, the Company would cease to qualify as a REIT. Furthermore, in such a situation, distributions from any of the partnerships to the Company would be treated as dividends, which are not taken into account in satisfying the 75 percent gross income test described above and which could therefore make it more difficult for the Company to qualify as a REIT for the taxable year in which such distribution was received. In addition, in such a situation, the interest in any of the partnerships held by the Company would not qualify as a "real estate asset," which could make it more difficult for the Company to meet the 75 percent asset test described above. Finally, in such a situation, the Company would not be able to deduct its share of losses generated by the partnerships in computing its taxable income. See "Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. The Company believes that each of the partnerships will be treated for tax purposes as a partnership (and not as an association taxable as a corporation). However, no assurance can be given that the IRS may not successfully challenge the tax status of any of the partnerships.

    TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES. Pursuant to Section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for Federal income tax purposes in a manner such that the contributor is charged with the unrealized gain associated with the property at the time of the contribution. The amount of such unrealized gain is generally equal to the difference between the fair market values of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (the "Book-Tax Difference"). In general, the fair market value of the interests in the various Partnerships contributed to the Operating Partnership are substantially in excess of their adjusted tax bases. The Partnership Agreements of each of the Operating Partnership, the Existing Partnerships and the Holding Partnerships require that allocations attributable to each item of contributed property be made so as to allocate the tax depreciation available with respect to such property first to the partners other than the partner that contributed the property, to the extent of, and in proportion to, their book depreciation, and then, if any tax depreciation remains, to the partner that contributed the property. Upon the disposition of any item of contributed property, any gain attributable to an excess, at such time, of basis for book purposes over basis for tax purposes would be allocated for tax purposes to the contributing partner. These allocations are intended to be consistent with the Treasury Regulations under Section 704(c) of the Code.

    In general, certain persons who acquired interests in the Operating Partnership in connection with the formation of the Company are allocated disproportionately lower amounts of depreciation deductions for tax purposes relative to their percentage interests in the Operating Partnership, and disproportionately greater shares relative to their percentage interests in the Operating Partnership of the taxable income and gain on the sale by the Partnerships of one or more of the contributed properties. These tax allocations will tend to reduce or eliminate the Book-Tax Difference over the life of the Partnerships. The Partnership Agreements of the Partnerships adopt the "traditional method" of making allocations under Section 704(c) of the Code, unless otherwise agreed to between the Company and the contributing partner. Under the traditional method the amounts of the special allocations of depreciation and gain under the special rules of Section 704(c) of the Code will be limited by the so-called "ceiling rule" and will not always eliminate the Book-Tax Difference on an annual basis or with respect to a specific transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the partnerships will cause the Company to be allocated less depreciation than would be available for newly purchased properties.

    STATE AND LOCAL TAXES. The Company and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Offered Securities.

                              PLAN OF DISTRIBUTION

    The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

    Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from any entity for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts, concessions and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Offered Securities sold pursuant to Contracts shall be not less nor more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and
(ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

    Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements incorporated in this Prospectus by reference to the Current Reports on Form 8-K of the Company, dated July 16, 1996, October 8, 1996, October 29, 1996

(two reports) and December 31, 1996, have been so incorporated in reliance on the reports of Schonbraun Safris Sternlieb & Co., L.L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting. The Statements of Revenues and Certain Operating Expenses of the property known as Harborside Financial Center for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus to the Current Report on Form 8-K of the Company, dated October 29, 1996, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting. The combined statement of revenue and certain expenses of the International Court at Airport Business Center for the year ended December 31, 1995 included in the Company's Current Report on Form 8-K, dated October 29, 1996 has been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statement is incorporated herein by reference in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Offered Securities as well as certain legal matters described under "Certain United States Federal Income Tax Considerations to the Company of its REIT Election" will be passed upon for the Company by Pryor, Cashman, Sherman & Flynn, New York, New York. Certain legal matters relating to Maryland law, including the validity of the issuance of the securities registered hereby, will be passed upon for the Company by Swidler & Berlin, Chartered, Washington, D.C.

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
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
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NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DO THEY CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           --------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                        PAGE
                                                      ---------
Summary.............................................        S-3
Risk Factors........................................       S-10
The Company.........................................       S-15
Recent Developments.................................       S-17
Use of Proceeds.....................................       S-25
Capitalization......................................       S-25
Price Range of Common Stock and Distributions.......       S-26
Selected Financial Data.............................       S-27
Properties..........................................       S-29
The Mack Properties.................................       S-47
Management..........................................       S-56
Certain United States Federal Income Tax
  Considerations to Holders of Common Stock.........       S-60
Underwriting........................................       S-67
Experts.............................................       S-68
Legal Matters.......................................       S-69


                          PROSPECTUS
                                                        PAGE
                                                      ---------
Available Information...............................          2
Incorporation of Certain Documents by Reference.....          2
The Company.........................................          4
Ratios of Earnings to Fixed Charges.................          6
Use of Proceeds.....................................          6
Description of Common Stock.........................          6
Description of Preferred Stock......................          7
Description of Warrants.............................         14
Restrictions on Ownership of Offered Securities.....         15
Certain United States Federal Income Tax
  Considerations to the Company of its REIT
  Election..........................................         16
Plan of Distribution................................         25
Experts.............................................         25
Legal Matters.......................................         26

                               10,000,000 Shares

                                     [LOGO]
                            CALI REALTY CORPORATION

                                  Common Stock

                         -----------------------------

                             PROSPECTUS SUPPLEMENT

                         -----------------------------

                       PRUDENTIAL SECURITIES INCORPORATED
                            BEAR, STEARNS & CO. INC.
                          DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION
                           MORGAN STANLEY DEAN WITTER
                            PAINEWEBBER INCORPORATED
                               SMITH BARNEY INC.
                                 UBS SECURITIES
                           WHEAT FIRST BUTCHER SINGER
                                October  , 1997
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